UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. __ )

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Soliciting Material Pursuant to §240.14a-12

CLIFFS NATURAL RESOURCES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CLIFFS NATURAL RESOURCES INC.

200 Public Square, Suite 3300, Cleveland, OH 44114

P 216.694.5700 cliffsnaturalresources.com

Dear Shareholder,

We are pleased to invite you to attend the Annual Meeting of Shareholders of Cliffs Natural Resources Inc. (“Cliffs”). The following 2013 Notice of Annual Meeting of Shareholders and Proxy Statement will serve as your guide to the business that will be conducted at the meeting. You can find financial and other information about Cliffs in the accompanying 2012 Annual Report for the fiscal year ended December 31, 2012. These and other materials are also available on Cliffs’ investor relations website, http://ir.cliffsnaturalresources.com.

The Board of Directors recommends the approval of the proposals being presented at the 2013 Annual Meeting of Shareholders as being in the best interest of Cliffs and its shareholders. We urge you to read the Proxy Statement and give these proposals your careful attention.

Your vote is very important to us and to our business, regardless of the number of shares you own. Prior to the meeting, we encourage you to promptly submit your vote by Internet, mail or telephone to ensure that your shares will be represented at the 2013 Annual Meeting. Instructions on how to vote are found beginning on page 9.

We look forward seeing you at the meeting. Thank you for being a shareholder and for the trust you have in our company.

April 1, 2013

Sincerely,

Joseph A. Carrabba
Chairman, President and Chief Executive Officer

Notice of Annual Meeting of Shareholders

To Be Held On May 7, 2013

11:30 a.m. Cleveland time

200 Public Square, 41st floor, Cleveland, OH 44114

The 2013 Annual Meeting of Shareholders of Cliffs Natural Resources Inc., or Cliffs, will be held on the 41st floor of 200 Public Square, Cleveland, Ohio 44114 at 11:30 a.m. EDT on Tuesday, May 7, 2013 for the purposes of considering and acting upon:

(1)

The election of directors for the nominees named in the proxy statement to act until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;

(2)

The approval of an amendment to our Second Amended Articles of Incorporation to adopt majority voting in uncontested director elections (implementation of this Proposal 2 is conditioned upon the approval of Proposals 3 and 4);

(3)

The approval of an amendment to our Second Amended Articles of Incorporation to eliminate cumulative voting in director elections (implementation of this Proposal 3 is conditioned upon the approval of Proposals 2 and 4);

(4)

The approval of an amendment to our Regulations to add a provision to allow the Board of Directors to amend the Regulations to the extent permitted under Ohio law (implementation of this Proposal 4 is conditioned upon the approval of Proposals 2 and 3);

(5)

The approval, on an advisory basis, of our named executive officer compensation;

(6)

The ratification of the appointment of Deloitte & Touche LLP as Cliffs’ independent registered public accounting firm to serve for the 2013 fiscal year; and

(7)

Any other matters that may properly come before such meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 8, 2013 as the record date for determining the shareholders entitled to notice of, and to vote at, the 2013 Annual Meeting or any adjournments thereof.

If you are a holder of our Common Shares or of our depositary shares, each of which represents 1/40th of a share of our 7.00% Series A Mandatory Convertible Preferred Stock, Class A, a proxy card is enclosed. Please vote your proxy promptly by Internet, telephone or mail as directed on the proxy card in order that your shares may be voted at the 2013 Annual Meeting.

You may revoke the proxy at any time before it is voted by submitting a later dated proxy card, by subsequently voting via Internet or telephone, or by attending the 2013 Annual Meeting and voting in person.

April 1, 2013

Very truly yours,

Carolyn E. Cheverine
Vice President, General Counsel & Secretary

Your vote is important. You can vote by telephone, over the internet, by mailing the proxy card or by ballot in person at the meeting.

The proxy statement and Cliffs’ 2012 Annual Report for the 2012 fiscal year are available at www.proxyvote.com.

These materials are also available on Cliffs’ Investor Relations website at http://ir.cliffsnaturalresources.com under “Financial Information,” then “Proxy Materials.”

If your shares are not registered in your own name, please follow the voting instructions from your bank, broker, trustee or other nominee to vote your shares and, if you would like to attend the 2013 Annual Meeting, please bring evidence of your share ownership with you. You should be able to obtain evidence of your share ownership from the bank, broker or other nominee that holds the shares on your behalf.

CLIFFS NATURAL RESOURCES INC. – 2013 Proxy Statement   3

Table of Contents

PROXY SUMMARY	6
PROXY STATEMENT	9
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING	9
MEETING INFORMATION	10
CORPORATE GOVERNANCE	11
Board Leadership Structure	11
Board’s Role in Risk Oversight	12
Board Meetings and Committees	12
Identification and Evaluation of Director Candidates	14
Communications With Directors	14
Business Ethics Policy	15
Independence and Related Party Transactions	15
DIRECTOR COMPENSATION	16
PROPOSAL 1	ELECTION OF DIRECTORS	18
Information Concerning Director Nominees	19
PROPOSAL 2	APPROVE AN AMENDMENT TO SECOND AMENDED ARTICLES OF INCORPORATION TO REQUIRE MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS	23
PROPOSAL 3	APPROVE AN AMENDMENT TO SECOND AMENDED ARTICLES OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING IN DIRECTOR ELECTIONS	24
PROPOSAL 4	APPROVE AN AMENDMENT TO OUR REGULATIONS TO ALLOW THE BOARD TO AMEND THE REGULATIONS AS PERMITTED UNDER OHIO LAW	25
SECTION 16(A)	BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	25
OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY	26

COMPENSATION DISCUSSION AND ANALYSIS	27
Summary	27
Executive Compensation Philosophy and Core Principles	30
Oversight of Executive Compensation	30
Analysis of 2012 Compensation Decisions	34
Retirement and Deferred Compensation Benefits	40
Supplementary Compensation Policies	41
COMPENSATION COMMITTEE REPORT	43
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	43
COMPENSATION-RELATED RISK ASSESSMENT	43
EXECUTIVE COMPENSATION	44
Executive Compensation Tables	44
Potential Payments Upon Termination or Change in Control	51
PROPOSAL 5	APPROVE, ON AN ADVISORY BASIS, OUR NAMED EXECUTIVE OFFICER COMPENSATION	58
AUDIT COMMITTEE REPORT	59
PROPOSAL 6	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	60
INFORMATION ABOUT SHAREHOLDER PROPOSALS AND COMPANY DOCUMENTS	61
OTHER INFORMATION	61
ANNEX A	A-1
ANNEX B	B-1
ANNEX C	C-1
ANNEX D	D-1

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find further information.

Annual Meeting of Shareholders (pages 3, 9)

Time and Date:	Tuesday, May 7, 2013 at 11:30 a.m.
Place:	200 Public Square, 41st Floor, Cleveland, OH 44114
Record Date:	March 8, 2013
Voting:

Shareholders as of the record date are entitled to vote by Internet at www.proxyvote.com; telephone at 800-690-6903; completing their proxy card or voter instruction card; or attending the 2013 Annual Meeting in person (street holders must obtain a legal proxy from their broker, banker or trustee granting the right to vote).

Voting matters (page 9)

	Board Vote Recommendation	Page Reference (for more detail)
Election of Directors	FOR each Director Nominee	18
Amend Second Amended Articles to Adopt Majority Voting	FOR	23
Amend Second Amended Articles to Eliminate Cumulative Voting	FOR	24
Amend Regulations to Allow Directors to Amend Regulations to Extent Permitted under Ohio Law	FOR	25
Approve, on an Advisory Basis, Named Executive Officer Compensation	FOR	58
Ratification of Independent Registered Public Accounting Firm	FOR	60

Board Nominees (page 18)

Name	Age	Director since	Experience/Qualification	Independent (Yes/No)		Committee Memberships(1)	Other Public Company Boards
				Yes	No
Joseph A. Carrabba	60	2006	Chairman, President & CEO, Cliffs Natural Resources Inc.		X	• None	• KeyCorp, Newmont Mining Corporation
Susan M. Cunningham	57	2005	SVP of Exploration and Business Innovation, Noble Energy Inc.	X		• GNC • S&S
Barry J. Eldridge	67	2005	Former Managing Director and CEO, Portman Limited	X		• S&S* • Comp	• Sundance Resources Ltd.
Andrés R. Gluski	55	2011	President & CEO, The AES Corporation	X		• Audit • S&S	• The AES Corporation • AES Gener S.A.
Susan M. Green	53	2007	Deputy General Counsel, U.S. Congressional Office of Compliance	X		• Audit • GNC
Janice K. Henry	61	2009	Former SVP & CFO, Martin Marietta Materials, Inc.	X		• Audit • Comp	• W.R. Grace & Co.
James F. Kirsch	55	2010	Former Chairman, President & CEO, Ferro Corporation	X		• Comp* • GNC
Francis R. McAllister	70	1996	Chairman & CEO, Stillwater Mining Company	X		• Lead Director • Comp • S&S	• Stillwater Mining Company
Richard K. Riederer	69	2002	CEO, RKR Asset Management	X		• GNC* • S&S	• First American Funds
Timothy W. Sullivan	59	2013	Former President, CEO & Director, Bucyrus International Inc.	X		• Audit (2) • Comp (2)	• Aurora HealthCare Inc. • Generec Holdings Inc. • Milacron LLC • Northwestern Mutual Life Insurance Company

(1)

Full committee names are as follows: Audit - Audit Committee; Comp - Compensation and Organization Committee; GNC - Governance and Nominating Committee; S&S - Strategy and Sustainability Committee

(2)

Observer on these committees until July 1, 2013.

* denotes committee chair

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Compensation Discussion and Analysis (page 27)

Executive Compensation Philosophy (page 30)

Our executive compensation philosophy and guiding principles for 2012 were as follows:

•

Align incentive pay, both short and long term, with results delivered to shareholders.

•

Structure programs to align with corporate governance best practices (including, but not limited to, eliminating gross-ups related to change-in-control payments, maintaining share ownership guidelines and adopting a clawback policy related to incentive compensation for our executive officers).

•

Place a significant portion of compensation at risk based on our performance, and increase this portion of compensation that is at risk as the responsibility level of the individual increases, consistent with market practices.

•

Focus performance measures on a combination of absolute performance objectives tied to our business plan (profitability-related objectives and cost controls), achievement of key objectives that reflect the business strategy (for example, safety and growth and diversification of mineral resources), and relative performance reflecting market conditions (including relative total shareholder return, measured by share price appreciation plus dividends, if any).

•

Provide competitive fixed compensation elements over the short-term (base salary) and long-term (restricted share units and retirement benefits) to encourage long-term retention of our executives.

•

Design pay programs to be as simple and transparent as possible to facilitate executives’ focus and understanding on key strategic objectives.

2012 Executive Total Compensation Pay Mix (page 32)

A significant portion of our executives' compensation is variable through short- and long-term incentive programs so that our executive officers’ compensation is aligned to our short- and long-term goals and shareholder interests. (In the charts below, “CEO” refers to our chief executive officer and “NEO” refers to our named executive officers.)

2012 Executive Compensation Summary (page 44)

Name	Principal Position	Salary ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Total ($)
Joseph A. Carrabba	Chairman, President & Chief Executive Officer	$1,000,000	$4,640,070	$0	$5,640,070
Terrance M. Paradie	Senior Vice President & Chief Financial Officer	$311,250	$406,835	$0	$718,085
Laurie Brlas	Executive Vice President & President, Global Operations	$579,750	$1,434,317	$0	$2,014,067
Donald J. Gallagher	Executive Vice President & President, Global Commercial	$506,300	$1,175,325	$0	$1,681,625
P. Kelly Tompkins	Executive Vice President, Legal, Government Affairs and Sustainability, Chief Legal Officer & President, Cliffs China	$446,125	$1,060,147	$0	$1,506,272
David B. Blake	Senior Vice President, North American Iron Ore Operations	$382,000	$648,929	$150,000	$1,180,929

Auditors (page 60)

As a matter of good corporate governance, we are asking our shareholders to ratify the selection of Deloitte & Touche LLP as our independent auditor for 2013.

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PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1.    What is the difference between a “shareholder of record” and a “beneficial” holder?

These terms describe the manner in which your shares are held. If your shares are registered directly in your name through Wells Fargo Shareowner Services, our transfer agent, you are a “shareholder of record” or registered holder. If your shares are held in a brokerage account or bank, you are considered the “beneficial owner” of those shares.

2.   Who is entitled to vote at the meeting?

The record date for this meeting, which we refer to as the Record Date, is March 8, 2013. On that date, we had outstanding 159,545,469 Common Shares, $0.125 par value, and 29,250,000 depositary shares, each of which represents 1/40th of a share of our 7.00% Series A Mandatory Convertible Preferred Stock, Class A, no par value, which we refer to as our Mandatory Convertible Preferred Stock, of Cliffs Natural Resources Inc. Each Common Share and each share of Mandatory Convertible Preferred Stock will be entitled to one vote at the meeting. The Common Shares and Mandatory Convertible Preferred Stock will vote together as a single class.

Because each depositary share represents a 1/40th interest in a share of the Mandatory Convertible Preferred Stock, holders of depositary shares will be entitled to 1/40th of a vote per share of our Mandatory Convertible Preferred Stock. Wells Fargo Bank, N.A. acts as the bank depositary with respect to the depositary shares. The bank depositary will provide the notice of the 2013 Annual Meeting to the record holders of the depositary shares. Each record holder of depositary shares on the Record Date may instruct the bank depositary as to how to vote the amount of our Mandatory Convertible Preferred Stock represented by such holder’s depositary shares in accordance with these instructions. The bank depositary will endeavor, insofar as practicable, to vote the amount of our Mandatory Convertible Preferred Stock represented by such depositary shares in accordance with these instructions. The bank depositary will abstain from voting shares of our Mandatory Convertible Preferred Stock to the extent it does not receive specific instructions from the holders of depositary shares.

3.    How do I vote?

You may vote using any of the following methods:

Shareholders of Record. If your shares are registered in your name, you may vote in person or by proxy. If you decide to vote by proxy, you may do so over the Internet, by telephone or by mail.

•

Over the Internet. After reading the proxy materials and with your proxy card in front of you, you may use a computer to access the website www.proxyvote.com. You will be prompted to enter your control number from your proxy card. This number will identify you as a shareholder of record. Follow the simple instructions that will be given to you to record your vote.

•

By telephone. After reading the proxy materials and with your proxy card in front of you, you may call the toll-free number appearing on the proxy card, using a touch-tone telephone. You will be prompted to enter your control number from your proxy card. This number will identify you as a shareholder of record. Follow the simple instructions that will be given to you to record your vote.

•

By mail. If you received a paper copy of the proxy card by mail, after reading the proxy materials, you may mark, sign and date your proxy card and return it in the prepaid and addressed envelope provided.

The Internet and telephone voting procedures have been set up for your convenience and have been designed to authenticate your identity, allow you to submit voting instructions and confirm that those instructions have been recorded properly.

Shares Held by Bank or Broker. If your shares are held by a bank, broker, depositary, trustee or some other nominee, that entity will provide separate voting instructions. All nominee share interests may view the proxy materials using the link www.proxyvote.com.

If your shares are held in the name of a brokerage firm, your shares may be voted even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under applicable rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is referred to as a “broker non-vote.” The ratification of Deloitte & Touche LLP as our registered independent public accounting firm is the only routine matter for which the brokerage firm that holds your shares may vote your shares without your instructions.

CLIFFS NATURAL RESOURCES INC. – 2013 Proxy Statement   9

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4.    What can I do if I change my mind after I vote?

You may revoke your proxy at any time before the vote by (i) executing and submitting a revised proxy; (ii) providing a written revocation to the Secretary of the Company; or (iii) voting in person at the meeting. If you do not hold your shares directly, you should follow the instructions provided by your broker, bank or nominee to revoke your previously voted proxy.

5.    What vote is required to approve each proposal?

With respect to Proposal 1, the nominees receiving a plurality vote of the shares will be elected. However, under our majority voting policy (adopted by the Board of Directors, which we refer to as our Board or Cliffs’ Board) in an uncontested election, any director-nominee that is elected by a plurality vote but fails to receive a majority of votes cast (which excludes abstentions and broker non-votes) is expected to tender his or her resignation, which resignation will be considered by the Governance and Nominating Committee and our Board.

With respect to Proposal 2, an amendment to our Second Amended Articles of Incorporation to adopt majority voting in uncontested director elections will pass if the holders of shares entitled to exercise a majority of the voting power on such proposal vote “for” it and if Proposals 3 and 4 also pass.

With respect to Proposal 3, an amendment to our Second Amended Articles of Incorporation to eliminate cumulative voting in director elections will pass if the holders of shares entitled to exercise a majority of the voting power on such proposal vote “for” it and if Proposals 2 and 4 also pass.

With respect to Proposal 4, an amendment to our Regulations to add a provision to allow the Board to amend the Regulations to the extent permitted under Ohio law will pass if the holders of shares entitled to exercise a majority of the voting power on such proposal vote “for” it and if Proposals 2 and 3 also pass.

With respect to Proposal 5, the approval, on an advisory basis, of our named executive officer compensation requires the affirmative vote of a majority of the shares present, in person or represented by proxy, at the 2013 Annual Meeting and entitled to vote on the proposal.

With respect to Proposal 6, the ratification of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for 2013 will pass with the affirmative vote of a majority of the shares present, in person or represented by proxy, at the 2013 Annual Meeting and entitled to vote on the proposal.

MEETING INFORMATION

The accompanying proxy is solicited by the Board of Directors of Cliffs Natural Resources Inc., or Cliffs or the Company, for use at the Annual Meeting of Shareholders to be held on May 7, 2013, which we refer to as our 2013 Annual Meeting, and any adjournments or postponements thereof. This proxy statement, the accompanying proxy card and our 2012 Annual Report will be mailed on or about April 1, 2013 to our shareholders of record as of the Record Date.

Voting Rights

Shareholders of record on the Record Date are entitled to vote at the meeting. On the Record Date, there were outstanding 159,545,469 Common Shares and 29,250,000 depositary shares, each of which represents 1/40th of a share of our Mandatory Convertible Preferred Stock, entitled to vote at the meeting. (The Common Shares and Mandatory Convertible Preferred Stock will vote together as a single class.) A majority of the Common Shares and shares of Mandatory Convertible Preferred Stock entitled to vote must be represented at the 2013 Annual Meeting, in person or by proxy, to constitute a quorum and to transact business. Each outstanding share is entitled to one vote in connection with each item to be acted upon at the 2013 Annual Meeting. You may submit a proxy by electronic transmission through the Internet, by telephone or by mail, as explained on your proxy card.

Voting of Proxies

The Common Shares and shares of Mandatory Convertible Preferred Stock represented by properly authorized proxies will be voted as specified. It is intended that the shares represented by proxies on which no specification has been made will be voted: FOR the election of the nominees for director named herein or such substitute nominees as the Board may designate; FOR the amendment to our Second Amended Articles of Incorporation to approve majority voting in uncontested director elections; FOR the amendment to our Seconded Amended Articles of Incorporation to eliminate cumulative voting for the election of directors; FOR the amendment of our Regulations to add a provision to allow the Board to amend the Regulations without shareholder approval as permitted under Ohio law; FOR the advisory vote to approve our named executive officer compensation; FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm to serve for the 2013 fiscal year; and, at the discretion of the persons named as proxies, on all other matters that may properly come before the 2013 Annual Meeting.

Counting Votes

The results of shareholder voting will be tabulated by the inspector of elections appointed for the 2013 Annual Meeting. We intend to treat properly authorized proxies as “present” for purposes of determining whether a quorum has been achieved at the 2013 Annual Meeting.

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Abstentions and broker non-votes will have no effect with respect to the election of directors. Abstentions and broker non-votes will have the effect of votes against the two proposals to amend our Second Amended Articles of Incorporation and the proposal to amend our Regulations to add a provision to allow the Board to amend the Regulations as permitted under Ohio law. Abstentions will have the effect of votes against, and broker non-votes will have no effect, with respect to the advisory vote regarding the compensation of our named executive officers. Abstentions will have no effect on the ratification of Deloitte & Touche LLP as our independent registered public accounting firm.

Proxy Solicitation

The Company will bear the cost of solicitation of proxies. We have engaged Georgeson Inc. to assist in the solicitation of proxies for fees and disbursements not expected to exceed $15,000 in the aggregate. In addition, employees and representatives of the Company may solicit proxies, and we will request that banks and brokers or other similar agents or fiduciaries transmit the proxy material to the beneficial owners for their voting instructions and we will reimburse them for their expenses in so doing.

Householding

We are permitted to send a single set of proxy materials to shareholders who share the same last name and address. This procedure is called “householding” and is designed to reduce our printing and postage costs. If you are the beneficial owner, but not the record holder, of Cliffs shares, your broker, bank or other nominee may only deliver one set of proxy materials and, as applicable, any other proxy materials that are delivered until such time as you or other shareholders sharing an address notify your nominee that you want to receive separate copies. A shareholder who wishes to receive a separate copy of the proxy statement and annual report, either now or in the future, should submit this request by writing to our Secretary at Cliffs Natural Resources Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114, or calling our Investor Relations department at (800) 214-0739, and they will be delivered promptly. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareowners at the shared address in the future.

Cumulative Voting

If notice in writing shall be given by any shareholder to the President, a Vice President or the Secretary of the Company, not less than 48 hours before the time fixed for the holding of the 2013 Annual Meeting, that such shareholder desires that the voting for the election of directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the 2013 Annual Meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he or she possesses at such election. Under cumulative voting, a shareholder may cast for any one nominee as many votes as shall equal the number of directors to be elected, multiplied by the number of his or her shares. All such votes may be cast for a single nominee or may be distributed among any two or more nominees as he or she may desire. If cumulative voting is invoked, and unless contrary instructions are given by a shareholder who signs a proxy, all votes represented by such proxy will be cast in such manner and in accordance with the discretion of the person acting as proxy as will result in the election of as many of Cliffs’ Board’s nominees as is possible.

CORPORATE GOVERNANCE

Board Leadership Structure

The Chairman of our Board is Joseph A. Carrabba, who is also our Chief Executive Officer, or CEO, and President. Pursuant to our Corporate Governance Guidelines, when the positions of Chairman and CEO are held by one individual or if the Chairman is a Cliffs’ executive, then the Governance and Nominating Committee recommends to the Board a Lead Director. Francis R. McAllister currently serves as our Lead Director. The Board has determined that this leadership structure is the optimal structure to guide our Company and maintain the focus to achieve our business goals.

Under this leadership structure, Mr. Carrabba, as Chairman, is responsible for overseeing and facilitating communications between our management and the Board, for setting the meeting schedules and agendas, and leading Board discussions during Board meetings. In his combined role, Mr. Carrabba has the benefit of Cliffs’ personnel to help with extensive meeting preparation, responsibility for the process of recordkeeping of all Board deliberations, and the benefit of direct daily contact with management and internal audit department. The Chairman works closely with the Lead Director in setting meeting agendas and in ensuring that essential information is communicated effectively to the Board.

The Lead Director’s responsibilities include: chairing executive session meetings of the independent directors; leading the Board’s processes for evaluating the CEO; presiding at all meetings of the Board at which the Chairman is not present; serving as a liaison between the Chairman and the independent directors; and meeting separately at least annually with each director.

This leadership structure provides our Chairman with the readily available resources to manage the affairs of the Board while allowing our Lead Director to provide effective and timely advice and guidance. Our governance process is based on our Corporate Governance Guidelines, which are available on our website at http://www.cliffsnaturalresources.com.

In accordance with the New York Stock Exchange’s, or NYSE, corporate governance listing standards, our non-management directors meet at regularly scheduled executive sessions without management present.

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Board’s Role in Risk Oversight

The Board as a whole oversees our enterprise risk management, or ERM, process. The Board executes its risk oversight role in a variety of manners. The full Board regularly discusses the key strategic risks facing Cliffs, and the Board has an annual meeting devoted to strategic planning, including discussion of Cliffs’ principal strategic risks.

In addition, the Board delegates oversight responsibility for certain areas of risk to its committees. Generally, each committee oversees risks that are associated with the purpose of and responsibilities delegated to that committee. For example, the Audit Committee oversees risks related to accounting and financial reporting, treasury, legal, compliance and information technology. In addition, pursuant to its charter, the Audit Committee periodically reviews our ERM process. The Strategy and Sustainability Committee addresses risk exposures related to the strategic plan, including financial, economic, reputational and hazard risks. The Compensation and Organization Committee monitors risks related to development and succession planning for executive officers, and compensation and related policies and programs for executive and non-executive officers and management. The Governance and Nominating Committee handles risks with respect to board organization, membership and structure, director succession planning and corporate governance matters. As appropriate, the respective committees’ Chairpersons provide reports to the full Board.

Through the ERM process, management is responsible for the day-to-day management of Cliffs’ risks. Cliffs’ Chief Risk Officer leads the administration of the ERM process, which includes the involvement of management in the identification, assessment, mitigation and monitoring of Cliffs’ key risks. The Chief Risk Officer and/or executive management regularly reports to the Board or relevant Committees regarding Cliffs’ key risks and the actions being taken to manage these risks.

The Company believes that its leadership structure supports the risk oversight function of the Board. While the Company has a combined Chairman of the Board and CEO, independent directors chair our committees, which are each involved with risk oversight, there is open communication between management and directors, and all directors actively participate in the Board’s risk oversight function.

Board Meetings and Committees

During 2012, seven meetings of Cliffs’ Board and a total of 27 meetings of Cliffs’ Board committees were held. Our independent directors held six meetings in executive session without the presence of Mr. Carrabba in 2012. Mr. McAllister has served as Lead Director since May 2004. He chaired all of the Board’s executive session meetings in 2012. Directors also discharge their responsibilities by reviewing reports to directors, visiting our facilities, corresponding with the CEO, and conducting telephone conferences with the CEO and directors regarding matters of interest and concern to Cliffs. In addition, directors have regular access to senior management of Cliffs. The directors attend Audit, Governance and Nominating, Compensation and Organization, and Strategy and Sustainability Committee meetings as well as ad hoc committee meetings when needed.

All committees regularly report their activities, actions and recommendations to Cliffs’ Board. During 2012, two independent directors attended at least 78 percent and 79 percent of all meetings, respectively, while the remaining independent directors attended at least 95 percent of the aggregate total of Cliffs’ Board and committee meetings. No director attended less than 75 percent of the aggregate total of Cliffs’ Board and committee meetings of which they were members.

Audit Committee. The members of the Audit Committee from January 1, 2012 through June 30, 2012 consisted of Messrs. Riederer (Chairman), Gluski and Ross and Mses. Green and Henry. Mr. Schwartz was a member of the Audit Committee from January 1, 2012 to May 8, 2012. Since July 1, 2012, the Audit Committee membership has consisted of Messrs. Ross (Chairman) and Gluski and Mses. Green and Henry. Mr. Sullivan will become a member of the Audit Committee effective July 1, 2013.

The Audit Committee reviews with our management, the internal auditors and the independent registered public accounting firm, the adequacy and effectiveness of our system of internal control over financial reporting; reviews significant accounting matters; reviews quarterly unaudited financial information prior to public release; approves the audited financial statements prior to public distribution; approves our assertions related to internal controls prior to public distribution; reviews any significant changes in our accounting principles or financial reporting practices; reviews, approves and retains the services performed by our independent registered public accounting firm; has the authority and responsibility to evaluate our independent registered public accounting firm; discusses with the independent registered public accounting firm their independence and considers the compatibility of non-audit services with such independence; annually selects and retains our independent registered public accounting firm to examine our financial statements; approves management’s appointment, termination or replacement of the Chief Risk Officer; and conducts a legal compliance review at least annually. The members of the Audit Committee are independent under applicable Securities and Exchange Commission, or SEC, rules and the NYSE listing standards. Cliffs’ Board identified Messrs. Gluski, Riederer and Ross and Ms. Henry as audit committee financial experts (as defined in Item 407(d)(5)(ii) of Regulation S-K of the SEC rules). No member of the Audit Committee serves on the audit committees of more than three public companies. The Audit Committee held nine meetings during 2012. The charter of the Audit Committee is available at http://www.cliffsnaturalresources.com.

Governance and Nominating Committee. From January 1, 2012 through June 30, 2012, the members of the Governance and Nominating Committee consisted of Messrs. Kirsch and Ross and Mses. Cunningham and Green. Messrs. Phillips (Chairman) and Schwartz were members of the Governance and Nominating Committee from January 1, 2012 to May 8, 2012. Since July 1, 2012, the members of the Governance and Nominating Committee have consisted of Messrs. Riederer (Chairman), Kirsch and Ross and Mses. Cunningham and Green. The Governance and Nominating Committee is involved in determining director compensation and reviews and administers our director compensation plans; monitors the Board governance process and provides counsel to the CEO on Board governance and other matters; recommends changes in membership and responsibility of Board committees; and acts as the Board’s Nominating Committee and Proxy Committee in the election of directors. The Governance and Nominating Committee held five meetings during 2012. The charter of the Governance and Nominating Committee is available at http://www.cliffsnaturalresources.com.

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As noted above, the Governance and Nominating Committee is involved in determining compensation for our directors. The Governance and Nominating Committee reviews and administers our director compensation plans, and makes recommendations to the Board with respect to compensation plans and equity-based plans for directors. The Governance and Nominating Committee annually reviews director compensation in relation to comparable companies and other relevant factors. Any change in director compensation must be approved by Cliffs’ Board. Other than Mr. Carrabba in his capacity as a director, no executive officers participate in setting director compensation. From time to time, the Governance and Nominating Committee or Cliffs’ Board may engage the services of a compensation consultant to provide information regarding director compensation at comparable companies.

Compensation and Organization Committee. The Compensation and Organization Committee, which we refer to as the Compensation Committee, has consisted of Messrs. Kirsch (Chairman), Eldridge and McAllister and Ms. Henry since January 1, 2012. Mr. Phillips was a member of the Compensation Committee from January 1, 2012 to May 8, 2012. Mr. Sullivan will become a member of the Compensation Committee effective July 1, 2013. The Compensation Committee recommends to Cliffs’ Board the election and compensation of officers; administers our executive compensation plans for officers; reviews management development; evaluates the performance of the CEO and the other executive officers; and obtains the advice of outside experts with regard to compensation matters. The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee.

The Compensation Committee obtains analysis and advice from an external compensation consultant to assist with the performance of its duties under its charter. The Compensation Committee directly retained Semler Brossy Consulting Group, or Semler Brossy, for 2012, and Semler Brossy helped the Compensation Committee develop an appropriate agenda for performing the Compensation Committee’s responsibilities. In this regard, Semler Brossy advised and assisted the Compensation Committee in determining the appropriate objectives and goals of our executive compensation programs; in designing compensation programs that fulfill those objectives and goals; in seeking to align executive compensation programs with shareholder interests; in evaluating the effectiveness of our compensation programs; in identifying appropriate pay positioning strategies and pay levels in our executive compensation programs; and in identifying mining industry and general industry peers and identifying compensation surveys for the Compensation Committee to use to benchmark the appropriateness and competitiveness of our executive compensation program.

The Compensation Committee makes all decisions regarding the CEO’s compensation, subject to ratification by the independent members of the Board, after consulting with its advisors in executive session where no management employees are present. For the other executive officers, the CEO is asked by the Compensation Committee to conduct and present an assessment on the achievement of specific goals established for those officers and on Cliffs’ performance, taking into account external market forces and other considerations. While the CEO, Chief Financial Officer, or CFO, and Senior Vice President, Human Resources & Chief Human Resources Officer attend Compensation Committee meetings regularly by invitation, the Compensation Committee is the final decision maker for the compensation of the executive officers. For additional information regarding the operation of the Compensation Committee, see “Compensation Discussion and Analysis” beginning on page 27 of this proxy statement. The Compensation Committee held six meetings during 2012. The charter of the Compensation Committee is available at http://www.cliffsnaturalresources.com.

Strategy and Sustainability Committee. Since January 1, 2012, the Strategy and Sustainability Committee consisted of Messrs. Eldridge (Chairman), Gluski, McAllister and Riederer and Ms. Cunningham. The purpose of the Strategy and Sustainability Committee is to oversee Cliffs’ strategic plan, annual management objectives and operations and to oversee and monitor risks relevant to its strategy, as well as operational, safety and environmental risks. The Strategy and Sustainability Committee provides advice and assistance with developing our Company’s current and future strategy; provides follow up oversight with respect to the comparison of actual results with estimates for major projects and post-deal integration; ensures that Cliffs has appropriate strategies for managing exposures to financial, economic and hazard risks; assesses Cliffs’ overall capital structure and its capital allocation priorities; assists management in determining the resources necessary to implement Cliffs’ strategic and financial plans; monitors the progress and implementation of the Company’s strategy; acts in an advisory capacity to the Board and management with respect to Cliffs’ global sustainability strategies and its social license to operate; and reviews the adequacy of Cliffs’ insurance programs.

The Strategy and Sustainability Committee held seven meetings in 2012. The charter of the Strategy and Sustainability Committee is available at http://www.cliffsnaturalresources.com.

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Identification and Evaluation of Director Candidates

Shareholder Nominees

The policy of the Governance and Nominating Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating nominations, the Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on Cliffs’ Board and to address the membership criteria set forth below under “Board Diversity and Director Qualifications.” Any shareholder nominations proposed for consideration by the Governance and Nominating Committee should include: (i) complete information as to the identity and qualifications of the proposed nominee, including name, address, present and prior business and/or professional affiliations, education and experience, and particular fields of expertise; (ii) an indication of the nominee’s consent to serve as a director if elected; and (iii) the reasons why, in the opinion of the recommending shareholder, the proposed nominee is qualified and suited to be a director. Shareholder nominations should be addressed to Cliffs Natural Resources Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114-2315, Attention: Secretary. Our Regulations provide that at any meeting of shareholders at which directors are to be elected, only persons nominated as candidates will be eligible for election.

Board Diversity and Director Qualifications

Although there is no specific board diversity policy in place presently, the Governance and Nominating Committee does consider such factors as it deems appropriate and consistent with our Corporate Governance Guidelines, the charter of the Governance and Nominating Committee and other criteria established by Cliffs’ Board, which includes diversity. The Governance and Nominating Committee’s goal in selecting directors for nomination to Cliffs’ Board generally is to seek to create a well-balanced team that combines diverse experience, skill and intellect of seasoned directors in order to enable us to pursue our strategic objectives. The Governance and Nominating Committee has not reduced the qualifications for service on Cliffs’ Board to a checklist of specific standards or minimum qualifications, skills or qualities. Rather, the Governance and Nominating Committee seeks, consistent with the vacancies existing on Cliffs’ Board at any particular time and the interplay of a particular candidate’s experience with the experience of other directors, to select individuals whose business experience, knowledge, skills, diversity and integrity would be considered a desirable addition to our Board and any committees thereof. In addition, the Governance and Nominating Committee annually conducts a review of incumbent directors in order to determine whether a director should be nominated for re-election to Cliffs’ Board.

Identifying and Evaluating Nominees for Directors

The Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance and Nominating Committee regularly reviews the appropriate size of Cliffs’ Board and whether any vacancies on Cliffs’ Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance and Nominating Committee considers various potential candidates for director. Applicable considerations include: whether the current composition of Cliffs’ Board is consistent with the criteria described in our Corporate Governance Guidelines; whether the candidate submitted possesses the qualifications that generally are the basis for selection of candidates to Cliffs’ Board; and whether the candidate would be considered independent under the rules of the NYSE and our standards with respect to director independence. Candidates may come to the attention of the Governance and Nominating Committee through current Board members, professional search firms, shareholders or other persons. As described above, the Governance and Nominating Committee considers properly submitted nominations for candidates for Cliffs’ Board. Following verification of the recommending shareholder’s status, recommendations are considered by the Governance and Nominating Committee at its next regularly scheduled meeting. Final approval of any candidate is determined by the full Cliffs’ Board.

Communications With Directors

Shareholders and interested parties may communicate with the Lead Director, our non-management directors as a group or Cliffs’ Board by writing to the Lead Director at Cliffs Natural Resources Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114-2315, Attn: Lead Director. As set forth in the Corporate Governance Guidelines, the Lead Director will report to the full Board any communications that are directed at all members of Cliffs’ Board.

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Business Ethics Policy

We have adopted a Code of Business Conduct and Ethics, or Ethics Code, which applies to all of our directors, officers and employees. The Ethics Code is available on our website at http://www.cliffsnaturalresources.com in the Corporate Governance section under “Investors.” We intend to post amendments to or waivers from our Ethics Code (to the extent applicable to our principal executive officer, principal financial officer or principal accounting officer) on our website. Reference to our website and the contents thereof do not constitute incorporation by reference of the information contained on our website, and such information is not part of this proxy statement.

Independence and Related Party Transactions

Our Board has determined that each of the current directors standing for re-election, other than Mr. Carrabba, and all of the current members of the Audit, Governance and Nominating, and Compensation and Organization Committees, have no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is independent within the NYSE director independence standards. Both Roger Phillips and Alan Schwartz served as directors during 2012 until the 2012 Annual Meeting and Richard Ross served as a director during 2012 and will serve until the 2013 Annual Meeting. The Board also determined that Messrs. Phillips, Ross and Schwartz met these independence standards. Mr. Carrabba is our Chairman, President and CEO and, as such, is not considered independent. He does not serve as a member of any of Cliffs’ Board committees.

Since January 1, 2012, there have been no transactions or currently proposed transactions, in which Cliffs was or is to be a participant and the amount exceeds $120,000, and in which any related person had or will have a direct or material interest. We recognize that transactions between us and any of our directors or executive officers can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of our shareholders.

We have a written Related Party Transactions Policy, pursuant to which we only will enter into related party transactions if our CEO and General Counsel determine that the transaction is comparable to those that could be obtained in arm’s length dealings with an unrelated third party. If the transaction is approved by our CEO and General Counsel, then the transaction must also be approved by the disinterested members of our Audit Committee. For purposes of our policy, we define a related person as any person who is a director, executive officer, nominee for director or an immediate family member of a director, an executive officer or a nominee for director. We define a related party transaction as a transaction, agreement or relationship in which Cliffs was, is or will be a participant, the amount of the transaction exceeds $120,000, and a related person has or will have a direct or indirect material interest. However, compensation paid by Cliffs for service as a director or executive officer of the Company is not deemed to be a related party transaction, even if the aggregate amount involved exceeds $120,000. Under our policy, any related party transactions are reviewed by the Audit Committee at each quarterly committee meeting.

We have entered into indemnification agreements with each current member of the Board. The form and execution of the indemnification agreements were approved by our shareholders at the Annual Meeting convened on April 29, 1987. The indemnification agreements essentially provide that, to the extent permitted by Ohio law, we will indemnify the indemnitee against all expenses, costs, liabilities and losses (including attorneys’ fees, judgments, fines or settlements) incurred or suffered by the indemnitee in connection with any suit in which the indemnitee is a party or otherwise involved as a result of his or her service as a member of the Board. In connection with the indemnification agreements, we have a trust agreement with KeyBank National Association pursuant to which the parties to the indemnification agreements may be reimbursed with respect to enforcing their respective rights under the indemnification agreements.

In 2004, we reached an agreement with the United Steelworkers, or USW, pursuant to which the USW may designate a member to the Board provided that the individual is acceptable to the Chairman, is recommended by the Board Affairs Committee (now known as the Governance and Nominating Committee), and is then approved by the full Board to be considered a director nominee. In 2007, Susan Green was first proposed by the USW, elected to the Board by Cliffs’ shareholders in July 2007, and re-elected in each of the years 2008 - 2012.

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DIRECTOR COMPENSATION

Directors who are not Cliffs’ employees receive an annual retainer fee, fees for meeting attendance and an annual equity award. The Lead Director and Committee Chairpersons receive additional retainer fees. Employee directors receive no additional compensation for their service as directors. The Audit Committee Chair’s annual retainer was increased from $15,000 to $20,000 effective July 1, 2012. No other changes were made to the retainer and per-meeting fees during 2012. The following table sets forth the retainer and per-meeting fee schedules in effect for 2012 except for the change to the Audit Committee Chair annual retainer noted above.

Board Form of Compensation	2012 ($)
Annual Retainer	60,000
Board Meeting Fees	2,000	/meeting
Committee Meeting Fees	1,500	/meeting
Additional Lead Director Annual Retainer	40,000
Additional Compensation and Organization Committee Chair Annual Retainer	12,500
Additional Annual Retainers for Chairs of Governance and Nominating and Strategy and Sustainability Committees	10,000

The directors’ annual equity grants are made under the Nonemployee Directors’ Compensation Plan (as Amended and Restated as of December 31, 2008), which we refer to as the Directors’ Plan. Effective May 8, 2012 and in accordance with the terms of the Directors’ Plan, $85,000 of restricted or unrestricted Common Shares, as described below, is to be awarded to each nonemployee director on the annual meeting date, unless otherwise determined by the Board. Nonemployee directors who are under age 69 on the date of the annual meeting receive an automatic annual grant of restricted shares with a three-year vesting requirement. Nonemployee directors who are 69 years of age or older on the date of the annual meeting receive an automatic annual grant of Common Shares (with no restrictions). One director received his annual equity award in the form of unrestricted shares in May 2012, and two will receive unrestricted shares in the May 2013 annual equity grant. Any directors who join the Board after the 2013 Annual Meeting will receive a prorated award of restricted shares pursuant to the Directors’ Plan. Directors receive dividends on their annual equity grants and may elect that all cash dividends with respect to restricted shares be deferred and reinvested in additional Common Shares. Those additional Common Shares are subject to the same restrictions as the underlying award. Cash dividends not subject to a deferral election will be paid to the director without restriction.

We have established Director Share Ownership Guidelines and assess each director’s compliance with the guidelines in December of each year. If a nonemployee director meets the guidelines as of that assessment, the director may elect to receive all or a portion of his or her annual retainer for the following year in cash. If the director does not meet these guidelines, the director is required to receive an equivalent value of a specified portion of the annual retainer in Common Shares until he or she meets the guidelines. For those directors who were required (or elected) to receive payment of their 2012 annual retainers in the form of Common Shares, $24,000 of the retainer paid during 2012 was paid in Common Shares. Whether or not they are required to receive part of their retainer as Common Shares, nonemployee directors may elect to receive up to 100 percent of their retainer and other fees in Common Shares. The cash portions of the annual retainers are paid quarterly, and Common Shares are issued at the beginning of the next fiscal year for the portion of each quarter’s retainer that is paid in Common Shares. The fees for attending meetings generally are paid soon after each respective meeting.

The Director Share Ownership Guidelines that were in effect as of the December 2011 assessment, and which determined whether or not directors were required to receive a portion of their 2012 retainers in Common Shares, required each director to hold or acquire Common Shares having a market value of at least $250,000 within five years of becoming a director. The directors who did not hold the requisite value of Common Shares, all of whom have been directors for less than five years, received at least a portion of their retainer in Common Shares in 2012.

The Directors’ Plan gives nonemployee directors the opportunity to defer all or a portion of their annual retainer and other fees, whether payable in cash or Common Shares. If a director elects to defer part of his or her retainer or fees in shares, then the number of shares credited to the director’s account is equal to the portion of the retainer or fee elected to be received in shares, divided by the fair market value of the shares on the first day of the period to which the retainer or fee relates. The portion of a fee that is deferred will be credited following each plan year to the respective director’s account as of the date it would have otherwise been paid. Nonemployee directors may elect to receive deferred shares in lieu of their annual equity award with the same three-year vesting requirements, if applicable. Amounts held in deferred cash accounts earn interest at the end of each quarter based on the Moody’s Corporate Average Bond Yield, or such other rate as may be fixed by the plan administrator. Deferred share accounts earn dividend equivalents at the end of each quarter based on any cash dividends we pay during the quarter, which dividend equivalents are credited to the accounts in the form of additional deferred shares. The amounts in the director’s deferral accounts, whether cash or shares, together with any deferred dividends, will be paid to the director in the form elected after such director’s death, disability, termination of service or change in control of the Company.

Cliffs has a trust agreement with KeyBank National Association relating to the Directors’ Plan in order to fund and pay our deferred compensation obligations under the plan.

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Director Compensation for 2012

The following table, supported by the accompanying footnotes and the narrative above, sets forth for fiscal year 2012 all compensation earned by the individuals who served as our nonemployee directors at any time during 2012.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
S. M. Cunningham	82,000	85,026	-	9,062	176,088
B. J. Eldridge	124,500	85,026	-	9,062	218,588
A. R. Gluski	90,000	85,026	-	4,491	179,517
S. M. Green	95,000	85,026	-	9,062	189,088
J. K. Henry	96,500	85,026	-	9,984	191,510
J. F. Kirsch	103,000	85,026	-	3,439	191,465
F. R. McAllister	133,500	85,026	183	7,483	226,192
R. Phillips(5)	51,500	-	-	-	51,500
R. K. Riederer	104,500	85,026	-	-	189,526
R. A. Ross	105,000	85,026	-	4,573	194,599
A. Schwartz(5)	46,500	-	-	-	46,500

(1)

The amounts listed in this column reflect the aggregate cash dollar value of all earnings in 2012 for annual retainer fees, chairman retainers and meeting fees, whether received in required retainer shares, voluntary shares, cash or a combination thereof. Unless otherwise noted below, the amounts indicated were elected to be paid in cash during 2012.

Messrs. Eldridge and Schwartz and Ms. Cunningham met the Director Share Ownership Guidelines and elected to continue to receive $24,000 each in Common Shares. Messrs. Kirsch and Riederer met the Director Share Ownership Guidelines and elected to defer $24,000 in Common Shares pursuant to the Directors’ Plan.

(2)

The amounts reported in this column reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (or FASB) Accounting Standards Codification (or ASC) Topic 718 for the nonemployee directors’ annual equity awards of either restricted shares or unrestricted shares granted during 2012, which awards are further described above, and whether or not deferred by the director. The grant date fair value of the nonemployee directors’ annual equity award on May 8, 2012 was $56.76 per share. Among the nonemployee directors, only Mr. McAllister (who was 69 years of age or older on the Annual Meeting date in May 2012) received 1,498 unrestricted Common Shares as his annual equity award for 2012 under the Directors’ Plan. Messrs. Kirsch and Riederer elected to defer their 1,498 restricted shares under the Directors’ Plan. Messrs. Kirsch, McAllister and Riederer have elected to defer their dividends on certain of their annual equity awards into additional Common Shares subject to the same risk of forfeiture as their original grants pursuant to the Directors’ Plan. As of December 31, 2012, the aggregate number of restricted shares subject to forfeiture held by each nonemployee director was as follows: Ms. Cunningham—3,744; Mr. Eldridge—3,744; Dr. Gluski—2,713; Ms. Green—3,744; Ms. Henry—3,744; Mr. Kirsch—1,661; Mr. McAllister—2,478; Mr. Riederer—0; and Mr. Ross—2,854. As of December 31, 2012, the aggregate number of unvested deferred shares, including dividend reinvestments, allocated to the deferred share accounts of Messrs. Kirsch and Riederer under the Directors’ Plan were 2,846 and 7,362, respectively.

(3)

Mr. McAllister recognized above-market earnings in his deferred cash account of $183.

(4)

These amounts reflect dividends earned in 2012 on restricted stock awards.

(5)

Messrs. Phillips and Schwartz each served as a director until the 2012 Annual Meeting, at which time they did not stand for re-election in accordance with the retirement policy contained in our Corporate Governance Guidelines.

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PROPOSAL 1    ELECTION OF DIRECTORS

The Board has nominated Joseph A. Carrabba, Susan M. Cunningham, Barry J. Eldridge, Andrés R. Gluski, Susan M. Green, Janice K. Henry, James F. Kirsch, Francis R. McAllister, Richard K. Riederer and Timothy W. Sullivan to serve until the next Annual Meeting of Shareholders or until their successors shall be elected. All of the nominees are independent under the NYSE corporate governance rules except for Mr. Carrabba. All of the nominees were elected by the shareholders at the Annual Meeting of Shareholders held on May 8, 2012, except for Mr. Timothy W. Sullivan. Mr. Sullivan was nominated by the Governance and Nominating Committee and was appointed as a director by unanimous action of Cliffs’ Board effective January 14, 2013. The Governance and Nominating Committee engaged a third-party search firm to assist it in identifying a candidate to be appointed. The third-party firm conducted a comprehensive search and identified various candidates that it recommended to the Governance and Nominating Committee, who then screened the résumés of several candidates before interviewing and nominating Mr. Sullivan.

Should any nominee decline or be unable to accept such nomination to serve as a director, an event that we currently do not anticipate, the persons named as proxies reserve the right, in their discretion, to vote for a lesser number of nominees or for substitute nominees designated by the directors, to the extent consistent with our Regulations.

We do not have a formal policy regarding director attendance at our Annual Meeting of Shareholders; however, it is expected that all directors will attend the 2013 Annual Meeting unless there are extenuating circumstances for nonattendance. Eight of our 10 directors currently standing for re-election attended the 2012 Annual Meeting; however, Mr. Sullivan was not a director or nominee at the time of our 2012 Annual Meeting and, accordingly, did not attend the 2012 Annual Meeting.

The members and nominees for Cliffs’ Board have diversified professional experience in general management, steel manufacturing, construction aggregates, mining, finance, labor, law, natural resource exploration, power generation and distribution, and other fields. There is no family relationship among any of our nominees and executive officers. The average age of the nominees currently serving on Cliffs’ Board is 61, ranging from ages 53 to 70. The average years of service of the nominees currently serving on Cliffs’ Board is five years, ranging from less than one year to 17 years of service.

In the election of directors, the nominees receiving a plurality vote of the shares will be elected. However, under our current majority voting policy, any director-nominee that is elected in an uncontested election but fails to receive a majority of votes cast (which excludes abstentions and broker non-votes) is expected to tender his or her resignation, which resignation will be considered by the Governance and Nominating Committee and our Board. The Board has approved an amendment to the Second Amended Articles of Incorporation of the Company to be voted on by our shareholders with respect to the adoption of majority voting in the election of our directors in uncontested elections. (See Proposal 2 on page 23.) However, this is not in effect for the 2013 Annual Meeting.

The Board recommends a vote FOR each of the nominees listed on the following pages.

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Information Concerning Director Nominees

  Joseph A. Carrabba

First Became Director: 2006

Age 60

Chairman, President and Chief Executive Officer of Cliffs since May 2007.

Mr. Carrabba has served as our President and CEO since September 2006 and as our President and Chief Operating Officer from May 2005 to September 2006. Mr. Carrabba has served as a director of KeyCorp since November 2009 and a director of Newmont Mining Corporation since June 2007. In addition, he currently is a director of Great Lakes Science Center and Capital University and sits on the boards of the American Iron and Steel Institute and National Mining Association.

Mr. Carrabba is an experienced mining executive who came to Cliffs with over 20 years experience with Rio Tinto plc, a global mining company. While with Rio Tinto plc, he served in a variety of capacities in mining operations internationally, including locations in Asia, Australia, Canada and Europe. He brings a global mining and exploration perspective with experience in a variety of minerals, including bauxite, coal and diamonds to the Board.

  Susan M. Cunningham

First Became Director: 2005

Age 57

Senior Vice President of Exploration and Business Innovation of Noble Energy Inc., an international oil and gas exploration and production company, since May 2007.

Ms. Cunningham served as senior vice president of Exploration and Corporate Reserves of Noble Energy Inc. from 2005 to May 2007.

Ms. Cunningham brings to the Board years of global exploration, geology, major project and energy experience from her various roles with Noble Energy Inc. As we have grown internationally and expanded into mineral exploration and through mining acquisitions (metallurgical coal and chromite, as examples), her guidance has been a valuable asset to our Board in assessing the value of exploration and acquisition projects as well as providing guidance when we address energy usage and carbon-related issues.

Committee Assignments:

Governance and Nominating Committee and Strategy and Sustainability Committee

Ms. Cunningham’s leadership skills, developed as a senior executive of an international public company, are an asset to our Governance and Nominating Committee. Ms. Cunningham’s global exploration experiences and knowledge and understanding of global mining and exploration industries and reserve calculations strengthen our Strategy and Sustainability Committee. Ms. Cunningham’s executive experience is also a valuable resource for Cliffs’ Board in its dealings with senior management.

  Barry J. Eldridge

First Became Director: 2005

Age 67

Currently retired. Mr. Eldridge previously served as the managing director and chief executive officer of Portman Limited, an international iron ore mining company in Australia, from October 2002 through April 2005. Mr. Eldridge formerly served as chairman of Vulcan Resources Ltd. from 2005 to 2008, chairman of Millennium Mining Pty. Ltd. from 2007 to 2008 and chairman of Mundo Minerals Limited until 2012. He currently serves as a director of Sundance Resources Ltd. All of these companies are or were listed on the Australian Stock Exchange.

As a former executive of an international mining company and former chairman of various Australian mining companies, Mr. Eldridge brings to the Board a wealth of international management experience as well as business perspectives specific to the Australian coal and iron mining industry, which is one of Cliffs’ strategic focuses.

Committee Assignments:

Strategy and Sustainability Committee and Compensation and Organization Committee

Mr. Eldridge’s extensive international mining and exploration expertise is an asset to our Strategy and Sustainability Committee, particularly when evaluating new strategic opportunities. His management experience both on boards of other companies and as a former executive facilitates his ability to lead as Chairman of the Strategy and Sustainability Committee and strengthens the Compensation and Organization Committee through his understanding of compensation strategies necessary to retain and attract international exploration and mining talent.

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  Andrés R. Gluski

First Became Director: 2011

Age 55

President and Chief Executive Officer of The AES Corporation, or AES, one of the world’s largest independent power producers with operations in 26 countries, since 2011.

Dr. Gluski served as senior vice president, Caribbean and Central America of AES from 2003 to 2006, executive vice president and regional president, Latin America of AES from 2006 to 2007 and as executive vice president and chief operating officer of AES from 2007 to 2011. Dr. Gluski currently is also chairman for AES Gener S. A. and AES Brasiliana. Previously, Dr. Gluski worked with the International Monetary Fund and served as director general of the Ministry of Finance and senior economic policy advisor to the Minister of Planning in Venezuela.

Dr. Gluski’s years of international experience in large capital intensive projects and businesses and with AES and other public and private initiatives in a number of executive capacities provides the Board with valuable international business experience and knowledge, which particularly is relevant to Cliffs’ Board in light of Cliffs’ growing international operations. Dr. Gluski’s executive experience is also a valuable resource for Cliffs’ Board in its dealings with senior management.

Committee Assignments:

Audit Committee and Strategy and Sustainability Committee

Dr. Gluski’s background in international finance and economics along with his knowledge of the power industry brings practical expertise to both committees. The Board has identified Dr. Gluski as a financial expert under SEC regulations.

  Susan M. Green

First Became Director: 2007

Age 53

Deputy General Counsel, U.S. Congressional Office of Compliance since November 2007.

Ms. Green originally was proposed as a nominee for the Board by the USW pursuant to the terms of our 2004 labor agreement.

Ms. Green has served as both a labor organizer and as an attorney representing organized labor. She also has worked in the Legislative and Executive Branches of the federal government, including her current service as Deputy General Counsel of the Office of Compliance, which enforces the labor and employment laws for the Legislative Branch, and her prior position as Chief Labor Counsel for then-Senator Edward M. Kennedy, as well as several positions in the U.S. Department of Labor during the Administration of President Bill Clinton. She brings her diverse experiences as a labor attorney and an alternative point of view to our Board. As someone who has represented organized labor, she is able to advocate the views of the majority of our North American workforce.

Committee Assignments:

Audit Committee and Governance and Nominating Committee

Ms. Green’s labor and governmental background brings practical experience to both committees.

  Janice K. Henry

First Became Director: 2009

Age 61

Currently retired. Ms. Henry previously served as senior vice president from 1998 through June 2006, chief financial officer from 1994 to June 2005 and treasurer from 2002 to March 2006 of Martin Marietta Materials, Inc., or Martin Marietta, a producer of construction aggregates serving the public infrastructure, commercial and residential construction markets in the United States. Ms. Henry served in a consulting capacity for Martin Marietta from July 2006 through June 2009. Ms. Henry was a director of North American Galvanizing & Coatings, Inc. from February 2008 through August 2010. In January 2012, Ms. Henry became a director of W.R. Grace & Co., a global specialty chemicals and materials company, and serves on its audit and compensation committees. Since October 2009, Ms. Henry has been a member of The Charles Stark Draper Laboratory, Inc., a nonprofit corporation, which engages in activities that contribute to the support and advancement of scientific research, technology and development.

Ms. Henry’s background with Martin Marietta brings significant accounting, financial, SEC reporting, risk analysis and audit experience to our Board. As a former director on the boards of Inco Limited and North American Galvanizing & Coatings, Inc., Ms. Henry contributes her board-level experience and background in mining and basic materials.

Committee Assignments:

Audit Committee and Compensation and Organization Committee

Ms. Henry’s extensive financial reporting and accounting background provides the additional expertise required for audit committees of public companies. Cliffs’ Board has determined that she is a financial expert (as that term is defined in SEC regulations) on the Audit Committee. Additionally, her financial background complements the activities of the Compensation Committee and she is an important link between the Audit and Compensation Committees.

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  James F. Kirsch

First Became Director: 2010

Age 55

Currently retired. Mr. Kirsch previously served as chairman, president and CEO of Ferro Corporation, or Ferro, a global supplier of technology-based materials for a broad range of manufacturers, until November 2012. Mr. Kirsch was elected chairman of Ferro’s board of directors in December 2006 and appointed CEO and a director of Ferro in November 2005. Mr. Kirsch joined Ferro in October 2004 as its president and chief operating officer. Prior to joining Ferro from 2002 through 2004, Mr. Kirsch served as president of Premix Inc. and Quantum Composites, Inc., manufacturers of thermoset molding compounds, parts and subassemblies for the automotive, aerospace, electrical and HVAC industries. From 2000 through 2002, he served as president and director of Ballard Generation Systems, a company engaged in the design, development, manufacture and sale of clean energy fuel cell products, and vice president for Ballard Power Systems in Burnaby, British Columbia, Canada.

Mr. Kirsch brings a wealth of senior management experience with major organizations with international operations. As a former chairman, president and CEO of a NYSE-listed company, he brings additional chairmanship and CEO experience to Cliffs’ Board and the committees on which he serves.

Committee Assignments:

Compensation and Organization Committee and Governance and Nominating Committee

Mr. Kirsch, as a former chairman and CEO of a public company, understands the compensation strategies necessary to attract and retain talented employees and is well versed in the mechanics of board compensation matters and corporate governance issues.

  Francis R. McAllister

First Became Director: 1996

Age 70

Chairman and Chief Executive Officer of Stillwater Mining Company, a palladium and platinum producer, since February 2001.

Mr. McAllister has served as a director of Stillwater Mining Company since January 2001.

As a sitting chairman and CEO of a North American mining company for 11 years, Mr. McAllister brings significant mining and leadership expertise to the Board. As a sitting chairman, Mr. McAllister’s experience in fostering good communication between directors and management is invaluable in his capacity as Lead Director.

Committee Assignments:

Strategy and Sustainability Committee, Compensation and Organization Committee and Lead Director

A strong mining background provides Mr. McAllister with special insight into mineral exploration and reserve strategies to help direct our Strategy and Sustainability Committee towards new diverse steel industry-related mineral opportunities. Mr. McAllister’s leadership experience and perspective is invaluable to the Company as Lead Director. His experience as a CEO provides insight into compensation strategies.

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  Richard K. Riederer

First Became Director: 2002

Age 69

Chief Executive Officer of RKR Asset Management, a consulting organization, since June 2006.

Mr. Riederer served as president and CEO from January 1996 through February 2001 of Weirton Steel Corporation, a North American steel producing company. Mr. Riederer has been a director of First American Funds since September 2001. He also serves on the Board of Trustees of Franciscan University of Steubenville.

Mr. Riederer’s long career in the steel industry as well as his experience as CEO and chief financial officer of Weirton Steel Corporation brings executive management, accounting and finance and financial reporting expertise to Cliffs’ Board as well as an in-depth knowledge of the North American steel industry. His insight as past chairman of North American Iron & Steel Institute is invaluable.

Committee Assignments:

Governance and Nominating Committee and Strategy and Sustainability Committee

Mr. Riederer’s strong sense of leadership and knowledge of the steel industry supports the purpose of our Strategy and Sustainability Committee. His experience as a director on other boards enhances his role as Chairman of the Governance and Nominating Committee.

  Timothy W. Sullivan

First Became Director: 2013

Age 59

Executive Advisor to CCMP Capital Advisors LLC, a private equity firm, since 2012.

Mr. Sullivan previously served as president, CEO and director of Bucyrus International Inc., a surface and underground mining equipment company, from 2004 until 2011, and president from 2000 to 2004. He currently is special consultant to Wisconsin Governor Scott Walker and chairs the Governor’s Council on Workforce Investment, College and Workforce Readiness Council and the Wisconsin Mining Association. He is a director of Aurora Health Care Inc., Generac Holdings Inc., Milacron LLC and Northwestern Mutual Life Insurance Company.

Committee Assignments:

Audit Committee and Compensation and Organization Committee (currently sits as an observer of these committees but will become a member of each effective July 1, 2013)

As a former executive at a company that manufactures mining equipment, Mr. Sullivan brings to the Board a unique perspective about the mining industry. He is knowledgeable of the financial disclosure requirements for a public company as well as compensation issues having served as CEO for a public company.

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PROPOSAL 2    APPROVE AN AMENDMENT TO SECOND AMENDED ARTICLES OF INCORPORATION TO REQUIRE MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS

The Board unanimously recommends that our shareholders approve and adopt the amendment to Article FIFTH of our Second Amended Articles of Incorporation that would implement majority voting in uncontested elections of directors. The text of Article FIFTH, as proposed to be amended, is included in the attachment marked as Annex A to this proxy statement.

Prior to 2008, Ohio law required Ohio corporations to use a plurality voting standard for director elections. Under a plurality voting standard, nominees receiving the greatest number of votes are elected. Effective January 1, 2008, Ohio law was amended to permit Ohio corporations to adopt alternative standards for director elections by amending their articles of incorporation.

The Board adopted and implemented a director resignation policy in 2010 to address the situation in which one or more incumbent directors receive a plurality vote but fail to receive a majority vote for re-election in an uncontested election. The policy provides that an incumbent director who is not re-elected by a majority vote in an uncontested election will be expected to tender to the Board his or her resignation as a director promptly following the certification of the election results. The Board will then consider each tendered resignation and act on each, taking into account its fiduciary duties to our Company and our shareholders. The Board, in making its decision to accept or reject the resignation(s), may consider any factors or other information that they consider appropriate with respect to any tendered resignation, including, without limitation:

•

the stated reason for such director’s failure to receive the approval of a majority of votes cast;

•

the percentage of votes cast against such director; and

•

the performance of the director.

Following its decision, the Board will promptly publicly disclose its decision whether to accept or reject each tendered resignation and, if applicable, the reasons for rejecting a tendered resignation. If a director’s tendered resignation is rejected, he or she will continue to serve until his or her successor is elected, or until his or her earlier resignation, removal from office or death. If a director’s tendered resignation is accepted, then the Board would have the sole discretion to fill any resulting vacancy or decrease the number of directors, in each case pursuant to the provisions of and to the extent permitted by our Regulations. Any director who tenders his or her resignation pursuant to this policy must abstain from the Board’s action regarding whether to accept or reject the tendered resignation.

The Board is now asking our shareholders to amend our Second Amended Articles of Incorporation to provide that a majority voting standard applies in uncontested elections of directors. The proposed amendment to Article FIFTH of our Second Amended Articles of Incorporation would provide that in an uncontested election of directors, a candidate will be elected as a director only if the votes cast for the candidate exceed the votes cast against the candidate. Abstentions will not be counted as votes cast for or against a candidate. If, however, the Board determines that an election of directors is contested (i.e., the number of candidates in any one year exceeds the number of directors to be elected in that year), the proposed amendment to Article FIFTH would provide that a plurality voting standard will apply and the candidates receiving the greatest number of votes will be elected.

The Board has determined that the adoption of a majority voting standard in uncontested director elections, coupled with the elimination of cumulative voting outlined in Proposal 3 in this proxy statement, will give our shareholders a greater voice in determining the composition of the Board. In addition, the proposed majority voting standard is consistent with the Board’s current belief that it is accountable to the interests of a majority of our Company’s shareholders.

The Board believes, however, that plurality voting should continue to apply in situations where the number of candidates to be elected exceeds the number of directors to be elected. If a majority voting standard is used in that circumstance, it is possible that not all Board seats would be filled, since it is possible that no director candidate would receive a majority of the votes cast in his or her election.

This description of the proposed amendment to our Second Amended Articles of Incorporation is only a summary of the amendment and is qualified in its entirety by reference to the actual text of the proposed amendment to Article FIFTH, a copy of which is included in the attachment marked as Annex A to this proxy statement. If adopted, the amendment to our Second Amended Articles of Incorporation to implement majority voting in uncontested elections of directors will become effective upon filing with the Secretary of State of Ohio, which is expected to occur promptly following the shareholder vote. In addition, our director resignation policy will continue to apply so that a holdover incumbent director who does not receive the requisite majority vote will be required to tender his or her resignation to the Board. The Board will then decide whether to accept the resignation pursuant to our director resignation policy, as described above.

The implementation of this Proposal 2 is expressly conditioned upon the approval by our shareholders of Proposal 3 and Proposal 4. Accordingly, even if this Proposal 2 is approved by our shareholders at the 2013 Annual Meeting, it will not be implemented unless Proposal 3 and Proposal 4 are also approved by our shareholders at the 2013 Annual Meeting.

Approval of this Proposal 2 requires the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on the proposal.

The Board unanimously recommends a vote FOR Proposal 2 to amend our Second Amended Articles of Incorporation to adopt majority voting in uncontested director elections.

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PROPOSAL 3    APPROVE AN AMENDMENT TO SECOND AMENDED ARTICLES OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING IN DIRECTOR ELECTIONS

The Board unanimously recommends that our shareholders approve and adopt the amendment to Article SIXTH of our Second Amended Articles of Incorporation that would eliminate the right of our shareholders to cumulate their votes in the election of directors. The text of Article SIXTH, as proposed to be amended, is included in the attachment marked as Annex B to this proxy statement.

Under Ohio law, unless a company’s articles of incorporation provide otherwise, shareholders have the right to cumulatively vote their shares in any election of directors by complying with the requirements contained in Ohio law. Our Second Amended Articles of Incorporation currently do not expressly eliminate cumulative voting. Cumulative voting enables a shareholder to cumulate voting power to give one nominee a number of votes equal to the number of directors to be elected, multiplied by the number of shares held by that shareholder, or to distribute those votes among two or more nominees. The effect of cumulative voting is potentially to allow a shareholder that holds less than a majority of the outstanding voting power to elect one or more directors.

The Board believes that each director is responsible to all of our Company’s shareholders, and not just to a minority shareholder group that has cumulatively voted their shares and that may have special interests contrary to those of the broader group of our Company’s shareholders. The election of directors who view themselves as representing a particular minority shareholder group could result in partisanship and discord on the Board, and may impair the ability of the directors to act in the best interests of our Company and all of our shareholders.

In addition, as described by the discussion of Proposal 2 above, the Board is asking our shareholders to consider the adoption of an amendment to our Second Amended Articles of Incorporation to implement a majority voting standard for uncontested elections of directors. Consistent with the Board’s belief that the best long-term interest of all of our shareholders will be served by the elimination of cumulative voting, the Board also believes that in all but contested elections of directors, the approval of a majority of the votes cast should be required for the election of members of the Board. However, should our shareholders elect to retain cumulative voting, we will not implement a majority voting standard in the election of directors as such a standard, coupled with cumulative voting, would further permit a single dissident shareholder to disproportionately influence director elections.

Accordingly, following careful assessment and deliberation, the Board has determined that it is appropriate and in the best interests of our Company and our shareholders to eliminate cumulative voting in director elections.

The proposal to eliminate cumulative voting is not in response to any known shareholder efforts to remove any director or otherwise gain representation on the Board. Further, the recommendation to eliminate cumulative voting in director elections is not part of a plan by our management to adopt a series of anti-takeover amendments to our Second Amended Articles of Incorporation or Regulations, and management has no present intention to propose other anti-takeover measures in future proxy solicitations.

This description of the proposed amendment to our Second Amended Articles of Incorporation to eliminate cumulative voting in director elections is only a summary of that amendment and is qualified in its entirety by reference to the actual text of Article SIXTH as proposed to be amended, a copy of which is included in the attachment marked as Annex B to this proxy statement. If adopted, the amendment to our Second Amended Articles of Incorporation to eliminate cumulative voting in director elections will become effective upon filing with the Secretary of State of Ohio, which is expected to occur promptly following the shareholder vote.

The implementation of this Proposal 3 is expressly conditioned upon the approval by our shareholders of Proposal 2 and Proposal 4. Accordingly, even if this Proposal 3 is approved by our shareholders at the 2013 Annual Meeting, it will not be implemented unless Proposal 2 and Proposal 4 are also approved by our shareholders at the 2013 Annual Meeting.

Approval of this Proposal 3 requires the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on the proposal.

The Board unanimously recommends a vote FOR Proposal 3 to amend our Second Amended Articles of Incorporation to eliminate cumulative voting in director elections.

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PROPOSAL 4    APPROVE AN AMENDMENT TO OUR REGULATIONS TO ALLOW THE BOARD TO AMEND THE REGULATIONS AS PERMITTED UNDER OHIO LAW

The Board unanimously recommends that our shareholders approve and adopt an amendment to our Regulations that would permit the Board to amend our Regulations to the extent permitted by Ohio law. The text of the proposed amendment is attached as Annex C to this proxy statement.

Before October 2006, Ohio law provided that shareholder approval was required for any amendment to a company’s code of regulations. In October 2006, Ohio law was amended to allow directors of Ohio corporations to make certain amendments to their regulations without shareholder approval, if the company’s articles of incorporation or regulations provide for or permit amendments to be made by directors, and where the Ohio legislature has not reserved certain amending authority specifically to the shareholders, and so long as no provision or permission in the articles or regulations divests or limits shareholders’ power to adopt, amend or repeal the company’s regulations. Many jurisdictions, such as Delaware, historically have allowed the directors of a corporation to amend the bylaws (the Delaware equivalent of Ohio’s regulations) without shareholder approval. Accordingly, Ohio law now gives Ohio corporations similar flexibility, subject to statutory limitations.

In order for the Board to be permitted to amend our Regulations to the extent now permitted by Ohio law, our shareholders have to approve an amendment to our Regulations. Such an amendment to our Regulations would provide the Board with the ability to make ministerial and other changes to our Regulations without the time-consuming and expensive process of seeking shareholder approval, which would otherwise continue to be required without such an amendment. If this Proposal 4 is approved, the Board will not be permitted to delegate its authority to adopt, amend or repeal our Regulations to a committee of the Board, and our Company will be required to promptly notify our shareholders of any amendments made to our Regulations by the Board by sending a notice to our shareholders of record as of the date of the adoption of the amendment or by filing a report with the SEC.

The Board believes that its having the ability to make ministerial and other changes to our Regulations will allow for the efficient and economical governance of our Company. Additionally, the Board believes that this amending authority should be granted only in connection with the adoption of a majority voting standard in uncontested director elections (Proposal 2 in this proxy statement) and the elimination of cumulative voting in director elections (Proposal 3 in this proxy statement), which other proposals are intended to give our shareholders a greater voice in determining the composition of the Board and to promote the Board’s belief that it is responsible to all of our Company’s shareholders.

The implementation of this Proposal 4 is expressly conditioned upon the approval by our shareholders of Proposal 2 and Proposal 3. Accordingly, even if this Proposal 4 is approved by our shareholders at the 2013 Annual Meeting, it will not be implemented unless Proposal 2 and Proposal 3 are also approved by our shareholders at the 2013 Annual Meeting.

This description of the proposed amendment to our Regulations to permit the Board to amend our Regulations to the extent permitted by Ohio law is only a summary of that amendment and is qualified in its entirety by reference to the actual text of the amendment, a copy of which is included in the attachment marked as Annex C to this proxy statement.

Approval of this Proposal 4 requires the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on the proposal.

The Board unanimously recommends a vote FOR Proposal 4 to amend our Regulations to add a provision to allow the Board to amend our Regulations to the extent permitted by Ohio law.

SECTION 16(A)    BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers and persons who own 10 percent or more of a registered class of our equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Directors, officers and 10 percent or greater shareholders are required by SEC regulations to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of the copies of such forms we have received, and written representations by such persons, we believe that all of our directors, officers and 10 percent or greater shareholders complied with all filing requirements applicable to them with respect to transactions in our equity securities during the fiscal year ended December 31, 2012.

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OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

The following table sets forth the amount and percent of Common Shares that, as of March 8, 2013 (except as otherwise indicated), are deemed under the rules of the SEC to be “beneficially owned” by each director, by each nominee for director, by our CEO, CFOs and the other named executive officers as identified in the “2012 Summary Compensation Table” below by such persons, individually and collectively by the directors, nominees for director and the other executive officers as a group, and by any person or “group” (as the term is used in the Securities Exchange Act of 1934, as amended, or Exchange Act) known to us as of that date to be a “beneficial owner” of more than five percent or more of the outstanding Common Shares. None of our directors, director nominees or executive officers own any of the outstanding shares of Mandatory Convertible Preferred Stock as of March 8, 2013.

Name of Beneficial Owner	Amount and Nature of “Beneficial Ownership”(1)
	Beneficial Ownership(2)	Investment Power		Voting Power		Percent of Class(3)
		Sole	Shared	Sole	Shared
Non-Employee Directors/ Nominees
Susan M. Cunningham	14,860	14,860	—	14,860	—	—
Barry J. Eldridge	18,435	18,435	—	18,435	—	—
Andrés R. Gluski	5,898	5,898	—	5,898	—	—
Susan M. Green	8,072	8,072	—	8,072	—	—
Janice K. Henry	6,089	6,089	—	6,089	—	—
James F. Kirsch	5,244	5,244	—	5,244	—	—
Francis R. McAllister	24,763	24,763	—	24,763	—	—
Richard K. Riederer	22,816	22,816	—	22,816	—	—
Richard A. Ross	6,171	6,171	—	6,171	—	—
Timothy W. Sullivan	735	735	—	735	—	—
Named Executive Officers
Joseph A. Carrabba	241,556	241,556	—	241,556	—	—
Terrance M. Paradie	16,594	16,594		16,594
Laurie Brlas	87,149	87,149	—	87,149	—	—
Donald J. Gallagher	150,771	150,771	—	150,771	—	—
P. Kelly Tompkins	26,431	26,431	—	26,431	—	—
David B. Blake	23,076	23,076	—	23,076	—	—
Duncan P. Price	—	—	—	—	—	—
William A. Brake	58,802	58,802	—	58,802	—	—
All Current Directors and Executive Officers as a group (25 Persons)	835,731	835,731	—	835,731	—	—
Other Persons
Capital World Investors 333 South Hope Street Los Angeles, CA 90071(4)	17,455,700	17,455,700	—	17,455,700	—	10.94%
BlackRock Inc. 40 East 52nd Street New York, NY 10022(5)	12,301,028	12,301,028	—	12,301,028	—	7.71%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355(6)	8,331,758	8,095,693	236,065	242,465	—	5.22%
State Street Corporation One Lincoln Street Boston, MA 02111(7)	7,164,328	7,164,328	—	7,164,328	—	4.49%

(1)

Under the rules of the SEC, “beneficial ownership” includes having or sharing with others the power to vote or direct the investment of securities. Accordingly, a person having or sharing the power to vote or direct the investment of securities is deemed to “beneficially own” the securities even if he or she has no right to receive any part of the dividends on or the proceeds from the sale of the securities. Also, because “beneficial ownership” extends to persons, such as co-trustees under a trust, who share power to vote or control the disposition of the securities, the very same securities may be deemed “beneficially owned” by two or more persons shown in the table. Information with respect to “beneficial ownership” shown in the table above is based upon information supplied by our directors, nominees and executive officers and filings made with the SEC or furnished to us by any shareholder.

(2)

The amounts include the indirect share ownership held by directors and officers under various deferred compensation plans described in this proxy statement. The indirect share ownership as of March 8, 2013 is as follows: Mr. Kirsch—3,305; Mr. McAllister—11,655; Mr. Riederer—20,348; Mr. Carrabba—6,938; Mr. Paradie—6,436; Ms. Brlas—16,806; Mr. Gallagher—105,761; Mr. Tompkins—3,803; and all current directors and executive officers as a group (25 Persons)— 237,004.

(3)

Less than one percent, except as otherwise indicated.

(4)

Capital World Investors reported its ownership on Amendment No. 4 to Schedule 13G filed with the SEC on February 13, 2013.

(5)

BlackRock Inc. reported its ownership on Amendment No. 1 to Schedule 13G filed with the SEC on February 1, 2013.

(6)

The Vanguard Group, Inc. reported its ownership on Amendment No. 1 to Schedule 13G filed with the SEC on February 12, 2013.

(7)

State Street Corporation reported its ownership on a Schedule 13G filed with the SEC on February 11, 2013.

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COMPENSATION DISCUSSION AND ANALYSIS

In this section of the proxy statement, we discuss in detail our executive compensation program for 2012 for our CEO, Joseph A. Carrabba, our Chief Financial Officer, or CFO, Terrance M. Paradie, our former CFO, Laurie Brlas, now Executive Vice President & President, Global Operations, and our three next highest paid executive officers employed as of December 31, 2012: Donald J. Gallagher, Executive Vice President & President, Global Commercial; P. Kelly Tompkins, Executive Vice President, Legal, Government Affairs and Sustainability, Chief Legal Officer & President, Cliffs China; and David B. Blake, Senior Vice President, North American Iron Ore Operations. We also discuss the compensation of Duncan Price, our former Executive Vice President & President, Global Operations, and the compensation of William A. Brake, our former Executive Vice President, Global Metallics, who both had their employment terminated during 2012. Messrs. Price and Brake are included because they had served as executive officers during 2012 and their compensation would have qualified them as being among the three highest paid executive officers other than the CEO and CFOs during 2012. We collectively refer to these eight individuals as our named executive officers, or NEOs. Due to their departures, Messrs. Price and Brake are not included in certain sections of the discussion where Cliffs did not make material compensation decisions with respect to them for 2012, and they are omitted from certain tables where they did not receive the type of compensation shown.

The following discussion focuses primarily on compensation actions taken and decisions made during our 2012 fiscal year, but also contains information regarding compensation actions taken and decisions made both before and after fiscal year 2012 to the extent that information enhances the understanding of our executive compensation program. It includes a description of the principles underlying our executive compensation policies and our most important executive compensation decisions for 2012, and provides analysis of these policies and decisions. The discussion gives context for and should be read together with the data presented in the compensation tables, the footnotes and the narratives to those tables and the related disclosures appearing elsewhere in this proxy statement.

Summary

Key Changes to Our Compensation Program for 2012

Our historical compensation approach has been to reward for the achievement of explicit operational and strategic objectives while mitigating the impact of industry volatility on uncontrollable results. Specifically, in years prior to 2012:

•

Performance under our annual incentive plan, the Executive Management Performance Incentive Plan, or EMPI Plan, explicitly took changes in iron ore and coal pricing into account and normalized cost control results for energy when measuring results at the end of each year.

•

25% of our EMPI Plan was measured based on strategic objectives, which generally are subject to variable industry conditions to a lesser degree than the other performance goals.

•

50% of our long-term performance share plan for performance shares granted prior to 2012 was measured based on our relative total shareholder return over three years as compared to an index of metals and mining companies, with the other 50% measured on absolute free cash flow results.

For 2012, our approach has evolved to allow for more variability in annual incentive plan payouts based on absolute performance results in the short-term, while also continuing to measure the relative performance of Cliffs as compared to other metals and mining companies over the long-term. Specifically:

•

We added net income as a performance metric for the EMPI Plan, and we do not adjust performance targets for any of our metrics or changes in the prices of our products. The other quantitative metrics in the EMPI Plan (production volume and cost control) remain unchanged.

•

We also continue to measure strategic objectives in our EMPI Plan as such non-financial goals continue to be important to our long-term business success.

•

For the long-term performance share plan, we continue to measure total shareholder return performance on a relative basis as we believe that this is the most relevant basis for evaluating our success over a multi-year period. In addition, beginning in 2012 we no longer include an absolute measure of free cash flow in the performance share plan as we have found that predicting industry conditions three years into the future is difficult; therefore, setting absolute standards of success for such a time period often is not a meaningful driver of management decisions.

2012 Business Results

We are an international mining and natural resources company. A member of the S&P 500 Index, we are a major global producer of iron ore and a significant producer of high- and low-volatile metallurgical coal. Our business strategy is designed to achieve growth in the global mining industry and focus on serving the world’s largest and fastest growing steel markets, while continuing to manage our operations in an efficient, safe and responsible manner. The market pricing for our main commodity, iron ore, which is the primary driver of our consolidated revenues, varied significantly throughout 2012. The pricing volatility was driven by several factors including a decreased year-over-year pace of economic growth and political uncertainty in China, as well as the widely reported fiscal issues in both the U.S. and European Union. On a full-year basis, market pricing for seaborne iron ore decreased 23% in 2012 from 2011. Despite the political headwinds and lower year-over-year pricing, global crude steel production continued to grow in 2012. China and the U.S., our two largest end markets, produced four percent and three percent, respectively, more crude steel in 2012 over 2011.

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Operationally, during 2012, our global iron ore sales volume was 42 million tons, reflecting an increase of five percent from the previous year, and we made significant progress in our North American Coal business. Specifically:

•

In U.S. Iron Ore, sales volume decreased 11 percent to 21.6 million tons, primarily driven by a lower demand for pellets for both U.S. and international customers.

•

In Eastern Canadian Iron Ore, we sold 8.9 million tons, a 20 percent year-over-year increase primarily due to the May 2011 timing of the Bloom Lake acquisition. While this increase is significant, we did experience certain operational setbacks that prohibited us from achieving our full-year 2012 targets.

•

In Asia Pacific Iron Ore, we completed our 11 million ton expansion project on time and on budget, and successfully placed low-grade tons resulting from the expansion’s ramp up in challenging market conditions. As a result, we sold a record-breaking 11.7 million tons in 2012.

•

In North American Coal, we sold a record 6.5 million tons, an increase of 57 percent over the prior year’s sales volume, driven by a significantly improved operational performance and the absence of unplanned downtime as the result of adverse weather and high carbon monoxide readings, which have been remitted.

In 2012, we generated $5.9 billion in consolidated revenues, an 11 percent decrease from 2011’s full-year results. The year-over-year decrease was driven by lower pricing for seaborne iron ore. For the full year, we recorded a net loss attributable to Cliffs’ common shareholders of $899 million. Full-year 2012 results included unfavorable non-cash charges including: an approximate $1 billion goodwill impairment charge related to our 2011 acquisition of Consolidated Thompson Iron Mines Limited (or Consolidated Thompson) of which $249 million was attributable to a non-controlling interest; a $365 million asset impairment charge related to our pending sale of Amapá; a $50 million asset impairment charge related to our Wabush Mine in Eastern Canada; and a $226 million tax valuation allowance related to the Alternative Minimum Tax (U.S.). Excluding these non-cash charges, our full-year adjusted net income attributable to Cliffs’ shareholders was $493 million, meaningfully lower than 2011’s comparable results of $1.6 billion. The lower results were driven by the decrease in year-over-year seaborne iron ore pricing and higher costs.

Other noteworthy highlights in 2012 include:

•

Execution of the sale of our 45% economic interest in the non-core Sonoma Coal, raising approximately $141 million Australian dollars (or AUD).

•

Delivery of a new bargaining agreement with the USW for our U.S. Iron Ore operations.

•

Advancement of our chromite project in Northern Ontario from the prefeasibility stage of development to feasibility.

•

Successfully raised $500 million in five-year public senior notes, replacing significantly higher-cost debt.

Our total shareholder return, or TSR, was negative 35 percent on a year-over-year basis, resulting in a market capitalization of approximately $5.5 billion at year end. The following chart compares the TSR (stock price increase plus dividends paid) on our Common Shares from December 31, 2008 through December 31, 2012 with (i) the TSR for the SPDR Metals and Mining Exchange Traded Fund (ETF), (ii) the Dow Jones Industrial Average Index (DJIA) and (iii) the S&P 500 Index. The graph assumes that the value of the investment in the common stock and each index was $100 on December 31, 2008 and that all dividends were reinvested.

TOTAL SHAREHOLDER RETURN

300
250
200
150
2008
BASE
$100
50
0
2008
2009
2010
2011
2012
Cliffs Natural Resources
SPDR Metals & Mining
DJIA
S&P 500

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Impact of Performance on 2012 Compensation

In recognition of the loss that was the result of significant operating challenges during 2012, the Compensation Committee determined to make no payout under the EMPI Plan for the majority of our named executive officers. Specifically, the Compensation Committee noted the significant cost, capital and operating challenges in the Eastern Canadian Iron Ore business segment, the goodwill impairment charge related to our 2011 acquisition of Consolidated Thompson and an employee fatality, as discussed below under “2012 EMPI Plan Target Setting and 2012 Results”. The only exceptions were Mr. Brake, to whom we were contractually obligated to provide an award as part of his Separation Agreement and Release based on similar metrics as the EMPI Plan, and Mr. Blake, as the Compensation Committee determined not to include the heads of our business units in the zero payout decision.

For all other employees and as a result of our modified approach for 2012 compensation as noted above in “Key Changes to our Compensation Program for 2012”, which better aligns incentive plan outcomes with actual and relative performance as discussed in “2012 Business Results” above, incentive plan payouts were highly sensitive to performance over both the short- and long-term. For example:

•

Our EMPI Plan formulaically paid out at 60 percent based on performance metrics set in early 2012 using generally the same target-setting methodology as in prior years, compared to 127 percent for 2011, driven by:

–

Net income results below threshold;

–

Production volume achievement between target and maximum for U.S. Iron Ore;

–

Production volume achievement between target and maximum for Asia Pacific Iron Ore;

–

Production volume achievement below threshold for Eastern Canadian Iron Ore;

–

Production volume achievement between threshold and target for North American Coal;

–

Between threshold and target cost control performance for U.S. Iron Ore;

–

Between target and maximum cost control performance for Asia Pacific Iron Ore;

–

Below threshold cost control performance for Eastern Canadian Iron Ore; and

–

Between target and maximum performance for cost control for North American Coal.

•

Strategic objectives evaluated below target performance.

•

Performance shares for the 2010 – 2012 performance period paid out at 123 percent of target, which is between the target and maximum levels of performance, based on:

–

Three-year total shareholder return of negative 10.3 percent, placing us near the median of the peer group for the 2010 – 2012 performance period; and

–

Cumulative free cash flows for the 2010 – 2012 period above the maximum goal for the performance period.

These results reflect the 2012 objective of aligning our incentive plan outcomes with actual business and share price results over the short- and long-term.

Relationship between Company Performance and CEO Compensation

The following chart illustrates the relationship between our CEO’s total target and realized compensation and two common measures of our financial performance – revenue and net income attributable to Cliffs’ common shareholders. CEO target compensation consists of base salary, target annual incentives under the EMPI Plan and grant date fair values of equity awards (including performance shares and restricted share units) reported in the 2012 Summary Compensation Table. CEO realized compensation consists of base salary, actual annual incentive payment under the EMPI Plan and the value of performance shares and restricted share units that have vested in the last year of the performance period.

While our CEO’s target compensation has increased slightly in recent years, partially due to the grant date value of equity awards, our CEO’s realized pay has decreased considerably. This is driven primarily by the operating challenges we have experienced in our Eastern Canadian Iron Ore business segment, including lower than anticipated production and sales volumes and higher than anticipated operating and capital costs. These operational setbacks coupled with 2012’s unexpected volatility in seaborne iron ore pricing meaningfully impacted Cliffs’ full-year financial results and share price performance. As a result, our CEO’s 2012 realized compensation is meaningfully lower year-over-year.

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Other Key Policies and Practices

The Compensation Committee and Board have adopted the following key policies and practices over the past several years in response to evolving good governance practices in executive compensation and changes in our business and industry:

•

Adoption by the Board in November 2012 of an incentive compensation clawback policy applicable to our executive officers.

•

Elimination of tax gross-ups on change-in-control payments related to excise taxes and cash paid in lieu of health and welfare benefits effective January 2012.

•

Elimination of all industry service credits effective April 2012 related to the supplemental retirement plan benefit.

•

Maintenance of an insider trading policy that prohibits executive officers from profiting from short- and long-term speculative swings in the value of our stock, including but not limited to short sales, put and call options, and hedging transactions.

•

Retention of an independent compensation consultant to advise the Compensation Committee and keep it apprised of evolving market practice.

•

Maintenance of share ownership guidelines.

•

No multi-year guarantees of compensation for current executives.

•

Annual Say-on-Pay vote.

•

Maintenance of minimal non-compensatory perquisites and benefits for our executive officers.

•

Annual compensation-related risk review.

Executive Compensation Philosophy and Core Principles

The Compensation Committee has designed our compensation structure to attract, motivate, reward and retain high-performing executives. The goal is to align pay with Cliffs’ performance in the short-term through fixed and variable cash compensation based on measures of financial performance and operational and strategic excellence, and over the long-term through stock-based incentives. Our compensation philosophy is to place a significant portion of compensation at risk based on our performance, and increase this portion of compensation that is at risk as the responsibility level of the individual increases, consistent with market practices. We also seek to balance this performance focus with sufficient retention incentives, including a competitive fixed salary and the use of time-based restricted share units in our long-term incentive program.

Our guiding compensation principles for 2012 were as follows:

•

Align incentive pay, both short- and long-term, with results delivered to shareholders.

•

Structure programs to align with corporate governance best practices (including, but not limited to, eliminating gross-ups related to change-in-control payments, maintaining share ownership guidelines and adopting a clawback policy related to incentive compensation for our executive officers).

•

Focus incentive plan performance measures on a combination of absolute performance objectives tied to our business plan (profitability-related objectives and cost control), achievement of key objectives that reflect the business strategy (for example, safety and growth and diversification of mineral resources), and relative performance reflecting market conditions (including relative total shareholder return, measured by share price appreciation plus dividends, if any).

•

Provide competitive fixed compensation elements over the short-term (base salary) and long-term (restricted share units and retirement benefits) to encourage long-term retention of our executives.

•

Design pay programs to be as simple and transparent as possible to facilitate executives’ focus and understanding on key strategic objectives.

•

Initially target total pay opportunity for executive officers between the median and 75th percentile of the market in which we compete for talent in order to enable us to attract and retain the caliber of executive talent needed to meet our business and strategic objectives.

Oversight of Executive Compensation

The Compensation Committee administers our executive compensation program, including compensation for our named executive officers. The specific responsibilities of the Compensation Committee related to executive compensation include:

•

Overseeing development and implementation of our compensation policies and programs for officers, including benefit, retirement and severance plans;

•

Reviewing and approving CEO and certain other elected officer compensation, including setting goals, evaluating performance and determining results with the independent members of the Board ratifying the compensation for the CEO;

•

Participating in succession planning for our CEO and other officers;

•

Overseeing our equity-based employee incentive compensation plans and approving grants;

•

Ensuring that the criteria for grants and awards under our incentive plans are appropriately related to operating and strategic performance objectives;

•

Overseeing regulatory compliance with respect to certain other compensation matters;

•

Reviewing and approving any proposed severance agreements, retention plans or other agreements; and

•

Retaining and managing its relationship with any external compensation consultant.

When making individual compensation decisions for executives, the Compensation Committee takes many factors into account, including market pay practices, the individual’s performance, tenure and experience, our overall performance, any retention considerations, the individual’s historical compensation and internal fairness considerations, as further described below. These factors are considered by the Compensation Committee in a subjective manner without any specific formula or weighting.

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The Compensation Committee relies significantly on the CEO’s input and recommendations when evaluating these factors relative to the named executive officers other than the CEO. The Compensation Committee also reviews a compensation history for each named executive officer and considers the progression of salary increases over time compared to the individual’s development and performance, the unvested and vested value inherent in outstanding equity grants and awards, and the cumulative impact of all previous compensation decisions. The CEO, in partnership with the Human Resources department, conducts an assessment of each named executive officer at the end of each year against a spectrum of behaviors and strategic goals established for each executive officer at the beginning of the year. The CEO then provides the Compensation Committee with his assessment of the performance of the named executive officer and his perspective on the factors described above, along with developing his recommendations for each named executive officer’s compensation, including salary adjustments, annual incentive payouts and equity grants. The Compensation Committee discusses the CEO’s recommendations, including how the recommendations compare against external market data and how the compensation levels of the named executive officers compare to each other, to the CEO’s compensation level and to the historical pay for each named executive officer. Based on this discussion, the Compensation Committee then approves or modifies the recommendations after collaboration with the CEO.

Decisions and approvals relating to the CEO’s pay are made by the Compensation Committee in executive session, without management present, and are subject to ratification by the independent members of the Board. In assessing the CEO’s pay, the Compensation Committee considers the Company’s performance, the CEO’s contribution to that performance and other factors as described above in the same manner as for any other executive. The Compensation Committee approves the CEO’s salary, incentive plan payment (consistent with the terms of the plan as described below) and long-term incentive grants each year subject to ratification by all the independent directors.

The Compensation Committee uses an executive compensation consultant to assess the competitiveness of the executive compensation program, to provide input regarding the program design based on prevailing market practices and business conditions, to advise the Compensation Committee on the level of each executive officer’s compensation, and to conduct research as directed by the Compensation Committee. The compensation consultant attends portions of all Compensation Committee meetings at the request of the Compensation Committee. The compensation consultant is engaged by and reports directly to the Compensation Committee, frequently meets separately with the Compensation Committee with no members of management present and periodically works separately with the Compensation Committee Chairman between meetings.

For 2012, the Compensation Committee retained Semler Brossy Consulting Group, or Semler Brossy, as its compensation consultant. Semler Brossy was retained directly by the Compensation Committee and has helped the Compensation Committee develop an appropriate agenda for performing the Compensation Committee’s responsibilities. In this regard, Semler Brossy advised and assisted the Compensation Committee in:

•

Determining the appropriate objectives and goals of our executive compensation programs;

•

Designing compensation programs that fulfill those objectives and goals;

•

Seeking to align executive compensation programs with shareholder interests;

•

Evaluating the effectiveness of our compensation programs;

•

Identifying mining industry and general industry peers and identifying compensation surveys for the Compensation Committee to use to initially benchmark the appropriateness and competitiveness of our executive compensation programs;

•

Identifying appropriate pay positioning strategies and pay levels in our executive compensation programs;

•

Reviewing external trends and best practices in executive compensation; and

•

Identifying emerging good governance practices for the Committee’s consideration.

Additional services requested of Semler Brossy in 2012 included a review of the directors’ compensation practices at the request of the Governance and Nominating Committee. The additional services provided did not exceed a cost of $120,000. Semler Brossy performs no other services for Cliffs or our management except as requested by the Compensation Committee, the Governance and Nominating Committee or the Audit Committee. The Compensation Committee has considered and assessed all relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) - (vi) under the Exchange Act, that could rise to a potential conflict of interest with respect to Semler Brossy. Based on this review, we are not aware of any conflict of interest that has been raised by work performed by Semler Brossy.

Market for Talent

The Compensation Committee conducts an annual review of market pay practices for executive officers with the assistance of its outside compensation advisor. Semler Brossy conducted a review of market pay practices in late 2011 for 2012 executive compensation decisions. This review was based on several published compensation surveys, including Hewitt Associates’ and Towers Watson’s executive compensation general industry surveys, as well as a detailed proxy analysis of certain compensation comparison peers.

Following our acquisition of Consolidated Thompson in May 2011, Semler Brossy reviewed and updated the compensation peer group used to benchmark executive pay, adjusting the peers to take our larger scale into account. The screening criteria continued to include a broad cross-section of North American companies in the Materials sector, including Metals and Mining, Chemical, Fuel and Industrial Gas companies with both revenue (measured on a trailing four-quarter average and a three-year fiscal year-end average) and market capitalization (as of the end of June 2011 and on a three-year average) in the range of one-third to three times those of Cliffs. Semler Brossy recommended relatively broad selection criteria of between one-third and three times the size of Cliffs in order to obtain an appropriately large sample set and to reflect Cliffs’ market capitalization and expanding globalization.

Based on this review, Semler Brossy recommended adding three new companies to our peer group (Praxair, Inc., Air Products and Chemicals Inc., and Goldcorp Inc.) and removing four peers (Steel Dynamics Inc., Yamana Gold Inc., Martin Marietta Materials, Inc. and Walter Energy, Inc.).

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These adjustments resulted in the following revenue and market capitalization based on the available data at the time of the assessment, which was completed in September 2011:

	Revenue – Trailing Four-Quarter Average ($ millions)	Revenue – Three-Year FYE Average ($ millions)	Market Capitalization – June 2011 ($ millions)	Market Capitalization – Three-Year Average ($ millions)
Peer Group Median	5,043	5,869	8,323	8,247
Cliffs	5,138	3,782	12,540	7,637

Source: S&P Research Insight

The resulting 19 compensation peer companies used for the 2012 analysis were as follows:

Agrium Inc.	FMC Corporation
Airgas, Inc.	Goldcorp Inc.
Air Products and Chemicals, Inc.	Kinross Gold Corporation
Allegheny Technologies Incorporated	Mosaic Company (The)
Alpha Natural Resources, Inc.	Newmont Mining Corporation
Arch Coal, Inc.	Peabody Energy Corporation
Celanese Corporation	Praxair, Inc.
CF Industries Holdings, Inc.	Teck Resources Limited
CONSOL Energy Inc.	Vulcan Materials Company
Eastman Chemical Company

For 2013 compensation planning, Semler Brossy completed an evaluation of the compensation peer group for the proxy analysis using the same criteria noted above. Semler Brossy recommended, and the Compensation Committee concurred, that we continue to utilize the same peer group outlined above with the inclusion of Walter Energy, Inc. As a result of a recently completed acquisition by Walter Energy, its revenue and market capitalization now fall within the criteria noted above.

Market Positioning

During 2012, the Compensation Committee generally targeted total compensation between the median and 75th percentile of competitive market practices. This above-market pay positioning for certain executives reflects the rapid pace of our growth in recent years and the Compensation Committee’s desire to attract, retain and motivate the needed level of talent for the organization while managing costs to an objectively reasonable level. Above-market pay positioning is achieved by targeting base salary at the median and short-term and long-term incentives at above-market medians in order to emphasize performance-based pay. Actual pay positioning for any individual executive officer was higher or lower than this initial target positioning based on factors such as individual skills, experience, contribution, performance, internal fairness or other factors that the Compensation Committee took into account that were relevant to the individual executive.

Pay Mix

Because our executive officers are in a position to directly influence our overall performance, a significant portion of their compensation is variable through short- and long-term incentive programs so that our executive officers’ compensation is aligned to our short- and long-term goals and shareholder interests. The variable pay component includes the annual incentive (cash-based) and long-term incentive grant values (equity-based). Approximately 86 percent of the CEO’s total target compensation and approximately 73 percent of the other named executive officers’ total target compensation is variable as illustrated by the charts below. Additionally, a greater portion of each executive’s pay is driven by long-term compensation rather than short-term compensation. The levels of performance-based variable pay are consistent with each executive’s level of responsibility and impact, and are consistent with market practices for fixed versus variable pay.

	2012 Target Pay Mix*
	Base Salary	Annual Incentive	Performance Shares	Restricted Share Units
Carrabba	14%	20%	52%	14%
Paradie	33%	24%	34%	9%
Brlas	24%	20%	44%	12%
Gallagher	24%	20%	44%	12%
Tompkins	24%	20%	44%	12%
Blake	30%	22%	38%	10%
Price	26%	22%	41%	11%
* Figures have been rounded.

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During 2012, our executive compensation and benefits consisted of the components listed in the following table, which provides a brief description of the principal elements of compensation, how performance factors into each type of compensation and the objectives served by each element. These elements are discussed in more detail in the sections that follow.

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Analysis of 2012 Compensation Decisions

Base Salary

Cliffs’ philosophy is that base salaries should meet the objective of attracting and helping retain the executive talent needed to run our business. We seek to target base pay levels for executives generally at the 50th percentile of market data. The Compensation Committee believes that base salary positioning at the median is competitive against the compensation peer group and is sufficient to attract and retain high-quality executives when combined with above-market performance-based compensation opportunities. However, each executive may have a base salary above or below the median of the market reflecting differences in responsibility, performance and experience, among other factors described above.

The Compensation Committee considered the following factors when approving 2012 annual base salaries: base pay levels at the market median; individual performance; tenure and experience; retention considerations; the individual’s historical compensation and internal fairness considerations. Salaries approved for the named executive officers in 2012 were as follows (Mr. Price’s base salary of AUD $558,600 is converted at the 2012 average rate of AUD $1.00 : USD $1.0361):

	Effective April 1, 2012 ($)	Percent Change from 2011
Carrabba	1,000,000	0
Paradie	310,000	9
Brlas	597,000	13
Gallagher	512,400	5
Tompkins	451,500	5
Blake	396,000	16
Price	578,765	5

In connection with Mr. Paradie’s promotion to CFO, his base salary was subsequently increased to $340,000 effective October 1, 2012. Because Mr. Brake’s employment terminated on March 31, 2012, he did not receive a base salary adjustment and so is not included in this table.

Annual Incentive Plan

Our annual Executive Management Performance Incentive Plan, or EMPI Plan, provides an opportunity for the senior executive officers, including the named executive officers, to earn an annual cash incentive based on our financial performance relative to business plans and achievement against key corporate objectives. The objective of this plan is to provide our executives with a competitive annual cash compensation opportunity while aligning actual pay results with Cliffs’ short-term financial and strategic performance. Target annual incentives generally are positioned at or above market median; thus, when combined with salaries at median, target cash compensation is between the median and 75th percentile of market on average. As with salary, individual executive pay positioning may vary from this general target based on factors described above.

2012 EMPI Plan Award Opportunities. For each senior executive officer, the Compensation Committee established a threshold, target and maximum EMPI Plan opportunity at the beginning of 2012, expressed as a percentage of base salary. Actual incentive payouts were determined under a weighted scoring system, with the scoring of each performance metric expressed as a percentage of the maximum payout. The target level of overall performance would produce a payout equal to 50 percent of the total maximum award, and an overall scoring at the threshold level would produce a payout equal to 25 percent of the maximum award. Performance below threshold would result in a payout of zero for the relevant factor. There was no change to 2012 award opportunities for the named executive officers compared to prior years.

EMPI Plan award opportunities (expressed as a percentage of base salary) approved for each of the named executive officers on March 12, 2012 were as follows:

	Threshold	Target	Maximum
Carrabba	70%	140%	280%
Paradie	35%	70%	140%
Brlas	40%	80%	160%
Gallagher	40%	80%	160%
Tompkins	40%	80%	160%
Blake	35%	70%	140%
Price	40%	80%	160%

For each of these named executive officers other than Mr. Carrabba, a second EMPI Plan opportunity was made available in addition to the above 2012 awards. For Messrs. Gallagher, Tompkins and Price and Ms. Brlas, the second EMPI Plan award opportunity had a potential maximum payout of eight percent of base salary. For Messrs. Paradie and Blake, the second EMPI Plan award opportunity had a potential maximum payout of seven percent of base salary. These maximum opportunities are equal to 10 percent of each executive’s target awards and are designed to allow for the recognition of individual performance accomplishments during the year, at the recommendation of the CEO and approval of the Compensation Committee. The additional EMPI Plan award opportunities were subject to the achievement of at least one of our nine financial performance objectives and to further reduction based on negative discretion, as determined by the Compensation Committee. The 2012 EMPI Plan awards, expressed as dollar amounts, are shown in the “2012 Grants of Plan-Based Awards” table below. Due to Mr. Brake’s departure in March 2012, he was not eligible for either the EMPI target opportunity or the additional EMPI Plan bonus opportunity and so is not included in this table. However, per the terms of his termination and Severance Agreement and Release, he was eligible for a pro rata payment equal to his annual incentive target at the time of his termination based on the same formulaic performance metrics under the EMPI Plan for other named executive officers.

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2012 EMPI Plan Performance Measures. The EMPI Plan uses a “performance scorecard” with multiple performance standards that are related to our annual business plan and strategic priorities in order to determine payouts under the EMPI Plan.

For 2012, the Compensation Committee approved adjustments to the plan design allowing for greater variability in payouts under the EMPI Plan based on industry conditions related to pricing, which impacts both net income results and certain components of cost control, rather than seeking to mitigate the impact of uncontrollable results. This change in philosophy only affects the annual incentive plan. The long-term incentives continue to include a significant emphasis on relative stock price performance, as discussed in more detail below. The objectives of this shift in compensation strategy are to better align the results of executive compensation with results for shareholders, so that management will more likely realize above-target awards in years of exceptional financial results and below-target awards in years where results have fallen more than expected, regardless of management’s ability to control these outcomes. In addition, by eliminating price adjustments from the EMPI Plan, we will be able to simplify significantly the process of communicating and administering the plan as compared to prior years. Management and the Compensation Committee believe that this balance of factors continues to better reflect the controllable elements of our business in light of the changes discussed above.

The specific elements and their respective weighting as follows:

EMPI Plan Performance Metrics	Weighting	Target
Net Income	20.0%	Not disclosed
U.S. Iron Ore Production Volume	10.0%	21.8 million tons
Eastern Canadian Iron Ore Production Volume	7.5%	11.4 million tons
Asia Pacific Iron Ore Production Volume	5.0%	11.1 million tons
North American Coal Production Volume	5.0%	6.7 million tons
U.S. Iron Ore Cost Control	10.0%	Not disclosed
Eastern Canadian Iron Ore Cost Control	7.5%	Not disclosed
Asia Pacific Iron Ore Cost Control	5.0%	Not disclosed
North American Coal Cost Control	5.0%	Not disclosed
Corporate Strategic Objectives	25.0%	Not disclosed
TOTAL	100.0%

The specific performance goals for the EMPI Plan measures, with the exception of volumes, are not disclosed as we believe, and the Compensation Committee concurs, that providing this information would adversely affect us by limiting our ability to negotiate supply agreements or spot sales on terms that would be favorable to us and our shareholders. Likewise, management and the Compensation Committee believe that disclosing specific, non-quantitative corporate objectives for the year would affect us adversely by, for example, providing confidential information on business operations and forward-looking strategic plans to our customers and competitors that could result in substantial competitive harm. General corporate strategic objectives include areas such as business development, acquisition integration, workplace safety, specific cost initiatives, sales initiatives and growth and diversification of mineral resources.

The Compensation Committee believes that the range of performance measures are appropriately difficult to attain and tested the performance history for those that were included in prior years’ EMPI Plans, specifically cost control and corporate strategic objectives. Additionally, the target-setting methodology used in prior years generally was consistent with the target-setting methodology used for 2012 performance metrics. Actual historical results have been as follows:

Year	U.S. Iron Ore Cost Control*	Eastern Canadian Iron Ore Cost Control*	Asia Pacific Iron Ore Cost Control	North American Coal Cost Control
2008	-	-	Between target and maximum	Below threshold
2009	-	-	At maximum	Below threshold
2010	-	-	Between target and maximum	Below threshold
2011	-	-	Between threshold and target	Below threshold
2012	Between threshold and target	Below threshold	Between target and maximum	Between target and maximum

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Year	U.S. Iron Ore Production Volume*	Eastern Canadian Iron Ore Production Volume*	Asia Pacific Iron Ore Production Volume	North American Coal Production Volume	Corporate Strategic Objectives
2008	-	-	-	-	Between target and maximum
2009	-	-	-	-	Between target and maximum
2010	-	-	-	-	Between target and maximum
2011	-	-	Between target and maximum	Below threshold	At maximum
2012	Between target and maximum	Below threshold	Between target and maximum	Between threshold and target	Below target
* Prior to 2012 and the Consolidated Thompson acquisition, cost control and volume were measured for North American Iron Ore only.

2012 EMPI Plan Target Setting and 2012 Results. Actual payouts are determined based on the weighted aggregate attainment for each performance element using the weights assigned above. Performance targets for the financial objectives under the EMPI Plan were established at the beginning of 2012. Each performance element was assigned a minimum threshold level, a target level and a maximum level, representing attainment of 25 percent, 50 percent and 100 percent, respectively, of the EMPI Plan maximum award opportunity associated with that element. For performance below the minimum threshold performance requirement for each metric, funding would be zero percent for that factor. The maximum payout under the Corporate Strategic Objectives in the EMPI Plan is 25 percent of the maximum bonus opportunity and requires the attainment of at least one financial performance metric. The Compensation Committee can exercise negative discretion for the Corporate Strategic Objectives down to zero. The Compensation Committee approves performance targets and ranges for each of the financial performance measures, taking into consideration management financial plans for the coming year. Performance targets are approved each year by the Compensation Committee in the first quarter.

For 2012, the performance results under the EMPI Plan produced an overall payout level equal to 60 percent of the target bonus opportunities for the named executive officers. The Compensation Committee arrived at this formulaic funding level by taking the following factors into consideration:

EMPI Plan Performance Metrics	Weighting	Actual Funding*
Net Income	20.0%	0.0%
U.S. Iron Ore Production Volume	10.0%	10.9%
Eastern Canadian Iron Ore Production Volume	7.5%	0.0%
Asia Pacific Iron Ore Production Volume	5.0%	5.7%
North American Coal Production Volume	5.0%	3.9%
U.S. Iron Ore Cost Control	10.0%	8.3%
Eastern Canadian Iron Ore Cost Control	7.5%	0.0%
Asia Pacific Iron Ore Cost Control	5.0%	5.2%
North American Coal Cost Control	5.0%	6.1%
Corporate Strategic Objectives	25.0%	20.0%
TOTAL	100.0%	60.0%
* Figures have been rounded.

In recognition of the loss that was the result of significant operating challenges during 2012, the Compensation Committee determined to make no payout under the EMPI Plan for the majority of our named executive officers. Specifically, the Compensation Committee noted the significant cost, capital and operating challenges in the Eastern Canadian Iron Ore business segment, the goodwill impairment charge related to our 2011 acquisition of Consolidated Thompson and an employee fatality. The only exceptions were Mr. Brake, to whom we were contractually obligated to provide an award as part of his Separation and Release Agreement based on similar metrics as the EMPI Plan, and Mr. Blake, as the Compensation Committee determined not to include the heads of our business units in the zero payout decision. For Mr. Blake, the Compensation Committee elected to pay an incentive award based on the funding noted above but with negative discretion, which decreased his actual bonus from $166,320 to $150,000 due to the cost, capital and operating challenges in the Eastern Canadian Iron Ore business segment. Total incentives for 2012 under the EMPI Plan were paid in the amounts set forth in the following table to the named executive officers.

EMPI Plan $
Carrabba	0
Paradie	0
Brlas	0
Gallagher	0
Tompkins	0
Blake	150,000
Price	0
Brake*	45,360

*

The incentive noted above for Mr. Brake was paid pro rata pursuant to the terms of his termination and Severance and Release Agreement. While Mr. Brake did not have a specific EMPI Plan award opportunity in 2012, his incentive award payout was based on the same EMPI Plan funding of 60 percent.

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2013 Award Opportunities and EMPI Plan Performance Measures. The EMPI Plan award opportunities for 2013 continue to use a “performance scorecard” with multiple performance standards that are related to our annual business plan, including profitability-related and cost control performance, and our current strategic objectives. There was no substantial change to 2013 target award opportunities for the named executive officers compared to prior years.

Long-Term Incentive Program

The objectives of our long-term incentive program are to reward executives for sustained performance over multiple years and to align payouts relative with shareholder value creation. In addition, our long-term incentive program is designed to enhance retention of executives by delaying the vesting of compensation opportunities and to align the long-term interests of executives with shareholders through the use of equity to deliver compensation value.

For long-term incentive awards, we use performance shares and restricted share units as the primary vehicles to reward and retain executives. The performance shares and restricted share units are denominated and payable in Cliffs’ Common Shares in order to align the interests of our executives with our shareholders through direct ownership.

Each year, we establish a target long-term incentive award value for each executive as a pre-determined percentage of base salary based on market practices and internal equity considerations. In general, we seek to position target long-term incentives at or above the median of market for equivalent roles so that, in combination with salaries near median and at or above market annual incentive targets, total target compensation is between the median and 75th percentile of market on average. Actual positioning may vary from this target for individuals based on the factors described above. In addition, actual awards to each executive may vary from the target established for each job based on the CEO’s assessment of individual performance in the case of executives other than the CEO, and based on the Board’s assessment of the CEO’s performance in the case of grants made to the CEO.

Administrative Process. Long-term incentive awards, consisting of performance shares and restricted share units, for executives are made annually. The grant date is the date of the Compensation Committee approval or a later date as set by the Compensation Committee. Grants for executive new hires or promotions are approved by the Compensation Committee at the next regularly scheduled Compensation Committee meeting following the hire or promotion date or in a special meeting, as needed. The grant date for executive new hires or promotions is the date of such approval or such later date as the Compensation Committee determines. We do not time grants to coordinate with the release of material non-public information. All grants discussed below, prior to those awarded in 2013, were awarded under the Amended and Restated Cliffs 2007 Incentive Equity Plan, referred to as the 2007 Incentive Equity Plan.

Performance Shares. Performance shares were the primary vehicle we used to deliver long-term incentives in 2012. Performance shares comprise 75 percent of the total target annual long-term incentive grant. A performance share granted in 2012 provides an opportunity to earn Common Shares based on our performance over a three-year period, with potential funding between zero percent and 200 percent of the target grant depending on the level of performance against goals. We use performance shares to reward for shareholder results relative to industry conditions, taking into consideration returns to our shareholders as compared to other companies’ returns in the metals and mining industries. Beginning in 2012, the free cash flow metric was eliminated and total shareholder return, or TSR, was the sole metric utilized. This change was made in order to align our long-term incentive return with that of our shareholders and due to the difficulty in setting meaningful performance objectives over a three-year period in our cyclical industry.

Each executive officer is granted a target number of performance shares at the beginning of each three-year period. For the 2012 grant, Cliffs’ TSR and that of our performance peers (identified below) will be measured on a cumulative basis from the beginning of the performance period to the end of the performance period. At the end of three years, our TSR will be compared to the TSR performance of our peers to determine our relative performance over the three-year period and the number of shares earned at the end of the period. Funding for TSR performance below threshold will be zero percent and funding at the maximum performance will be capped at 200 percent.

The calibration of the pay-for-performance relationship for 2012 grants is as follows and payout is interpolated for performance between threshold, target and maximum levels:

Performance Factor	Weight	Performance Level
		Below Threshold	Threshold	Target	Maximum
Relative TSR	100%	Below 35th percentile	35th percentile	55th percentile	75th percentile
Payout		0%	50%	100%	200%

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2012 – 2014 Performance Share Peer Group. The peer group used for the performance share awards is comprised of the constituent companies in the SPDR Metals and Mining ETF on the last day of trading of the three-year performance period, or December 31, 2014. As of December 31, 2012, the index included the following companies:

AK Steel Holding Corporation	CONSOL Energy Inc.	Peabody Energy Corporation
Alcoa Inc.	Freeport-McMoRan Copper & Gold Inc.	Reliance Steel & Aluminum Co.
Allegheny Technologies Incorporated	Globe Specialty Metals, Inc.	Royal Gold, Inc.
Allied Nevada Gold Corp.	Haynes International, Inc.	RTI International Metals, Inc.
Alpha Natural Resources, Inc.	Hecla Mining Company	Schnitzer Steel Industries Inc.
AMCOL International Corporation	Horsehead Holding Corp.	Steel Dynamics, Inc.
Arch Coal, Inc.	Kaiser Aluminum Corporation	Stillwater Mining Company
Carpenter Technology Corporation	Materion Corporation	Suncoke Energy, Inc.
Century Aluminum Company	McEwen Mining Inc.	United States Steel Corporation
Cloud Peak Energy Inc.	Molycorp, Inc.	Walter Energy, Inc.
Coeur d’Alene Mines Corporation	Newmont Mining Corporation	Worthington Industries, Inc.
Commercial Metals Company	Noranda Aluminum Holding Corporation
Compass Minerals International, Inc.	Nucor Corporation

The performance peer group focuses on steel, metals and commodity mineral mining companies that generally will be affected by the same long-term market conditions as those that affect us. The Compensation Committee evaluates this peer group for each new cycle of the performance share program based on recommendations made by its compensation consultant and makes adjustments as needed based on changes in the industry makeup and relevance of our specific peers. The performance peer group used to assess performance for performance share grants is not the same as the peer group used to assess competitiveness of our compensation. For measuring relative TSR performance, we utilized a broader peer group that was not determined solely by size or location, which are more critical factors when comparing payout opportunities.

For long-term incentives granted in 2010 and vested in 2012 for our Asia-Pacific executive officers, including Mr. Price, performance share units were substituted for performance shares and retention units were substituted for restricted share units. Performance share units and retention units were paid in cash to Asia-Pacific participants at the end of the performance period, based on the product of the foreign exchange rate and our Common Share price on the date the Common Shares were paid to U.S. participants for grants made in 2010. Cash payments were made in lieu of Common Shares due to unfavorable tax liability consequences related to equity grants to Australian residents at the time of grant. Beginning in 2011, grants made to Asia-Pacific participants are paid in Common Shares and all other features of the grants have remained the same. We made this determination so that long-term incentive awards would continue to be tied to shareholder return and in light of favorable changes in Australian tax legislation.

Restricted Share Units. Restricted share units are earned based on continued employment and are retention-based awards. A restricted share unit award vests in full at the end of the same performance period used for the performance shares, and is payable in our Common Shares. Restricted share units comprise 25 percent of each named executive officer’s total annual long-term incentive grant.

2012 – 2014 Performance Share and Restricted Share Unit Grants. On March 12, 2012, the Compensation Committee approved performance share and restricted share unit awards under the 2007 Incentive Equity Plan for our executives, including our named executive officers. The number of shares granted to each executive was then determined by dividing the total grant values by the 60-day average closing price of our Common Shares ending on the date of grant ($68.00 for grants made in 2012). The use of the 60-day average price to calibrate the number of shares granted limits the potential to grant an unusually high or low number of shares due to an exceptionally low or high share price on the date of the grant. In order to calibrate the grant made to Mr. Price in 2012, a 60-day average foreign exchange rate ending on March 12, 2012 was used to convert Mr. Price’s salary from Australian to U.S. dollars. The following amounts of performance shares and restricted share units were awarded to our named executive officers for the 2012 – 2014 performance period:

	Total Grant Value ($)	Target Performance Shares (#)	Restricted Share Units (#)
Carrabba	3,976,250	46,880	15,620
Paradie	348,638	4,110	1,370
Brlas	1,229,138	14,490	4,830
Gallagher	1,007,105	11,880	3,950
Tompkins	908,494	10,710	3,570
Blake	556,039	6,560	2,180
Price	972,114	11,460	3,820

The total grant value noted above is based on the closing fair market price of $63.62 per share on March 12, 2012, the date of grant. Mr. Brake was not eligible for a 2012 – 2014 long-term incentive grant.

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Payouts Determined for 2010 – 2012 Long-Term Incentive Grant. In February 2013, the Compensation Committee determined that for the three-year performance period ended December 31, 2012, we achieved total shareholder return performance near target compared to our peer group and free cash flow performance above the maximum value set in 2010. This provided a total performance factor of 123 percent for the 2010 – 2012 performance period. A payout for such performance period was made in Common Shares in February 2013 to all participants, including all named executive officers with the exception of Mr. Price. Mr. Price received cash payments based upon the closing price of our Common Shares and the foreign exchange rate on the date the Common Shares were paid to U.S. participants. Mr. Price’s cash payment was prorated based on his termination with us in 2012. The performance share award for the named executive officers for the 2010 – 2012 performance period is disclosed under the “2012 Option Exercises and Stock Vested Table”. The payout calculation for the 2010 – 2012 grants is as follows:

Performance Factor	Weight	Performance Level
		Below Threshold	Threshold	Target	Maximum	Actual
Relative TSR	50%	Below 35th percentile	35th percentile	55th percentile	75th percentile	54th percentile
3-year cumulative free cash flow	50%	More than 50% below plan	50% below plan	At plan	75% above plan	Above maximum
Payout		0%	50%	100%	150%	123%

The specific performance goals of our three-year cumulative free cash flow, which includes our business plan for the current year and free cash flows for our long-range plan, is not disclosed as we believe, and the Compensation Committee concurs, that providing this information would adversely affect us by limiting our ability to negotiate supply agreements or spot sales on terms that would be favorable to us and our shareholders.

2009 and 2010 CEO Strategic Initiative Grant. On December 17, 2009 and March 8, 2010, the Compensation Committee approved an additional grant of 67,009 performance shares and 18,720 performance shares, respectively, to Mr. Carrabba in order to further motivate and reward the CEO to grow the value of our Common Shares through effective strategic initiatives. The 2009 and 2010 Strategic Initiative Grants were designed to provide an overall target grant value of $2.6 million, which was approximately equal to one times Mr. Carrabba’s annual long-term incentive award target at the time of grant. Due to maximum annual grant limitations imposed under our 2007 Incentive Equity Plan, the total grant needed to be divided into two separate grants. The Compensation Committee believes that the magnitude of the grants is commensurate with the magnitude of business improvement included in our confidential strategic plans. The grants were determined using a 60-day average closing price ending on the date of grant (producing a maximum value at grant of approximately $3.9 million and a target value at grant of approximately $2.6 million). The grants expire on December 31, 2013.

Under the terms of the grants, the Strategic Initiative Grants become eligible for vesting when our market capitalization increases by 50 percent or more above the market capitalization as of the last 60 trading days of 2009. We refer to this condition as the “Performance Trigger”. The Performance Trigger may be satisfied at any time between the date of grant and December 31, 2013. If the Performance Trigger is satisfied, then the grant is eligible to vest on December 31, 2013 subject to the Compensation Committee’s assessment of Mr. Carrabba’s performance (see below). If Mr. Carrabba voluntarily terminates his employment before December 31, 2013, there would be no payout under the grant – irrespective of whether or not the Performance Trigger was satisfied. The Performance Trigger was achieved in 2010.

Following the achievement of this Performance Trigger, the number of shares to be paid out will be determined by the Compensation Committee based on Mr. Carrabba’s achievement of the following performance factors evaluated in the Compensation Committee’s discretion:

•

Aggregate value of Cliffs (average closing market share price per Common Share, multiplied by the average number of outstanding Common Shares, during a period of 60 consecutive trading days) relative to our peers;

•

Increase in our equity trading multiples;

•

Our degree of diversification into minerals other than iron ore and metallurgical coal; and

•

Other factors to be determined by the Compensation Committee, such as timing of results relative to goals, sustainability of market values, and quality of new commodities and operations.

Pursuant to the terms of the grants, the Compensation Committee may exercise negative discretion to reduce the size of the payout under the grants based on Mr. Carrabba’s performance relative to these performance factors. As a result of the uncertainty of the final grant amount and under applicable accounting guidance, a grant date fair value has not yet been determined for these grants for purposes of measuring and recognizing compensation cost. The total target payout under the grants would be 57,152 Common Shares taking into account both grants made in December 2009 and March 2010, with a potential maximum payout of 85,729 Common Shares.

2013 – 2015 Performance Share and Restricted Share Unit Grants. The Compensation Committee approved performance share and restricted share unit grants under the 2012 Incentive Equity Plan for our executives, including our named executive officers. Beginning in 2013 and for grants made pursuant to the 2012 Incentive Equity Plan, which was approved by our shareholders in May 2012, dividend equivalents related to performance shares and restricted share unit grants may be paid at the time the underlying performance shares and restricted share units vest; however, all other features of the performance share and restricted unit grants remained the same. The calibration of the pay-for-performance relationship of our TSR against the SPDR Metals and Mining ETF constituents for the 2013 – 2015 performance share grants remains the same as in prior years.

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Retirement and Deferred Compensation Benefits

Defined Benefit Pension Plan. We maintain a defined benefit pension plan for all U.S.-based employees, which we refer to as the Pension Plan, and a Supplemental Executive Retirement Plan, which is referred to as the SERP, in which all of the named executive officers (excluding Mr. Price because of his non-U.S. employee status) are eligible to participate following one year of service. The Compensation Committee believes that pension benefits are a typical component of total benefits for employees and executives at companies in industries similar to ours, and that providing such benefits is important to delivering a competitive package to attract and retain employees. The objective of the SERP is to provide benefits above the statutory limits for qualified pension plans for highly paid executives. Effective April 19, 2012, we determined that past service credits will no longer be provided for incoming executives. Additional detail is shown in the “2012 Pension Benefits“ table.

401(k) Savings Plan. Our U.S.-based executives are eligible to contribute up to 35 percent of their base salary under Cliffs’ 401(k) Savings Plan. Annual pre-tax contributions are limited by Internal Revenue Service regulations. For the 2012 calendar year, employee pre-tax contributions were limited to $17,000 ($22,500 for persons age 50 or older). We historically have matched 100 percent of employee contributions up to the first three percent, and 50 percent for the next two percent of contributions. Additionally, we have utilized a performance-based contribution that can be made annually to the 401(k) Savings Plan for all U.S.-based salaried employees and certain hourly-paid non-represented employees. The performance-based company contribution was established to deliver as much as 10 percent of eligible wages into the 401(k) Savings Plan when we meet certain profit-per-ton performance targets approved by the Board. The Cliffs performance-based company contribution was suspended for 2012 and no named executive officers received such a contribution.

Superannuation. Australian employees, including Mr. Price, are eligible, pursuant to a contractual obligation, for a company cash contribution known as superannuation of up to 15 percent of all cash payments made to the employee. Australian regulations require a superannuation contribution of at least nine percent on base salary up to $183,000 per individual per year. Cliffs offers superannuation above the Australian regulatory requirement of nine percent as this is common practice within the Australian mining industry and enables us to ensure we are market competitive and can attract and retain the best talent. For company superannuation contributions in excess of the superannuation contribution base, Australian employers can opt to be credited with cash as a taxable superannuation cash allowance. This benefit for Mr. Price is disclosed below in the “2012 Summary Compensation Table” under “All Other Compensation” and described in footnote (6).

Deferred Compensation Plan. Under the 2012 Non-Qualified Deferred Compensation Plan, or 2012 NQDC Plan, in effect beginning in 2012, the named executive officers and other senior executives, excluding non-U.S. executives, are permitted to defer, on a pre-tax basis, up to 50 percent of their base salary and all or a portion of their annual incentive under the EMPI Plan. The Compensation Committee believes the opportunity to defer compensation is a competitive benefit that addresses the goal of attracting and retaining talent. Pursuant to the approval of the 2012 NQDC Plan, the former 2005 Voluntary Non-Qualified Deferred Compensation Plan was frozen and no compensation can be deferred under that plan. Additional detail is shown in the “2012 Non-Qualified Deferred Compensation” table.

Deferrals earn interest at the Moody’s Corporate Average Bond Yield, which was approximately 3.9 percent for 2012, or any mutual investment option provided in the 401(k) Savings Plan for U.S. salaried employees. To the extent the performance-based 401(k) Savings Plan contributions exceed Internal Revenue Code, or Code, limits for a qualified deferred compensation plan, the 2012 NQDC Plan provides that contributions are to be credited to the accounts of executives under the applicable non-qualified deferred compensation plan. Additionally, the 2012 NQDC Plan provides for a supplemental matching contribution annually. The amount of the supplemental matching contribution is equal to what the named executive officer would have received in the 401(k) Savings Plan had contributions not reached the Code limits in 2012.

Other Benefits. Our other benefits and perquisites for senior executives, including named executive officers, are limited to company-paid parking and personal financial services. The Compensation Committee believes that providing company-paid parking and financial services will prevent distraction from duties as an executive officer of Cliffs. Due to the location of our corporate offices, we provide company-paid parking to corporate employees in mid- to upper-level management positions and executive officers. These benefits are disclosed below in the “2012 Summary Compensation Table” under “All Other Compensation” and described in footnote (6).

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Supplementary Compensation Policies

Cliffs uses several additional policies to ensure that the overall compensation structure is aligned with shareholder interests and is competitive with market practices. Specific policies include:

Share Ownership Guidelines. Our Board adopted share ownership guidelines to ensure that senior executives, including named executive officers, have a meaningful direct ownership stake in Cliffs and that the interests of executives thereby are aligned with our shareholders. The guidelines are as follows:

Multiple of Base Pay
CEO	4.5x
Executive / Senior Vice President	2.5x
Vice President	1.5x

Our share ownership guidelines were revised in 2010 to allow for an executive to sell a limited number of Common Shares prior to meeting the ownership guidelines so long as the executive officer can demonstrate a long-term plan in achieving the share ownership guidelines. For grants made after January 1, 2007 under our 2007 Incentive Equity Plan or 2012 Incentive Equity Plan, executives only are permitted to sell up to 50 percent of their shares received under the performance share program or the restricted share unit program unless the executive is in compliance with the share ownership guidelines, except as may be necessary to pay income taxes. An executive’s direct ownership of shares, including restricted shares and share units held in the 2005 VNQDC Plan, count toward meeting the share ownership guidelines. The Compensation Committee annually reviews compliance with the share ownership guidelines.

Change in Control Severance Agreements. We have entered into Change in Control Severance Agreements with all of our currently employed named executive officers. The Compensation Committee believes that such agreements support the goals of attracting and retaining highly talented individuals by clarifying the terms of employment and reducing the risks to the executive in situations where the executive believes that we may undergo a merger, be acquired in a hostile tender offer or involved in a proxy contest. In addition, the Compensation Committee believes that such agreements align the interests of executives with the interests of our shareholders if a qualified offer is made to acquire Cliffs, in that each of our named executive officers would likely be aware of or involved in any such negotiation and it is to the benefit of our shareholders to have the executives negotiating in the shareholders’ best interests without regard to the executive’s personal financial interests. The level of benefits was determined consistent with market practices at the time that the agreements were established. The agreements generally provide for the following change-in-control provisions (see accompanying narrative below for more details):

•

Automatic vesting of unvested equity incentives upon change in control;

•

Two or three times annual base salary and target annual incentive as severance upon termination following a change in control, and continuation of welfare benefits for two or three years under certain circumstances;

•

Non-compete, confidentiality and non-solicitation restrictions on executives who receive severance payments following a change in control; and

•

Prior to 2012, full tax gross-up payments would have been provided on any excise taxes and cash paid in lieu of health and welfare benefits imposed upon any change-in-control payments.

Effective January 1, 2012, we entered into new change-in-control severance agreements with our executives. All elements of the severance agreements remained the same, with the exception of not providing for gross-ups related to excise taxes following a change in control and tax gross-ups related to cash payments in lieu of certain health and welfare benefits. Additionally, industry service credits related to the supplemental retirement plan benefit provided upon termination after a change in control were eliminated.

Employment Agreement. One of our Australian subsidiaries had entered into an employment agreement with Mr. Price effective October 3, 2008 (prior to Mr. Price’s appointment as an executive officer) and amended March 10, 2010, May 20, 2011 and January 1, 2012. Mr. Price’s employment agreement generally provided for the following:

•

For immediate termination without notice or payment in lieu of notice for cause, payment up to the date of termination only;

•

For termination with three months’ notice or three months payment in lieu of notice or a combination of notice and payment in lieu of notice, payment calculated on Mr. Price’s remuneration;

•

For resignation with three months’ notice, a payment in lieu of notice calculated on Mr. Price’s base salary;

•

For termination for reason of redundancy, a redundancy payment calculated at 4.083 times Mr. Price’s annual base salary, plus any accrued but untaken annual leave and a prorated long service leave payment and monies and shares due under the 2007 Incentive Equity Plan; and

•

For termination following a change in control or Mr. Price’s voluntary termination following a change in control, severance compensation comprised of:

–

lump sum payment in an amount equal to three years from separation of service multiplied by the sum of Mr. Price’s remuneration, plus incentive pay;

–

provision of medical, dental and welfare benefits for three years from the date of separation from service;

–

lump sum amount equal to remuneration earned through the period up until Mr. Price’s termination or separation from service, plus the value of any annual bonus or long-term incentive pay;

–

reasonable outplacement services up to 15 percent of Mr. Price’s remuneration; and

–

post-retirement medical, hospital, surgical and prescription drug coverage for Mr. Price’s lifetime, his spouse and any eligible dependents.

Effective October 1, 2012, we terminated Mr. Price’s employment. Mr. Price received the following involuntary termination payments in consideration of his employment agreement (amounts are converted at an average 2012 rate of $1.00 AUD:$1.0361 USD):

•

4.083 x base salary, of which 50 percent is paid within 10 days of termination and the remaining 50 percent is paid in 12 equal monthly installments ($2,363,099);

•

Accrued annual leave ($128,437); and

•

Prorated long-service leave ($64,112).

Please see footnote (6) of the “2012 Summary Compensation Table” for more information regarding Mr. Price’s termination-related payments, benefits and arrangements, including assumptions used in estimating these amounts.

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Severance Agreement and Release. Effective March 31, 2012, we terminated Mr. Brake’s employment. Mr. Brake received the following involuntary termination payments:

•

24 months base pay ($864,000);

•

Target bonus under the EMPI Plan ($302,400);

•

Accrued but unused vacation ($49,846);

•

Outplacement service ($7,500);

•

Pro rata payment under the EMPI Plan ($45,360) for the 2012 plan year; and

•

Continued medical coverage until age 65 for Mr. Brake and his spouse ($259,000).

Please see footnote (6) of the “2012 Summary Compensation Table” for more information regarding Mr. Brake’s termination-related payments, benefits and arrangements, including assumptions used in estimating these amounts.

Certain Material Tax and Accounting Implications. Section 162(m) of the Code limits our deductibility of certain executive compensation in excess of $1 million. The aggregate combination of salary, distributions from the 2005 VNQDC or 2012 NQDC, payout from the EMPI Plan, the issuance of Common Shares from the 2007 Incentive Equity Plan or the 2012 Incentive Equity Plan, vesting of restricted shares and dividends on restricted shares has caused, with respect to 2012, the $1 million limit to be exceeded with respect to certain of the named executive officers, and is expected to cause the $1 million limit to be exceeded in subsequent years with respect to one or more of the named executive officers. “Qualified performance-based compensation” under Section 162(m) of the Code generally is excluded from this limitation. In 2012, our shareholders approved the 2012 EMPI Plan and the 2012 Incentive Equity Plan, which replaced the respective predecessor plans. The 2012 EMPI Plan is designed to permit us to grant incentive awards, and the 2012 Incentive Equity Plan is structured to permit us to grant certain equity-based awards, that may qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code. However, some grants of equity-based awards under the 2012 Incentive Equity Plan may not be able to qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code. Although the Compensation Committee may take action intended to limit the impact of Section 162(m) of the Code, it also believes that the tax deduction is only one of several relevant considerations in setting compensation. The Compensation Committee believes that the tax deduction limitation should not be permitted to compromise our ability to design and maintain executive compensation arrangements that will attract and retain the executive talent to compete successfully. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for federal income tax purposes.

Consideration of 2012 Say-on-Pay Vote. The Compensation Committee values the input of our shareholders when designing and administering our executive compensation programs and practices. The Compensation Committee therefore carefully assesses the vote results of our annual advisory vote on named executive officer compensation — commonly referred to as “Say-on-Pay” — which we view as an important opportunity for shareholders to express their support or concerns in relation to executive pay.

The Compensation Committee noted that, at our annual meeting on May 8, 2012, 97.3 percent of our voting shareholders at the time voted in favor of our named executive officer compensation as disclosed in the related proxy statement. As a result, the Compensation Committee determined that no changes were required to our executive compensation practices for 2012 in direct response to the shareholder advisory vote on named executive officer compensation.

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COMPENSATION COMMITTEE REPORT

The following report has been submitted by the Compensation and Organization Committee of the Board of Directors:

The Compensation and Organization Committee of the Board of Directors has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation and Organization Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the definitive proxy statement on Schedule 14A for Cliffs’ 2013 Annual Meeting, which is incorporated by reference in Cliffs’ Annual Report on Form 10-K for the fiscal year ended December 31, 2012, each as filed with the Securities and Exchange Commission.

This report is furnished on behalf of the Compensation and Organization Committee of the Board of Directors.

James F. Kirsch, Chairman

Barry J. Eldridge

Janice K. Henry

Francis R. McAllister

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the individuals who served as members of the Compensation and Organization Committee in 2012 were or have been an officer or employee of ours or engaged in transactions with us (other than in his or her capacity as director).

None of our executive officers serves as a director or member of the compensation committee of another organization whose executive officers serve as a member of either our Board or our Compensation and Organization Committee.

COMPENSATION-RELATED RISK ASSESSMENT

In 2012, a team led by our Chief Risk Officer reviewed employee compensation plans in which employees (including the named executive officers) participate in order to identify whether these arrangements had any features that might encourage unnecessary and excessive risk taking that would have a material adverse effect on Cliffs. The review team analyzed a series of risk factors and concluded the risk mitigation features in our compensation plans, including pay mix (variable versus fixed and short-term versus long-term), multi-year performance periods, incentive compensation clawbacks and share ownership guidelines, provide adequate safeguards to either prevent or discourage excessive risk taking. The review team did not identify any risk related to our compensation policies and practices for our named executive officers and our employees generally that are, either individually or in the aggregate, reasonably likely to have a material adverse effect on Cliffs. The Compensation and Organization Committee received a report summarizing the work of the review team and concurs with this conclusion.

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EXECUTIVE COMPENSATION

Executive Compensation Tables

2012 Summary Compensation Table

The following table sets forth the compensation earned by the named executive officers for services rendered to Cliffs and our subsidiaries for the fiscal years ended December 31, 2012, 2011 and 2010.

Name and Principal Position(a)	Year(b)	Salary ($)(1)(2)(c)	Stock Awards ($)(1)(3)(d)	Non-Equity Incentive Plan Compensation ($)(1)(4)(e)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(5)(f)	All Other Compensation ($)(6)(g)	Total ($)(h)
Joseph A. Carrabba Chairman, President & Chief Executive Officer	2012	1,000,000	4,640,070	0	474,812	52,731	6,167,613
	2011	955,500	3,104,793	1,880,410	446,046	50,430	6,437,179
	2010	814,000	2,859,784	1,483,074	394,057	44,677	5,595,592
Terrance M. Paradie (7)(10) Senior Vice President & CFO	2012	311,250	406,835	0	61,397	14,996	794,478
Laurie Brlas (8) Executive Vice President & President, Global Operations	2012	579,750	1,434,317	0	136,338	36,356	2,186,761
	2011	516,000	1,009,278	630,118	110,867	33,820	2,300,083
	2010	445,412	756,241	550,654	95,495	30,940	1,878,742
Donald J. Gallagher Executive Vice President & President, Global Commercial	2012	506,300	1,175,325	0	283,581	32,983	1,998,189
	2011	486,167	932,507	556,338	416,628	21,537	2,413,177
	2010	439,750	733,542	494,369	382,220	21,188	2,071,069
P. Kelly Tompkins (9)(10) Executive Vice President, Legal, Government Affairs and Sustainability, Chief Legal Officer & President, Cliffs China	2012	446,125	1,060,147	0	103,957	23,100	1,633,329
	2011	425,500	772,169	511,116	78,117	41,367	1,828,269
David B. Blake (10) Senior Vice President, North American Iron Ore Operations	2012	382,000	648,929	150,000	80,841	27,781	1,289,551

Duncan P. Price (10)(11)(12) Former Executive Vice President & President, Global Operations	2012	429,410	1,134,387	0	-	3,109,693	4,673,490
	2011	548,284	889,555	560,503	-	287,945	2,286,287
William A. Brake (13) Former Executive Vice President, Global Metallics	2012	108,000	0	0	48,031	2,130,975	2,287,006
	2011	432,000	619,406	417,715	116,058	38,815	1,623,994
	2010	427,750	732,578	463,716	110,740	39,820	1,774,604

(1)

2012 amounts in columns (c), (d) and (e) reflect the salary, equity compensation and non-equity incentive plan compensation of each named executive officer, respectively, before pre-tax reductions for contributions to the 401(k) Savings Plan, the 2005 VNQDC Plan, the 2012 NQDC Plan and our benefit plans.

(2)

The 2012 salary of the named executive officers includes their base salary before the employees’ contribution to the 401(k) Savings Plan (our salaried retirement benefits plan). Messrs. Paradie, Gallagher, Tompkins, Blake and Price and Ms. Brlas received a salary increase effective April 1, 2012. Mr. Paradie received a subsequent salary increase effective October 1, 2012.

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The following table summarizes salary contributions for the 401(k) Savings Plan, including after-tax contributions for Messrs. Gallagher and Blake, for executives in 2012 (no executives elected to defer salary in 2012; thus salary deferrals under the 2012 NQDC Plan are not shown):

	401(k) Contribution ($)	Catch-Up Contribution ($)	Total ($)
Joseph A. Carrabba	17,000	5,500	22,500
Terrance M. Paradie	17,000	-	17,000
Laurie Brlas	17,000	5,500	22,500
Donald J. Gallagher	17,500	5,500	23,000
P. Kelly Tompkins	17,000	5,500	22,500
David B. Blake	18,750	-	18,750
Duncan P. Price	-	-	-
William A. Brake	5,400	1,380	6,780

(3)

2012 amounts in column (d) reflect the aggregate grant date fair value computed in accordance with FASB ASC 718 for awards of performance shares and restricted share units granted during 2012. For performance shares granted during 2012, the amounts reported are based on the probable outcome of the performance conditions as of the grant date. For additional information, refer to Item 8, Note 14 in our Form 10-K. These types of awards are discussed in further detail in “Compensation Discussion and Analysis” above, under the sub-heading “2012 – 2014 Performance Share and Restricted Share Unit Awards”.

See the “2012 Grants of Plan-Based Awards” table for more detail on the awards of performance shares and restricted share units.

The fair values for the performance shares on March 12, 2012, assuming a maximum payout of 200 percent and using a grant date fair value computed in accordance with FASB ASC 718 of $77.78 per share were (excludes the FASB ASC 718 value of restricted share units):

Fair value of 2012 - 2014 Performance Shares ($)
Joseph A. Carrabba	7,292,652
Terrance M. Paradie	639,352
Laurie Brlas	2,254,064
Donald J. Gallagher	1,848,052
P. Kelly Tompkins	1,666,048
David B. Blake	1,020,474
Duncan P. Price	1,782,718
William A. Brake	-

Mr. Brake was not eligible for a performance share grant in 2012.

(4)

The 2012 amounts in column (e) reflect the incentive awards earned in 2012 under the EMPI Plan, which is discussed in further detail in “Compensation Discussion and Analysis” above under the sub-heading “Annual Incentive Plan.” In recognition of the loss that was the result of significant operating challenges during 2012, the Compensation Committee determined to make no payout under the EMPI Plan for the majority of our named executive officers. Specifically, the Compensation Committee noted the significant cost, capital and operating challenges in the Eastern Canadian Iron Ore business segment, the goodwill impairment charge related to our 2011 acquisition of Consolidated Thompson and an employee fatality, as discussed below under “2012 EMPI Plan Target Setting and 2012 Results.” The only exceptions were Mr. Brake, to whom we were contractually obligated to provide an award as part of his separation agreement based on similar metrics as the EMPI Plan and reflected in “All Other Compensation” as a termination-related payment, and Mr. Blake, as the Compensation Committee determined not to include the heads of our business units in the zero payout decision. The Cliffs performance-based contribution under the 401(k) Savings Plan was suspended in 2012 so no named executive officer received a contribution.

(5)

The 2012 amounts in column (f) reflect the actuarial increase in the present value of the named executive officer’s benefits under the Pension Plan and the SERP, both of which are discussed in “Compensation Discussion and Analysis” above under the sub-heading “Defined Benefit Pension Plan,” determined using interest rate and mortality assumptions consistent with those used in our financial statements and may include amounts in which the named executive officer is not fully vested. This column also includes amounts for above-market interest for the executives’ deferrals into the 2005 VNQDC. Above-market interest for amounts under the 2012 NQDC for named executive officers is not shown as no named executive officer elected to defer compensation in 2012.

The following table summarizes changes in pension values and above-market earnings on deferred compensation in 2012:

	Present Value of Pension Accruals ($)	Above-Market Interest on Deferred Compensation ($)	Total ($)
Joseph A. Carrabba	455,200	19,612	474,812
Terrance M. Paradie	61,300	97	61,397
Laurie Brlas	131,300	5,038	136,338
Donald J. Gallagher	279,900	3,681	283,581
P. Kelly Tompkins	103,700	257	103,957
David B. Blake	79,800	1,041	80,841
Duncan P. Price	-	-	-
William B. Brake	45,800	2,231	48,031

(6)

The 2012 amounts in column (g) reflect the combined value of the named executive officer’s perquisites attributable to our paid parking, financial services, matching contributions made by and on behalf of the executives under the 401(k) Savings Plan, the 2012 NQDC Plan, the Australian Superannuation and payments related to the terminations of Messrs. Price and Brake.

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The following table summarizes perquisites and other compensation in 2012:

	Paid Parking ($)	Financial Services ($)	401(k) Savings Plan Matching Contributions ($)		NQDC Plan Matching Contributions ($)	Other ($)		Total ($)
Joseph A. Carrabba	3,180	9,551	10,000		30,000	-		52,731
Terrance M. Paradie	1,855	478	10,000		2,663	-		14,996
Laurie Brlas	3,180	10,000	8,735		14,441	-		36,356
Donald J. Gallagher	3,180	9,551	10,000		10,252	-		32,983
P. Kelly Tompkins	3,180	2,075	7,164		10,681	-		23,100
David B. Blake	3,030	9,471	10,000		5,280	-		27,781
Duncan P. Price	6,994	-	32,712	(a)	-	3,069,987	(b)	3,109,693
William B. Brake	795	9,639	4,320		-	2,116,221	(c)	2,130,975

(a)

Reflects employer contribution to the Australian Superannuation fund.

(b)

Other compensation for Mr. Price includes:

•

Taxable superannuation cash allowance ($31,699);

•

4.083 x base salary, of which 50 percent is paid within 10 days of termination and the remaining 50 percent is paid in 12 equal monthly installments ($2,363,099);

•

Accrued annual leave ($128,437);

•

Prorated long-service leave ($64,112);

•

Retention units ($63,988) and performance share units ($236,126) for the 2010 - 2012 performance period valued on December 31, 2012, the last day of the performance period, at a payout of 123 percent and prorated for his October 1, 2012 termination. (For Mr. Price and pursuant to the terms of his grant agreement for the 2010 – 2012 performance period, actual performance share units are substituted in lieu of performance shares and retention units are substituted in lieu of restricted share units and are paid in cash based on the closing price of Cliffs Common Shares on February 21, 2013 and converted to AUD at a rate of $1.00 USD: $0.9594 AUD for a total of AUD$200,363);

•

Superannuation of 15% related to the 2010 - 2012 retention unit and performance share unit payout noted above ($31,139); and

•

Restricted share units ($60,516) and performance shares ($90,871) that were subject to forfeiture due to Mr. Price’s involuntary termination as of October 1, 2012 under the 2011- 2013 grant had the Compensation Committee not approved pro rata vesting. The shares are being valued as of December 31, 2012 at a threshold payout based on the current estimate of performance as of December 31, 2012.

Additional amounts related to pro rata vesting of awards under the terms of our 2007 Incentive Equity Plan valued as of December 31, 2012 but not reflected above include restricted share units ($36,834) and performance shares ($55,232) for the 2012 - 2014 performance period. The shares are being valued at a performance share threshold payout based on the current estimate of performance as of December 31, 2012 and are prorated to Mr. Price’s October 1, 2012 termination. The value for these equity awards is not included in the “All Other Compensation” column of the “2012 Summary Compensation Table” because amounts covering these awards were disclosed previously in column (d) of the Summary Compensation Table for fiscal year 2012 (and thus would represent double-counting) and because the pro rata features were part of the original award and do not represent additional compensation accrued in connection with the termination. However, to provide shareholders with context for these amounts, the values are included here in this footnote.

(c)

Other compensation for Mr. Brake includes payments related to his March 31, 2012 termination and Severance Agreement and Release:

•

24 months base pay ($864,000);

•

Target bonus under EMPI Plan ($302,400);

•

Accrued but unused vacation ($49,846);

•

Outplacement services ($7,500);

•

Pro rata payment under the EMPI Plan formula ($45,360) for the 2012 plan year;

•

Continued medical coverage until age 65 ($259,000) for Mr. Brake and his spouse; and

•

Restricted share units ($125,275) and performance shares ($462,840) paid for the 2010 - 2012 performance period valued on December 31, 2012, the last day of the performance period, at 123 percent payout and prorated for his March 31, 2012 termination.

Additional amounts related to pro rata vesting of awards under the terms of our 2007 Incentive Equity Plan valued as of December 31, 2012 but not reflected above include restricted share units ($30,046) and performance shares ($45,243) for the 2011 - 2013 performance period. The shares are being valued at a performance share threshold payout based on the current estimate of performance as of December 31, 2012 and are prorated to Mr. Brake’s March 31, 2012 termination. The value for these equity awards is not included in the “All Other Compensation” column of the “2012 Summary Compensation Table” because amounts covering these awards were disclosed previously in the Summary Compensation Table in prior years (and thus would represent double-counting) and because the pro rata features were part of the original award and do not represent additional compensation accrued in connection with the termination. However, to provide shareholders with context for these amounts, the values are included here in this footnote.

(7)

Mr. Paradie was elected Senior Vice President & Chief Financial Officer effective October 1, 2012.

(8)

Ms. Brlas was elected Executive Vice President & President , Global Operations effective October 1, 2012. Prior to her election of Executive Vice President & President, Global Operations, Ms. Brlas served as Executive Vice President, Finance and Administration & Chief Financial Officer.

(9)

Mr. Tompkins was elected Executive Vice President, Legal, Government Affairs and Sustainability, Chief Legal Officer & President, Cliffs China effective October 1, 2012 and Executive Vice President, Legal, Government Affairs and Sustainability & President, Cliffs China effective January 15, 2013.

(10)

2012 was the first year of disclosure for Messrs. Paradie and Blake and only compensation information for 2012 is shown. 2011 was the first year of disclosure for Messrs. Tompkins and Price and compensation information is shown for 2011 and 2012 only.

(11)

Amounts for Mr. Price are converted using the 2012 average rate of $1.00 AUD: $1.0361 USD.

(12)

Mr. Price’s termination became effective on October 1, 2012. For additional details related to his termination of employment, please refer to page 57.

(13)

Mr. Brake’s termination became effective on March 31, 2012. For additional details related to his termination of employment, please refer to page 57.

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2012 Grants of Plan-Based Awards

This table discloses in columns (c), (d) and (e) the potential payouts at the threshold, target and maximum levels of the awards under the EMPI Plan for 2012. See “Compensation Discussion and Analysis - Analysis of 2012 Compensation Decisions - Annual Incentive Plan” above for a description of the EMPI Plan. Actual payouts, if any, for the 2012 EMPI awards are shown in the “2012 Summary Compensation Table.”

This table shows in columns (f), (g) and (h) the potential payouts at the threshold, target and maximum levels of the 2012 - 2014 performance share awards under our 2007 Incentive Equity Plan. Such performance shares are for a three-year period ending December 31, 2014. Column (j) shows the grant date fair value of the performance shares ($77.78) computed in accordance with FASB ASC 718 based on the probable outcome of the performance conditions.

The table also shows in columns (i) and (j) the number of restricted share units granted in connection with the 2012 – 2014 performance share incentive awards and the grant date fair value of those restricted share units ($63.62) under FASB ASC 718, respectively.

Name (a)	Grant Date (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(i)	Grant Date Fair Value of Stock and Options Awards ($)(j)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Joseph A. Carrabba	3/12/12	700,000	1,400,000	2,800,000	-	-	-	-	-
	3/12/12	-	-	-	23,440	46,880	93,760	-	3,646,326
	3/12/12	-	-	-	-	-	-	15,620	993,744
Terrance M. Paradie	3/12/12	108,500	217,000	434,000	-	-	-	-	-
	3/12/12	5,425	10,850	21,700	-	-	-	-	-
	3/12/12	-	-	-	2,055	4,110	8,220	-	319,676
	3/12/12	-	-	-	-	-	-	1,370	87,159
Laurie Brlas	3/12/12	238,800	477,600	955,200	-	-	-	-	-
	3/12/12	11,940	23,880	47,760	-	-	-	-	-
	3/12/12	-	-	-	7,245	14,490	28,980	-	1,127,032
	3/12/12	-	-	-	-	-	-	4,830	307,285
Donald J. Gallagher	3/12/12	204,960	409,920	819,840	-	-	-	-	-
	3/12/12	10,248	20,496	40,992	-	-	-	-	-
	3/12/12	-	-	-	5,940	11,880	23,760	-	924,026
	3/12/12	-	-	-	-	-	-	3,950	251,299
P. Kelly Tompkins	3/12/12	180,600	361,200	722,400	-	-	-	-	-
	3/12/12	9,030	18,060	36,120	-	-	-	-	-
	3/12/12	-	-	-	5,355	10,710	21,420	-	833,024
	3/12/12	-	-	-	-	-	-	3,570	227,123
David B. Blake	3/12/12	138,600	277,200	554,400	-	-	-	-	-
	3/12/12	6,930	13,860	27,720	-	-	-	-	-
	3/12/12	-	-	-	3,280	6,560	13,120	-	510,237
	3/12/12	-	-	-	-	-	-	2,180	138,692
Duncan P. Price (3)	3/12/12	231,506	463,012	926,025	-	-	-	-	-
	3/12/12	11,575	23,151	46,301	-	-	-	-	-
	3/12/12	-	-	-	5,730	11,460	22,920	-	891,359
	3/12/12	-	-	-	-	-	-	3,820	243,028
William A. Brake	3/12/12	-	-	-	-	-	-	-

(1)

The amounts in column (c) reflect the threshold payment opportunity for 2012 awards under the EMPI Plan, which threshold opportunity is 25 percent of the maximum amount shown in column (e). The amount shown in column (d) is 50 percent of the amount shown in column (e). Column (e) is the total maximum award opportunity for 2012. These amounts are based on the individual’s 2012 salary approved by the Compensation Committee on March 12, 2012 and position that had been approved prior to or on the same day as the grant. Actual payouts under the EMPI Plan are disclosed in the “2012 Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column. For Messrs. Gallagher, Tompkins and Price and Ms. Brlas, an additional EMPI award opportunity was made available in conjunction with the other 2012 awards equaling a potential maximum payout of eight percent of base salary (with a four percent opportunity at target performance and a two percent opportunity at the minimum or threshold performance level) payable only upon achievement of one of the EMPI performance objectives, but also subject to reduction based on further discretionary eligibility requirements, as determined by the Compensation Committee, based upon the CEO’s recommendation. For Messrs. Paradie and Blake, an additional EMPI award opportunity was made available in conjunction with the other 2012 awards equaling a potential maximum payout of seven percent of base salary (with a 3.5 percent opportunity at target performance and a 1.75 percent opportunity at the minimum or threshold performance level) payable only upon achievement of one of the EMPI performance objectives, but also subject to reduction based on further discretionary eligibility requirements, as determined by the Compensation Committee, based upon the CEO’s recommendation.

(2)

The amounts in column (f) reflect the threshold payout level of the 2012 – 2014 performance shares under our 2007 Incentive Equity Plan, which is 50 percent of the target amount shown in column (g). The amounts shown in column (h) represent 200 percent of such target amounts.

(3)

Amounts for Mr. Price in columns (c), (d) and (e) are converted using the 2012 average rate of $1.00 AUD: $1.0361 USD. Pursuant to the terms of Mr. Price’s termination effective October 1, 2012, he was entitled to a pro rata EMPI opportunity.

Our named executive officers are parties to change-in-control severance agreements with Cliffs. For more information, refer to the “Potential Payouts Upon Termination or Change in Control” below. For more information about the named executive officers’ relative mix of salary and non-equity incentive plan compensation in proportion to total compensation, refer to “Compensation Discussion and Analysis - Oversight of Executive Compensation."

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Outstanding Equity Awards at 2012 Fiscal Year-End

The following table shows in column (b) the number of unvested restricted shares held by each named executive officer as of December 31, 2012 and, in column (c), the market value of the Common Shares underlying those awards (based on the closing market price for our Common Shares on such date of $38.57 per share). In addition, the table shows in column (d) the number of unearned performance shares held by each named executive officer as of December 31, 2012 and, in column (e), the market value of the Common Shares underlying those awards (again based on the same price mentioned in the preceding sentence). These awards were granted under the 2007 Incentive Equity Plan and none of the awards shown below were granted under the 2012 Incentive Equity Plan. Normally, outstanding option awards would also be listed in this table, but there were no outstanding option awards for any named executive officer as of December 31, 2012.

Name(a)	Number of Shares or Units of Stock That Have Not Vested (#)(b)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(d)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(e)
Joseph A. Carrabba	9,390	(2)	362,172	14,100	(3)	543,837
	15,620	(4)	602,463	23,440	(5)	904,081
	-		-	67,009	(6)	2,584,537
	-		-	18,720	(6)	722,030
Terrance M. Paradie	1,020	(2)	39,341	1,545	(3)	59,591
	1,370	(4)	52,841	2,055	(5)	79,261
Laurie Brlas	3,050	(2)	117,639	4,585	(3)	176,843
	4,830	(4)	186,293	7,245	(5)	279,440
Donald J. Gallagher	2,820	(2)	108,767	4,235	(3)	163,344
	3,950	(4)	152,352	5,940	(5)	229,106
P. Kelly Tompkins	2,330	(2)	89,868	3,510	(3)	135,381
	3,570	(4)	137,695	5,355	(5)	206,542
David B. Blake	1,450	(2)	55,927	2,190	(3)	84,468
	2,180	(4)	84,083	3,280	(5)	126,510
Duncan P. Price(7)	1,569	(2)	60,516	2,356	(3)	90,871
	955	(4)	36,834	1,432	(5)	55,232
William A. Brake(7)	779	(2)	30,046	1,173	(3)	45,243

(1)

The amounts shown in this column reflect the number of unvested restricted share units granted under our 2007 Incentive Equity Plan.

(2)

This represents a grant of restricted share units for the 2011 – 2013 vesting period granted on March 8, 2011. If these shares vest, it will be on December 31, 2013, as approved by the Compensation Committee and subject to continued employment through December 31, 2013.

(3)

This represents a grant of performance shares for the 2011 – 2013 performance period granted on March 8, 2011. If these shares vest, it will be on December 31, 2013, as approved by the Compensation Committee and subject to continued employment through December 31, 2013. These numbers are being reported at threshold of 50 percent of the original grant based on the current estimate of performance as of December 31, 2012.

(4)

This represents a grant of restricted share units for the 2012 – 2014 vesting period granted on March 12, 2012. If these shares vest, it will be on December 31, 2014, as approved by the Compensation Committee and subject to continued employment through December 31, 2014.

(5)

This represents a grant of performance shares for the 2012 – 2014 performance period granted on March 12, 2012. If these shares vest, it will be on December 31, 2014, as approved by the Compensation Committee and subject to continued employment through December 31, 2014. These numbers are being reported at threshold of 50 percent based on the current estimate of performance as of December 31, 2012.

(6)

This represents the 2009 and 2010 CEO Strategic Initiative grants made on December 17, 2009 and March 8, 2010, respectively. The number of shares paid out under these awards will be determined by the Compensation Committee in December 2013 based upon the achievement of certain performance factors noted above that are evaluated at the Compensation Committee’s discretion and may be reduced from the 85,729 shares, the maximum amount allowed under this program. Under FASB ASC 718 and, as a result of this uncertainty of the final award amount, an accounting grant date value has not yet been determined for this award for purposes of measuring and recognizing compensation cost. These numbers are being reported at maximum based on actual multi-year performance as of December 31, 2012.

(7)

Messrs. Price‘s and Brake’s restricted share units and performance shares have been prorated based on their October 1, 2012 and March 31, 2012 terminations, respectively.

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2012 Option Exercises and Stock Vested

Columns (b) and (c) in the following table set forth certain information regarding performance shares, performance share units, retention units and restricted share units awards that vested during 2012 for the named executive officers based on the applicable fair market value. None of our named executive officers had outstanding option awards during the fiscal year ended December 31, 2012.

Name (a)	Stock Awards
	Number of Shares Acquired on Vesting (#) (b)		Value Realized on Vesting ($) (c)(1)
Joseph A. Carrabba	49,334	(2)	1,902,812
	13,370	(3)	515,681
Terrance M. Paradie	4,797	(2)	185,020
	1,300	(3)	50,141
Laurie Brlas	16,518	(2)	637,099
	4,470	(3)	172,408
Donald J. Gallagher	16,014	(2)	617,660
	4,340	(3)	167,394
P. Kelly Tompkins	14,858	(2)	573,073
	4,020	(3)	155,051
David B. Blake	8,856	(2)	341,576
	2,390	(3)	92,182
Duncan P. Price(4)	6,122	(2)	236,126
	1,659	(3)	63,988
William A. Brake(5)	12,000	(2)	462,840
	3,248	(3)	125,275

(1)

The values shown in column (c) were computed by multiplying the number of vested restricted share units, or retention units in the case of Mr. Price, and performance shares, or performance share units in the case of Mr. Price, by the closing price of a Common Share on December 31, 2012, which was $38.57.

(2)

This represents a performance share award granted during 2010 for the 2010 – 2012 performance period that paid out at 123 percent of the award based on the performance criteria. For Mr. Price, and pursuant to the terms of his grant agreement for the 2010 – 2012 performance period, performance share units are substituted in lieu of performance shares and are paid in cash based on the closing price of Cliffs Common Shares on February 21, 2013 and converted to AUD at a rate of $1.00 USD: $0.9594 AUD for a total of AUD$157,643.

(3)

This represents an award of restricted share units granted during 2010 for the 2010 – 2012 performance period. For Mr. Price, and pursuant to the terms of his grant agreement for the 2010 – 2012 performance period, retention units are substituted in lieu of restricted share units and are paid in cash based on the closing price of Cliffs Common Shares on February 21, 2013 and converted to AUD at a rate of $1.00 USD: $0.9594 AUD for a total of AUD$42,720.

(4)

Mr. Price’s performance units and retention units have been prorated based on his October 1, 2012 termination.

(5)

Mr. Brake’s performance shares and restricted share units have been prorated based on his March 31, 2012 termination.

2012 Pension Benefits

The table below shows the present value of accumulated benefits payable to each named executive officer and the number of years of service credited to each such named executive officer under the Pension Plan and the SERP. The calculation was determined using interest rate and mortality rate assumptions consistent with those used in Cliffs’ financial statements.

The Pension Plan provides a participant, including the named executive officers, with the greater of:

(a)

the sum of:

(1)

for service with Cliffs through June 30, 2008, his or her accrued benefit under the plan’s Final Average Pay Formula described below; and

(2)

for service with Cliffs after June 30, 2008, his or her cash balance credits and interest under the Cash Balance Formula described below; or

(b)

the sum of:

(1)

for service with Cliffs through June 30, 2003, his or her accrued benefit under the Final Average Pay Formula described below; and

(2)

for service with Cliffs after June 30, 2003, his or her cash balance credits and interest after June 30, 2003 under the Cash Balance Formula described below.

The Final Average Pay Formula provides a benefit that generally is based on a 1.65 percent pension formula. For each year of service up to June 30, 2003 or June 30, 2008, as the case may be, the plan provides 1.65 percent of Average Monthly Compensation. Average Monthly Compensation is defined as the average annual compensation earned during the 60 consecutive months providing the highest such average during the last 120 months preceding the applicable date. The benefit is subject to an offset of 50 percent of Social Security benefits through the applicable date. Benefits are payable as an annuity, unreduced for early commencement, upon the attainment of normal retirement at age 65, or at 30 years of service. None of the named executive officers were eligible for an accrued benefit under the Final Average Pay Formula on December 31, 2012 other than Mr. Gallagher.

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The Cash Balance Formula provides a benefit payable at any time equal to the value of a notional cash balance account. For each calendar quarter after the applicable date, a credit is made to the account equal to a percentage of the officer’s pay ranging from four percent to 10 percent based upon his or her age and service with transitional pay credits up to 13 percent during the transition period from June 30, 2003 to June 30, 2008. Interest is credited to the account balance on a quarterly basis. At retirement or termination of employment, the accumulated account balance can be paid as either a lump sum or actuarially equivalent annuity.

The compensation used to determine benefits under the Pension Plan is the sum of salary and annual incentive compensation paid under the EMPI Plan to a participant during a calendar year. Pensionable earnings for each of Cliffs’ named executive officers during 2012 include the amount shown for 2012 in column (c) of the “2012 Summary Compensation Table” above, plus the amount of incentive compensation earned in 2012 and paid in 2013, respectively.

The SERP generally provides the named executive officers with the benefits that would have been payable under the Pension Plan if certain Code limitations did not apply to the Pension Plan. The SERP was amended effective for 2006 and future accruals to eliminate the payment of annual accruals and to provide that SERP accruals will instead be paid at retirement or termination.

For more information about the named executive officers’ pension and SERP benefits, refer to the “Compensation Discussion and Analysis - Retirement and Deferred Compensation Benefits.”

Name(a)	Plan Name(b)	Number of Years Credited Service (#)(c)	Present Value of Accumulated Benefit ($)(d)	Payments During Last Fiscal Year ($)(e)
Joseph A. Carrabba	Salaried Pension Plan	7.7	183,500	-
	SERP	7.7	2,733,100	-
Terrance M. Paradie	Salaried Pension Plan	5.3	108,500	-
	SERP	5.3	74,500	-
Laurie Brlas	Salaried Pension Plan	6.1	133,200	-
	SERP	6.1	361,100	-
Donald J. Gallagher	Salaried Pension Plan	31.4	1,304,100	-
	SERP	31.4	2,151,000	-
P. Kelly Tompkins(1)	Salaried Pension Plan	2.6	62,600	-
	SERP	16.3	141,700	-
David B. Blake	Salaried Pension Plan	7.1	139,200	-
	SERP	7.1	104,000	-
Duncan P. Price	Salaried Pension Plan	-	-	-
	SERP	-	-	-
William A. Brake(1)	Salaried Pension Plan	5.0	127,400	-
	SERP	25.0	0	272,884

(1)

For the purpose of calculating the Supplemental Retirement Benefit, the Compensation Committee approved a hire date of 1996 for Mr. Tompkins and a hire date of 1987 for Mr. Brake. Effective April 19, 2012, Cliffs determined that it would no longer provide service credits for incoming executives.

2012 Non-Qualified Deferred Compensation

Pursuant to the 2012 NQDC Plan, in 2012 the named executive officers were permitted to defer, on a pre-tax basis, up to 50 percent of their base salary and all or a portion of their annual incentive under the EMPI Plan. Prior to 2012, executives were permitted to defer their share awards that may be payable as a long-term incentive award. Additionally, we matched 25 percent of the EMPI awards deferred into stock units for an EMPI award paid in 2012 for 2011 performance. Matched amounts vest at the end of five years. The 2012 NQDC Plan no longer provides a matched amount to deferred bonuses.

Cash deferrals earn interest at the Moody’s Corporate Average Bond Yield rate or other investments provided in our 401(k) Savings Plan. Stock awards, permitted under the plan prior to 2012, which could be deferred into only stock units, are denominated in Cliffs Common Shares and vary with our share price performance.

Additionally, the 2012 NQDC Plan provides to the extent performance-based contributions credited to the 401(k) Savings Plan exceed Code limits for a qualified deferred compensation plan, the contributions are credited to the accounts of executives under the non-qualified deferred compensation plan. These specific cash accounts are not convertible to share units. Similarly, if a named executive officer’s salary reduction contributions to the 401(k) Savings Plan are limited by Code limitations, the amount that exceeds the limit will be credited to the executive’s account under the 2012 NQDC Plan together with the Cliffs’ match he or she would have had under the 401(k) Savings Plan.

This table discloses in column (b) the contributions by each named executive officer to the 2012 NQDC Plan. The contributions include any pre-tax contributions of salary and EMPI awards.

Column (c) of the table below includes matching contributions we made on behalf of the named executive officers to the 2012 NQDC Plan and performance-based contributions authorized under the 401(k) Savings Plan that were credited to the 2012 NQDC Plan.

Column (d) of the table below includes interest earned on cash deferrals and dividends earned on deferred shares.

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Name(a)	Executive Contributions in Last FY ($)(b)(1)	Registrant Contributions in Last FY ($)(c)(2)	Aggregate Earnings in Last FY ($)(d)(3)	Aggregate Withdrawals / Distributions ($)(e)	Aggregate Balance at Last FYE ($)(f)(4)
Joseph A. Carrabba	-	30,000	55,502	-	1,649,901
Terrance M. Paradie	-	2,663	4,967	-	257,672
Laurie Brlas	-	14,441	26,447	(42,715)(5)	991,024
Donald J. Gallagher	-	10,252	96,707	-	4,342,729
P. Kelly Tompkins	-	10,681	3,102	-	178,864
David B. Blake	-	5,280	3,418	(24,826)(6)	100,007
Duncan P. Price	-	-	-	-	-
William A. Brake	-	-	(9,746)	(53,191)(7)	172,827

(1)

No named executive officers elected to defer base salary or EMPI Plan amounts, so no amounts are disclosed in column (b). Any amounts that could have been disclosed here also would have been included in the “Salary” or “Non-Equity Incentive Plan Compensation” columns in the “2012 Summary Compensation Table”.

(2)

The amounts shown in column (c) consist of registrant matching contributions disclosed in the column “All Other Compensation” in the “2012 Summary Compensation Table”.

(3)

The amounts shown in column (d) include above-market earnings disclosed in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column in the “2012 Summary Compensation Table”.

(4)

The aggregate balances in column (f) include compensation earned in prior years, beginning in 2006, that previously was reported in prior Summary Compensation Tables as follows:

Total ($)
Joseph A. Carrabba	1,530,005
Terrance M. Paradie	151,956
Laurie Brlas	377,601
Donald J. Gallagher	147,677
P. Kelly Tompkins	152,315
David B. Blake	138,223
Duncan P. Price	-
William A. Brake	263,757

(5)

Reflects a 2012 distribution from base salary deferred in 2007.

(6)

Reflects a 2012 distribution from base salary deferred in 2009 and 2010 and EMPI Plan deferred in 2010.

(7)

Reflects a 2012 distribution from 2007, 2008, 2010 and 2011 401(k) Savings Plan performance contributions credited to the 2005 VNQDC. 401(k) Savings Plan performance contributions were credited to the 2005 VNQDC due to Mr. Brake exceeding Code limits for a qualified deferred compensation plan.

Potential Payments Upon Termination or Change in Control

The tables and discussion below reflect the compensation payable to each of the named executive officers other than Messrs. Price and Brake in the event of termination of such executive’s employment under a variety of different circumstances, including voluntary termination, involuntary not-for-cause termination and termination following a change in control. The amounts shown assume in all cases that such termination was effective as of December 31, 2012. All amounts shown are estimates of the amounts that would be paid to the executives upon their termination. The actual amounts to be paid can only be determined at the time of such executive’s separation from Cliffs.

A discussion of the payments and benefits to Messrs. Price and Brake in connection with their respective terminations of employment during 2012 is provided following the tables for the other named executive officers.

Payments Made Upon All Terminations

If a named executive officer’s employment terminates, he or she is entitled to receive certain amounts earned during his or her term of employment no matter the cause of termination. Such amounts may include:

•

Salary through the date of termination;

•

Unused vacation pay;

•

Accrued and vested benefits under the Pension Plan, SERP, 401(k) Savings Plan, 2005 VNQDC Plan and 2012 NQDC Plan, if applicable; and

•

Undistributed performance shares, performance share units, and restricted share units for periods that have been completed.

The terms of Mr. Price’s employment agreement prior to his October 1, 2012 termination is described in “Employment Agreement” on page 41.

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Additional Payments Upon Involuntary Termination Without Cause

In the event that a named executive officer is terminated involuntarily without cause, he or she typically would receive the following additional payments or benefits in the sole discretionary judgment of the Compensation Committee, taking into account the nature of the termination, the length of the executive’s service with Cliffs, and the executive’s current incentive targets. There is no legally binding agreement requiring that any such payments or benefits be paid to any named executive officer, except in the case of a change in control and resulting termination, prior to the termination:

•

Severance payments;

•

Continued health insurance benefits;

•

Outplacement services;

•

Pursuant to the terms of our 2007 Incentive Equity Plan, a pro rata portion, subject to the Compensation Committee’s discretion, in which it can increase or decrease the proration, from time to time, of his or her performance shares and restricted share units. Such shares will be paid when such shares and units would otherwise be paid; and

•

Financial services.

Because all such benefits are at the discretion of the Compensation Committee in each instance, it is impossible to estimate the amount that would be paid in such circumstances.

Additional Payments Upon Retirement

Messrs. Carrabba and Gallagher and Ms. Brlas were eligible on December 31, 2012 to take early retirement under our defined benefit pension plan. Executives are eligible for retirement at age 65 and eligible for early retirement at age 55 with at least five years of service. In the event of any named executive officer’s retirement, the following amounts will be paid and benefits will be provided, in addition to the amounts payable to all terminated salaried employees:

•

A pro rata portion of the annual incentive award under the EMPI Plan for the year in which he or she retires unless otherwise determined by the Compensation Committee;

•

Any unpaid annual incentive award under the EMPI Plan for the year prior to the year of retirement;

•

A pro rata portion, subject to the Compensation Committee’s discretion, in which it can increase or decrease the proration, from time to time, of his or her performance shares and restricted share units. Such shares will be paid when such shares and units would otherwise be paid;

•

A pro rata portion of any performance-based contribution to the 401(k) Savings Plan and the 2012 NQDC Plan for the year of retirement;

•

If the employee was hired prior to 1993, as in the case of Mr. Gallagher, he or she will be entitled to retiree medical and life insurance for the rest of his or her life and the life of his or her spouse on the same terms as any other salaried employee hired prior to 1993; and

•

He or she will become vested in certain matching contributions under the 2005 VNQDC Plan provided that the amounts are not withdrawn until the end of the five-year vesting period.

Additional Payments Because of Change in Control Without Termination

Under the terms of the Participant Long-Term Incentive Grant Agreements, the named executive officers are entitled to the following benefits upon the occurrence of a change in control, regardless of whether the employment of the named executive officer is terminated:

•

The restrictions on the restricted shares lapse immediately; and

•

The performance shares at the original target grant and restricted share units vest immediately.

For this purpose, a “change in control” generally means the occurrence of any of the following events:

(1)

Any one person, or more than one person acting as a group, acquires ownership of stock of Cliffs that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of Cliffs (subject to certain exceptions);

(2)

Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Cliffs possessing 35 percent or more of the total voting power of the stock of Cliffs;

(3)

A majority of members of Cliffs’ Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of Cliffs’ Board prior to the date of the appointment or election; or

(4)

Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from Cliffs that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of Cliffs immediately prior to such acquisition or acquisitions.

Acquisitions of Cliffs’ stock pursuant to certain business combination or similar transactions described in Cliffs’ equity incentive plans, however, will not constitute a change in control if, generally speaking, in each case, immediately after such business transaction:

•

Owners of Cliffs’ stock immediately prior to the business transaction own more than 55 percent of the entity resulting from the business transaction in substantially the same proportions as their pre-business transaction ownership of Cliffs’ stock;

•

No one person, or more than one person acting as a group (subject to certain exceptions), owns 30 percent or more of the combined voting power of the entity resulting from the business transaction; and

•

At least a majority of the members of the board of directors of the entity resulting from the business transaction were members of the incumbent Board of Cliffs when the business transaction agreement was signed or approved by Cliffs’ Board. For purposes of this exception, the incumbent board of directors of Cliffs generally means those directors who were serving as of August 11, 2008 (or a prior date in the case of certain pre-2007 equity awards) or whose appointment or election was endorsed by a majority of the incumbent members prior to the date of such appointment or election.

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Except as it pertains to the definition of business combination or similar transactions, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with Cliffs. Additionally, for certain equity awards made prior to the 2007 Incentive Equity Plan, issuances of Cliffs’ stock approved by the incumbent board of directors of Cliffs, acquisitions by Cliffs of its own stock and acquisitions of Cliffs’ stock by Cliffs’ employee benefit plans or related trusts also will not constitute a change in control.

Our 2007 Incentive Equity Plan and 2012 Incentive Equity Plan also clarify that the following two plan provisions do not apply to the definition of “Business Combination”: (a) persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with Cliffs; and (b) if a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

Additional Payments Upon Termination Without Cause after Change in Control

Each of the named executive officers, with the exception of Messrs. Price and Brake, due to their termination, has a written change-in-control severance agreement that applies only in the event of termination during the two years after a change in control. The terms of Mr. Price’s former employment agreement is described on page 41. If one of the named executive officers is involuntarily terminated during the two years after a change in control, for a reason other than cause, he or she will be entitled to the following additional benefits:

(1)

A lump sum payment in an amount equal to three times the sum, or two times in the case of Messrs. Paradie and Blake, of (A) base salary (at the highest rate in effect during the five-year period prior to the termination date), plus (B) annual incentive pay at the target level for the current year or prior year, whichever is greater.

(2)

Coverage for a period of 36 months, or 24 months in the case of Messrs. Paradie and Blake, following the termination date, for health, life insurance and disability benefits.

(3)

A lump sum payment in an amount equal to the sum of the additional future pension benefits that the executive would have been entitled to receive for three years, or two years in the case of Messrs. Paradie and Blake, following the termination date under the SERP.

(4)

Pro rata incentive pay at target levels for the year in which the termination date occurs.

(5)

Outplacement services in an amount up to 15 percent of the executive’s base salary.

(6)

Post-retirement medical, hospital, surgical and prescription drug coverage for the lifetime of the executive, his or her spouse and any eligible dependents at the normal participant cost based on the executive’s age at retirement.

(7)

He or she will become vested in certain matching contributions under the 2005 VNQDC Plan provided that the amounts are not withdrawn until the end of the five-year vesting period.

(8)

He or she will be provided perquisites for a period of 36 months, or 24 months in the case of Messrs. Paradie and Blake, comparable to the perquisites he or she was receiving before the termination of his or her employment or the change in control, whichever was greater.

Similar benefits are paid if the executive voluntarily terminates his or her employment during the two years following a change in control by reason of any one of the following occurring and the executive provides notice to Cliffs and Cliffs fails to cure:

(a)

a material diminution in the executive’s base pay;

(b)

a material diminution in the executive’s authority, duties or responsibilities;

(c)

a material change in the geographic location at which the executive must perform services;

(d)

a reduction in the executive’s incentive pay opportunity that results in a material diminution of the executive’s potential total compensation; or

(e)

breach of employment agreement, if any, under which the executive provides services.

For purposes of the change-in-control severance agreements, “cause” generally means termination of an executive for the following acts: (A) conviction of a criminal violation involving fraud, embezzlement or theft in connection with his or her duties or in the course of his or her employment with Cliffs or any subsidiary of Cliffs; (B) intentional wrongful damage to property of Cliffs or any subsidiary of Cliffs; (C) intentional wrongful disclosure of secret processes or confidential information of Cliffs or any subsidiary of Cliffs; or (D) intentional wrongful engagement in any competitive activity.

In order to receive benefits under the change-in-control severance agreements, the named executive officers may not disclose Cliffs’ confidential and proprietary information, may not go into competition with Cliffs, and may not solicit Cliffs’ employees to leave Cliffs’ employment.

Additional Payments Upon Death or Disability

In the event of any named executive officer’s death or disability, the following amounts will be paid and benefits will be provided, in addition to the amounts payable to all terminated salaried employees:

•

Full vesting, subject to the Compensation Committee’s discretion, from time to time, of his or her performance shares and restricted share units.

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Potential Termination Payments to Named Executive Officers

The following tables show the benefits payable to the named executive officers other than Messrs. Price and Brake upon various types of terminations of employment and change in control assuming an effective date of December 31, 2012.

Joseph A. Carrabba

Benefit	Voluntary Termination or For Cause Termination ($)	Retirement ($)	Involuntary Termination ($)	Change in Control Without Termination ($)	Termination Without Cause after Change in Control ($)(1)	Death ($)	Disability ($)
Cash Severance	-	-	-	-	7,200,000	-	-
Non-Equity Incentive Plan Compensation	-	-	-	-	1,400,000	-	-
Equity
Performance Shares	-	2,981,130	2,981,130	5,100,228	5,100,228	2,981,130	2,981,130
Restricted Share Units	-	442,269	442,269	964,635	964,635	442,269	442,269
Subtotal	-	3,423,399	3,423,399	6,064,863	6,064,863	3,423,399	3,423,399
Retirement Benefits
Pension	2,916,620	2,916,620	2,916,620	-	4,075,756	2,914,128	2,914,128
Retiree Welfare	-	-	-	-	291,156	-	-
401(k) Performance Contribution	-	-	-	-	-	-	-
Subtotal	2,916,620	2,916,620	2,916,620	-	4,366,912	2,914,128	2,914,128
Non-Qualified Deferred Compensation	1,649,901	1,649,901	1,649,901	1,649,901	1,649,901	1,649,901	1,649,901
Other Benefits
Health & Welfare	-	-	-	-	34,731	-	-
Outplacement	-	-	-	-	150,000	-	-
Perquisites	-	-	-	-	36,846	-	-
Subtotal	-	-	-	-	221,577	-	-
TOTAL	4,566,521	7,989,920	7,989,920	7,714,764	20,903,253	7,987,428	7,987,428

Terrance M. Paradie

Benefit	Voluntary Termination or For Cause Termination ($)	Retirement ($)	Involuntary Termination ($)	Change in Control Without Termination ($)	Termination Without Cause after Change in Control ($)(1)	Death ($)	Disability ($)
Cash Severance	-	-	-	-	1,075,700	-	-
Non-Equity Incentive Plan Compensation	-	-	-	-	227,850	-	-
Equity
Performance Shares	-	-	132,295	277,704	277,704	132,295	132,295
Restricted Share Units	-	-	43,842	92,182	92,182	43,842	43,842
Subtotal	-	-	176,137	369,886	369,886	176,137	176,137
Retirement Benefits
Pension	183,042	183,042	183,042	-	296,337	167,222	167,222
Retiree Welfare	-	-	-	-	-	-	-
401(k) Performance Contribution	-	-	-	-	-	-	-
Subtotal	183,042	183,042	183,042	-	296,337	167,222	167,222
Non-Qualified Deferred Compensation	257,672	-	257,672	257,672	257,672	257,672	257,672
Other Benefits
Health & Welfare	-	-	-	-	23,572	-	-
Outplacement	-	-	-	-	46,500	-	-
Perquisites	-	-	-	-	4,583	-	-
Subtotal	-	-	-	-	74,655	-	-
TOTAL	440,714	183,042	616,851	627,558	2,302,100	601,031	601,031

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Laurie Brlas

Benefit	Voluntary Termination or For Cause Termination ($)	Retirement ($)	Involuntary Termination ($)	Change in Control Without Termination ($)	Termination Without Cause after Change in Control ($)(1)	Death ($)	Disability ($)
Cash Severance	-	-	-	-	3,295,440	-	-
Non-Equity Incentive Plan Compensation	-	-	-	-	501,480	-	-
Equity
Performance Shares	-	422,084	422,084	912,566	912,566	422,084	422,084
Restricted Share Units	-	140,524	140,524	303,932	303,932	140,524	140,524
Subtotal	-	562,608	562,608	1,216,498	1,216,498	562,608	562,608
Retirement Benefits
Pension	494,276	494,276	494,276	-	891,248	484,339	484,339
Retiree Welfare	-	-	-	-	160,084	-	-
401(k) Performance Contribution	-	-	-	-	-	-	-
Subtotal	494,276	494,276	494,276	-	1,051,332	484,339	484,339
Non-Qualified Deferred Compensation	991,024	991,024	991,024	991,024	991,024	991,024	991,024
Other Benefits
Health & Welfare	-	-	-	-	34,731	-	-
Outplacement	-	-	-	-	89,550	-	-
Perquisites	-	-	-	-	38,146	-	-
Subtotal	-	-	-	-	162,427	-	-
TOTAL	1,485,300	2,047,908	2,047,908	2,207,522	7,218,201	2,037,971	2,037,971

Donald J. Gallagher

Benefit	Voluntary Termination or For Cause Termination ($)	Retirement ($)	Involuntary Termination ($)	Change in Control Without Termination ($)	Termination Without Cause after Change in Control ($)(1)	Death ($)	Disability ($)
Cash Severance	-	-	-	-	2,828,448	-	-
Non-Equity Incentive Plan Compensation	-	0	-	-	430,416	-	-
Equity
Performance Shares	-	370,529	370,529	784,900	784,900	370,529	370,529
Restricted Share Units	-	123,296	123,296	261,119	261,119	123,296	123,296
Subtotal	-	493,825	493,825	1,046,019	1,046,019	493,825	493,825
Retirement Benefits
Pension	3,455,132	3,455,132	3,455,132	-	3,857,048	2,022,971	3,461,727
Retiree Welfare	164,852	164,852	164,852	-	174,609	285,985	164,852
401(k) Performance Contribution	-	-	-	-	-	-	-
Subtotal	3,619,984	3,619,984	3,619,984	-	4,031,657	2,308,956	3,626,579
Non-Qualified Deferred Compensation	4,342,729	4,342,729	4,342,729	4,342,729	4,342,729	4,342,729	4,342,729
Other Benefits
Health & Welfare	-	-	-	-	34,731	-	-
Outplacement	-	-	-	-	76,860	-	-
Perquisites	-	-	-	-	36,846	-	-
Subtotal	-	-	-	-	148,437	-	-
TOTAL	7,962,713	8,456,538	8,456,538	5,388,748	12,827,706	7,145,510	8,463,133

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P. Kelly Tompkins

Benefit	Voluntary Termination or For Cause Termination ($)	Retirement ($)	Involuntary Termination ($)	Change in Control Without Termination ($)	Termination Without Cause after Change in Control ($)(1)	Death ($)	Disability ($)
Cash Severance	-	-	-	-	2,492,280	-	-
Non-Equity Incentive Plan Compensation	-	-	-	-	379,260	-	-
Equity
Performance Shares	-	-	318,203	683,846	683,846	318,203	318,203
Restricted Share Units	-	-	105,810	227,563	227,563	105,810	105,810
Subtotal	-	-	424,013	911,409	911,409	424,013	424,013
Retirement Benefits
Pension	-	-	-	-	505,161	-	-
Retiree Welfare	-	-	-	-	146,508	-	-
401(k) Performance Contribution	-	-	-	-	-	-	-
Subtotal	-	-	-	-	651,669	-	-
Non-Qualified Deferred Compensation	178,864	-	178,864	178,864	178,864	178,864	178,864
Other Benefits
Health & Welfare	-	-	-	-	34,731	-	-
Outplacement	-	-	-	-	67,725	-	-
Perquisites	-	-	-	-	15,209	-	-
Subtotal	-	-	-	-	117,665	-	-
TOTAL	178,864	-	602,877	1,090,273	4,731,147	602,877	602,877

David B. Blake

Benefit	Voluntary Termination or For Cause Termination ($)	Retirement ($)	Involuntary Termination ($)	Change in Control Without Termination ($)	Termination Without Cause after Change in Control ($)(1)	Death ($)	Disability ($)
Cash Severance	-	-	-	-	1,374,120	-	-
Non-Equity Incentive Plan Compensation	-	-	-	-	291,060	-	-
Equity
Performance Shares	-	-	196,964	421,956	421,956	196,964	196,964
Restricted Share Units	-	-	65,312	140,010	140,010	65,312	65,312
Subtotal	-	-	262,276	561,966	561,966	262,276	262,276
Retirement Benefits
Pension	243,242	243,242	243,242	-	395,914	221,972	221,972
Retiree Welfare	-	-	-	-	-	-	-
401(k) Performance Contribution	-	-	-	-	-	-	-
Subtotal	243,242	243,242	243,242	-	395,914	221,972	221,972
Non-Qualified Deferred Compensation	100,007	-	100,007	100,007	100,007	100,007	100,007
Other Benefits
Health & Welfare	-	-	-	-	23,572	-	-
Outplacement	-	-	-	-	59,400	-	-
Perquisites	-	-	-	-	24,556	-	-
Subtotal	-	-	-	-	107,528	-	-
TOTAL	343,249	243,242	605,525	661,973	2,830,595	584,255	584,255
(1) Effective January 1, 2012, tax gross-ups related to a change in control were eliminated and none of the named executive officers were eligible for this benefit.

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Payments in Connection with Mr. Price’s Termination

In connection with Mr. Price’s involuntary termination on October 1, 2012, he received certain payments and benefits pursuant to his employment agreement originally effective October 3, 2008 (prior to Mr. Price’s appointment to executive officer) his outstanding award agreements under the EMPI Plan and the 2007 Incentive Equity Plan, and Cliffs’ existing plans for Australian employees. The 2012 compensation for Mr. Price in the “2012 Summary Compensation Table” includes the following payments and benefits in connection with his termination (all of which are reflected in the “All Other Compensation” column of that table): 4.083 x base salary, of which 50 percent is paid within 10 days of termination and the remaining 50 percent is paid in 12 equal monthly installments ($2,363,099); accrued annual leave ($128,437); prorated long-service leave ($64,112); retention units ($63,988) and performance share units ($236,126) paid for the 2010 - 2012 performance period valued on December 31, 2012 at a payout of 123 percent of target and prorated for his October 1, 2012 termination; superannuation related to the 2010 - 2012 retention unit and performance share unit payout ($31,139); and restricted share units ($60,516) and performance shares ($90,871) that were subject to forfeiture due to Mr. Price’s involuntary termination as of October 1, 2012 under the 2011 - 2013 grant had the Compensation Committee not approved pro rata vesting. The shares are being valued as of December 31, 2012 at a threshold payout based on the current estimate of performance as of December 31, 2012.

Additional amounts related to pro rata vesting of awards under the terms of our 2007 Incentive Equity Plan valued as of December 31, 2012, but not reflected above include restricted share units ($36,834) and performance shares ($55,232) for the 2012 - 2014 performance period. The shares are being valued at a performance share threshold payout based on the current estimate of performance as of December 31, 2012 and are prorated to Mr. Price’s October 1, 2012 termination. The value for these equity awards is not included in the “All Other Compensation” column of the “2012 Summary Compensation Table” because amounts covering these awards were disclosed previously in column (d) of the Summary Compensation Table for fiscal year 2012 (and thus would represent double-counting) and because the pro rata features were part of the original award and do not represent additional compensation accrued in connection with the termination. However, to provide shareholders with context for these amounts, the values are included in footnote (6) of the “2012 Summary Compensation Table”.

Payments in Connection with Mr. Brake’s Termination

In connection with Mr. Brake’s involuntary termination on March 31, 2012, he received certain payments and benefits pursuant to a Severance Agreement and Release. The 2012 compensation for Mr. Brake in the “2012 Summary Compensation Table” includes the following payments and benefits in connection with his termination and such arrangements (all of which are reflected in the “All Other Compensation” column of that table): 24 months base pay ($864,000); target bonus under EMPI Plan ($302,400); accrued but unused vacation ($49,846); outplacement services ($7,500); pro rata payment under the actual results of the EMPI Plan ($45,360) for the 2012 plan year; continued medical coverage until age 65 ($259,000) for Mr. Brake and his spouse; and actual restricted share units ($125,275) and performance shares ($462,840) paid for the 2010 - 2012 performance period valued on December 31, 2012 at 123 percent payout and prorated for his March 31, 2012 termination.

Additional amounts related to pro rata vesting of awards under the terms of our 2007 Incentive Equity Plan valued as of December 31, 2012, but not reflected above include restricted share units ($30,046) and performance shares ($45,243) for the 2011 - 2013 performance period. The shares are being valued at a performance share threshold payout based on the current estimate of performance as of December 31, 2012 and are prorated to Mr. Brake’s March 31, 2012 termination. The value for these equity awards is not included in the “All Other Compensation” column of the “2012 Summary Compensation Table” because amounts covering these awards were disclosed previously in the Summary Compensation Table in prior years (and thus would represent double-counting) and because the pro rata features were part of the original award and do not represent additional compensation accrued in connection with the termination. However, to provide shareholders with context for these amounts, the values are included in footnote (6) of the “2012 Summary Compensation Table”.

Please see the “2012 Pension Benefits” table for Mr. Brake’s accumulated benefits under the Pension Plan and SERP and the “2012 Non-Qualified Deferred Compensation” table for his accrued benefits under the 2005 VNQDC Plan.

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PROPOSAL 5    APPROVE, ON AN ADVISORY BASIS, OUR NAMED EXECUTIVE OFFICER COMPENSATION

The Board is committed to excellence in governance. As part of that commitment, and in accordance with Section 14A(a)(1) of the Exchange Act, the Board of Directors is providing our shareholders with an opportunity at the 2013 Annual Meeting to vote, on an advisory basis, to approve our named executive officer compensation, which is commonly known as “Say-on-Pay.” Say-on-Pay gives our shareholders an opportunity to vote on a non-binding basis to approve the compensation of our named executive officers as disclosed in this proxy statement pursuant to SEC rules. Cliffs currently conducts annual Say-on-Pay votes, and the next Say-on-Pay vote will occur at the 2014 Annual Meeting.

We are asking our shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation program and practices described in this proxy statement. Please read “Compensation Discussion and Analysis” and “Executive Compensation Tables” and related narrative disclosure for a detailed explanation of our executive compensation program and practices. Accordingly, we are asking our shareholders to vote “FOR” the following resolution:

“RESOLVED, that the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.”

As an advisory vote, this proposal is not binding on Cliffs. However, the Compensation and Organization Committee of our Board, which is responsible for designing and administering our executive compensation program and practices, values the opinions expressed by our shareholders in their vote on this proposal, and expects to consider the outcome of the vote when making future compensation decisions for named executive officers.

The approval of Proposal 5 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the 2013 Annual Meeting and entitled to vote on the proposal.

The Board unanimously recommends a vote “FOR” Proposal 5 to approve, on an advisory basis, our named executive officer compensation.

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AUDIT COMMITTEE REPORT

The Audit Committee of Cliffs’ Board is composed of four independent directors and operates under a written charter adopted by the Board of Directors. The charter is reviewed and reassessed for adequacy annually by the Audit Committee and is reviewed by the Audit Committee with the Board of Directors. The Audit Committee reviewed the existing charter in November 2012 and recommended changes to the Board of Directors that clarified that one of the Audit Committee’s responsibilities was to oversee financial disclosures. The reviewed charter was adopted by the Board on November 13, 2012 and a copy is available at http://www.cliffsnaturalresources.com.

The members of the Audit Committee are Richard A. Ross (Chairman), Andrés R. Gluski, Susan M. Green and Janice K. Henry, all of whom are independent of the Company in accordance with the listing standards of the NYSE and have the financial literacy and accounting or financial management expertise necessary to effectively discharge their responsibilities. The Audit Committee retains the Company’s independent auditors.

Management is responsible for the Company’s financial statements, systems of internal control and the financial reporting processes. Management also is responsible to attest, as of December 31, 2012, to the effectiveness of the Company’s system of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act.

The independent auditors are responsible for performing an audit of the Company’s consolidated financial statements in accordance with Public Company Accounting Oversight Board, or PCAOB, standards and to issue a report thereon. The independent auditors also are responsible for performing an audit of the Company’s system of internal control over financial reporting and to provide an independent attestation as of December 31, 2012.

The Audit Committee’s responsibility is to monitor and oversee these financial reporting processes on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements. The Audit Committee also reviewed management’s report on their review of the system of internal control over financial reporting.

In this context, the Audit Committee met nine times in 2012 and held discussions with management and the independent auditors. The Audit Committee also regularly met in separate executive sessions with the independent auditors, the Company’s Chief Risk Officer, who oversees internal audit and risk management, and Audit Committee members only.

Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed the consolidated financial statements and critical accounting policies with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed under PCAOB standards and any other matters required to be discussed under applicable standards, including the Statement on Auditing Standard No. 61, as amended by Auditing Standard No. 114 (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the PCAOB in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from the Company’s independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence and the Audit Committee discussed with the independent auditors that firm’s independence, including consideration of the compatibility of non-audit services with the auditors’ independence.

Based on the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee approved the audited consolidated financial statements for inclusion in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC.

R. A. Ross, Chairman

A. R. Gluski

S. M. Green

J. K. Henry

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PROPOSAL 6    RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

It is proposed that our shareholders ratify the appointment by the Audit Committee of Deloitte & Touche LLP, or Deloitte, as Cliffs’ independent registered public accounting firm, for the year ending December 31, 2013. We expect representatives of Deloitte to be present at the 2013 Annual Meeting and available to respond to appropriate questions submitted by shareholders. Such representatives will also be afforded an opportunity at such time to make such statements as they may desire.

Approval by the shareholders of the appointment of our independent registered public accounting firm is not required by law, any applicable stock exchange regulation or by our organizational documents, but the Audit Committee is submitting this matter to shareholders for ratification as a corporate governance practice. Ultimately, the Audit Committee retains full discretion and will make all determinations with respect to the appointment of the independent registered public accounting firm.

Independent Registered Public Accounting Firm Fees and Services

Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories (in thousands) are as follows:

	2012	2011
Audit Fees(1)	$3,656	$3,947
Audit-Related Fees(2)	273	552
Tax Fees(3)	-	48
All Other Fees(4)	-	345
TOTAL	$3,929	$4,892

(1)

Audit fees consist of fees billed, or to be billed, for professional services rendered for the audit of our annual consolidated financial statements and internal control over financial reporting as of and for the years ended December 31, 2012 and 2011; and reviews of our interim financial statements included in quarterly reports and services normally provided by our independent registered public accounting firm in connection with statutory filings.

(2)

Audit-related fees consist of fees billed, or to be billed, related to agreed-upon procedures and services normally provided by our independent registered public accounting firm in connection with regulatory filings.

(3)

Tax fees consist of fees billed, or to be billed, related to tax consulting services.

(4)

Other fees in 2011 consist of fees billed related to a strategic risk assessment.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval generally is provided for up to one year and any pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The Audit Committee has delegated pre-approval authority to the Audit Committee Chairman, or any Audit Committee Member in his absence, when services are required on an expedited basis, with such pre-approval disclosed to the full Audit Committee at its next scheduled meeting. None of the fees paid to the independent registered public accounting firm under the categories “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” described above were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established by the SEC.

The approval of Proposal 6 will pass with the affirmative vote of a majority of the shares present, in person or represented by proxy, at the 2013 Annual Meeting and entitled to vote on the proposal.

The Board unanimously recommends that you vote “FOR” Proposal 6 for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

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INFORMATION ABOUT SHAREHOLDER PROPOSALS AND COMPANY DOCUMENTS

Company Documents

Cliffs’ 2012 Annual Report to Shareholders, including financial statements, is being distributed to all shareholders together with this proxy statement in satisfaction of SEC requirements. Additional copies of the proxy materials and 2012 Annual Report are available upon request free of charge. To obtain copies of the proxy materials or 2012 Annual Report, please contact our Investor Relations Department to submit your request at (800) 214-0739, by email at ir@cliffsnaturalresources.com or visit our website at http://www.cliffsnaturalresources.com under the “Investors” section. You also may call this number to obtain directions to attend the annual meeting and vote in person.

Pursuant to SEC regulations, the material appearing under the captions “Audit Committee Report” and “Compensation Committee Report” are not deemed to be soliciting material or filed with the SEC or subject to Regulation 14A (other than provided therein) promulgated by the SEC or Section 18 of the Exchange Act except to the extent that we specifically incorporate this information by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Shareholder Proposals

To be included in the proxy statement and proxy card for the 2014 Annual Meeting of Shareholders, a shareholder proposal must be received by us on or before December 2, 2013 (or, if the date of the 2014 Annual Meeting is more than 30 days before or after the date of the 2013 Annual Meeting, a reasonable time before we begin to print and send our proxy materials) and must comply with Rule 14a-8 under the Exchange Act.

In accordance with Rule 14a-4 under the Exchange Act, if notice of a proposal by a shareholder intended to be presented at the 2014 Annual Meeting is received by us after February 15, 2014 (or, if the date of the 2014 Annual Meeting is more than 30 days before or after the date of the 2013 Annual Meeting, such notice is not received a reasonable time before we begin to print and send our proxy materials), the persons authorized under our management proxies may exercise discretionary authority to vote or act on such proposal if the proposal is raised at our 2014 Annual Meeting.

Proposals and other items of business should be directed to the Secretary by fax to (216) 694-6509 or by mail to Secretary, Cliffs Natural Resources Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114.

OTHER INFORMATION

The Company has made previous filings under the Securities Act of 1933, as amended, and the Exchange Act that incorporate future filings, including this proxy statement, in whole or in part. However, the materials appearing under the captions “Compensation Committee Report” and “Audit Committee Report” are not deemed to be soliciting material or filed with the SEC and shall not be incorporated by reference into any filings with the SEC except to the extent that we specifically incorporate this information by reference into any filing under the Securities Act or the Exchange Act.

Management does not know of any other items, other than those referred to in the accompanying Notice of Annual Meeting of Shareholders, which may properly come before the meeting or other matters incident to the conduct of the meeting. However, if any such other items shall properly come before the meeting, it is intended that the persons authorized under proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.

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Annex A

The full text of Article Fifth of the Company’s Second Amended Articles of Incorporation is proposed to be deleted in its entirety and replaced with the underlined language as set forth below. This amendment only will be adopted if Proposals 2, 3 and 4 are approved.

FIFTH: Subject to the last sentence of this Article FIFTH, in an election of Directors, a candidate shall be elected only if the votes cast for the candidate exceed the votes cast against the candidate. Abstentions shall not be counted as votes cast for or against a candidate. Notwithstanding the foregoing, if the Directors determine that in an election the number of candidates exceeds the number of Directors to be elected, then in that election, the nominees receiving the greatest number of votes shall be elected.

CLIFFS NATURAL RESOURCES INC. – 2013 Proxy Statement   A-1

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Annex B

The full text of Article SIXTH of the Company’s Second Amended Articles of Incorporation, as proposed to be amended and with additions underlined, is set forth below. This amendment will only be adopted if Proposals 2, 3 and 4 are approved.

SIXTH: (a) No holders of any class of shares of the Corporation shall have any preemptive right to purchase or to have offered to them for purchase, any shares or other securities of the Corporation, whether now or hereafter authorized.

(b) No holder of shares of the Corporation of any class, as such, shall have the right to cumulate the voting power in respect of those shares in the election of Directors and the right to cumulate the voting power in the election of Directors as provided in Section 1701.55 of the Ohio Revised Code is hereby specifically denied to all holders of shares of any class of the Corporation.

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Annex C

The full text of Article V, Section 4 of the amended Regulations, as it is proposed to be amended and with additions underlined, is set forth below. This amendment only will be adopted if Proposals 2, 3 and 4 are approved.

Section 4. Amendments. These Regulations may be amended (i) by the affirmative vote of the share holders of record entitled to exercise a majority of the voting power on such proposal or (ii) to the extent permitted by Chapter 1701 of the Ohio General Corporation Law, by the Directors.

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Annex D

Use of Non-GAAP Financial Measure

The proxy statement contains a financial measure that is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Cliffs has presented Adjusted Net Income from Continuing Operations attributable to Cliffs shareholders, which is a non-GAAP financial measure that management uses in evaluating operating performance. The presentation of this measure is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with U.S. GAAP. The presentation of this measure may be different from non-GAAP financial measures used by other companies. We provide a reconciliation of this measure to its most directly comparable GAAP measure in the table below.

	(In Millions)
	Year Ended December 31,
	2012	2011
Net Income (Loss) from Continuing Operations attributable to Cliffs Shareholders	$(935.3)	$1,599.0
Non-Cash Charges:
Goodwill impairment charges	(1,000.0)	(27.8)
Goodwill impairment attributable to the noncontrolling interest	249.3	—
Wabush long-lived assets impairment charge	(49.9)	—
Amapá impairment charge	(365.4	—
AMT valuation allowance	(226.4)	—
Net Income from Continuing Operations attributable to Cliffs Shareholders - Adjusted	457.1	1,626.8
Income and Gain on Sale from Discontinued Operations, net of tax	35.9	20.1
Net Income Attributable to Cliffs Shareholders - Adjusted	$493.0	$1,646.9
Weighted average number of shares:
Basic	142.351	140.234
Employee stock plans	0.491	0.778
Diluted	142.842	141.012
Earnings per Common Share Attributable to Cliffs Shareholders - Adjusted Basic:
Continuing operations	$3.21	$11.60
Discontinued operations	0.25	0.14
	$3.46	$11.74
Earnings per Common Share Attributable to Cliffs Shareholders - Adjusted Diluted:
Continuing operations	$3.20	$11.54
Discontinued operations	0.25	0.14
	$3.45	$11.68

CLIFFS NATURAL RESOURCES INC. – 2013 Proxy Statement   D-1

CLIFFS

CLIFFS NATURAL RESOURCES INC.
ATTN: CAROLYN CHEVERINE
200 PUBLIC SQUARE, SUITE 3300
CLEVELAND, OH 44114-2315

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M53927-P33271 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CLIFFS NATURAL RESOURCES INC.

The Board of Directors recommends you vote FOR the following nominees:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. J.A. Carrabba	☐	☐	☐
1b. S.M. Cunningham	☐	☐	☐
1c. B.J. Eldridge	☐	☐	☐
1d. A.R. Gluski	☐	☐	☐
1e. S.M. Green	☐	☐	☐
1f. J.K. Henry	☐	☐	☐
1g. J.F. Kirsch	☐	☐	☐
1h. F.R. McAllister	☐	☐	☐
1i. R.K. Riederer	☐	☐	☐
1j. T.W. Sullivan	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

We encourage you to take advantage of convenient ways to vote the common shares. You may appoint your proxies to vote these common shares electronically through the Internet or via toll-free telephone, 24 hours a day, 7 days a week. Please note that all proxy appointments through the Internet or by telephone must be received by 11:59 p.m., May 6, 2013.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M53928-P33271

PROXY - CLIFFS NATURAL RESOURCES INC.

NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING

Susan M. Cunningham, Susan M. Green, James F. Kirsch, Francis R. McAllister, and Richard K. Riederer, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Cliffs Natural Resources Inc. to be held on May 7, 2013 or at any postponement or adjournment thereof.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side